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MASTER PROFESSIONAL SERVICES AGREEMENT
This Master Professional Services Agreement is entered into effective January 1, 2020 (the “Effective Date”) by and between Allianz Life Insurance Company of North America (“AZL”), a Minnesota corporation having a principal place of business located at 5701 Golden Hills Drive, Golden Valley, Minnesota 55416, Tata Consultancy Services Limited (“Supplier”), a company incorporated under the laws of the Republic of India and having its corporate headquarters at “REDACTED” with branch office at “REDACTED”
For avoidance of doubt, for purposes of this Master Professional Services Agreement, “Allianz” means Allianz Life Insurance Company of North America and any AZL affiliate executing a Subscription Agreement.
WHEREAS, AZL and Supplier entered a contractual relationship by virtue of AZL executing a Subscription Agreement pursuant to the Master Professional Services Agreement between Allianz of America (“AZOAC”) and Supplier on September 28, 2007, as amended and restated previously on January 1, 2014 that terminates at the end of the day of December 31, 2019 (the “Expiring Agreement”); and
WHEREAS, AZL is the only Eligible Recipient (as defined in the Expiring Agreement) receiving products and services from Supplier under the Expiring Agreement and desires to be the named contract party in any continuing agreement; and
WHEREAS, AZL desires to continue to procure from Supplier, and Supplier desires to continue to provide to AZL and the Eligible Recipients, certain products and services described in this Agreement but on the terms and conditions specified herein;
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Allianz and Supplier (collectively, the “Parties” and each, a “Party”) hereby agree as follows:
1 INTRODUCTION
1.1     Framework Approach.
(a)
Master Professional Services Agreement.  The body of this agreement (i.e., the introductory paragraph through Article 21) and all exhibits and annexes hereto (the “Master Professional Services Agreement” or “MPSA”) sets forth terms and conditions pursuant to which the Parties’ may enter into Service Descriptions and Statements of Work for the provision of Services.

(b)
Service Descriptions and Statements of Work.  To the extent the Parties desire to enter into an agreement for Supplier to perform Services, the Parties shall execute a specific Service Description (defined below) subject to and governed by, this MPSA, and/or Statements of Work (defined below) a form for which is set forth in Schedule 24.  Each specific service description, together with any Statement(s) of Work governed by the specific service description, exhibits, schedules, attachments, appendices or annexes thereto, shall be referred to as a “Service Description.”  After execution of a Service Description, the Parties may add Services to be provided under such Service Description by executing a work order referring to the applicable Service Description (each, together with any schedules, exhibits, attachments, appendices or annexes thereto, a “Statement of Work”).  In the event required Services are not adequately addressed in an existing Service Description, the Parties may enter into Statements of Work referring to this MPSA and the Services described Schedule 2 of the MPSA instead of a separate Service Description.  Service Descriptions and Statements of Work are not binding on the Parties until fully executed by authorized representatives of each Party.

(c)
Relationship of the Master Professional Services Agreement, Service Descriptions and Statements of Work.  The term “Agreement” means, collectively, the MPSA and Service Descriptions and the Statements of Work.  Unless and to the extent expressly excluded in a particular Service Description or Statement of Work, all of the terms and conditions of this MPSA shall be deemed to be incorporated into such Service Description or Statement of Work, unless, given the context of a particular term or condition, the term or condition is clearly inapplicable to such Service Description or Statement of Work.

(d)
References.  References to a Schedule, Attachment, Appendix or Annex include all documents subsidiary to such document.  For example, a reference to Schedule 3 will include reference to Attachments 3-A, 3-B, and 3-C to Schedule 3.

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1.2	Definitions.
Except as otherwise expressly provided in this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1.
1.3	Other Terms
The terms defined in Schedule 1 include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.  Article, Section, Subsection, Schedule, Attachment, Service Description and Statement of Work references refer to articles, sections and subsections of, and Schedules, attachments, Service Descriptions and Statements of Work to, this Agreement.  The words “include” and “including” shall not be construed as terms of limitation.  The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year.  As stated in Section 21.3, the words “notice” and “notification” and their derivatives mean notice or notification in writing.  As stated in Section 10.1(c), unless otherwise agreed in advance by the Allianz Relationship Manager, Allianz approval, consent, authorization or agreement means approval, consent, authorization or agreement in writing.  Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.
2 CONTRACT DOCUMENTS
2.1	Associated Contract Documents.
This Agreement includes (i) each Service Description and Statement of Work executed by the Parties pursuant to Section 4.8 and (ii) each of the following Schedules and their attachments, all of which are attached to this Agreement and incorporated into this Agreement by this reference.  Unless otherwise expressly stated, references to specific Schedules include all numbered subsidiary Attachments (e.g., references to Schedule 2 include not only Schedule 2, but also Attachments 2-A, 2-B, 2-C, 2-D and 2-E).
Schedule 1	Definitions
Schedule 2	Available Services Description
Attachment 2-A AZL Rules
Attachment 2-B AZL Code of Conduct
Attachment 2-C Change Control Procedures
Attachment 2-D AZL Standards, including Technical, Architecture, and Security Standards
Attachment 2-E Disaster Recovery/Business Continuity Plans
Schedule 3	Service Levels
Attachment 3-A	Service Levels Matrix
Attachment 3-B	Service Level Definitions
Attachment 3-C	Critical Deliverables

Schedule 4	Pricing and Financial Provisions
Attachment 4-A	Rate Card
Attachment 4-B	Financial Responsibility Matrix
Attachment 4-C	AZL Base Case
Attachment 4-D	Resource Units/Resource Baselines
Attachment 4-E	Pass Through Expenses/Out-of-Pocket Expenses
Attachment 4-F	Termination Charges
Attachment 4-G	Insurance
Schedule 5	Transitioned Employees, Affected Employees or Affected Contractors – Offer and Employment Terms
Schedule 6	Governance
Schedule 7.1	Allianz Facilities
Schedule 7.2	Supplier Facilities
Schedule 7.3	Allianz Sites

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Schedule 8	Transition Plan
Attachment 8-A	Detailed Transition Plan
Schedule 9	Projects
Schedule 10	Equipment
Attachment 10-A	Allianz Provided Equipment
Schedule 11	Software
Schedule 12	Third Party Contracts
Schedule 13	Reports
Schedule 14	Satisfaction Surveys
Schedule 15	Key Supplier Personnel
Schedule 16.1	Subcontractors
Schedule 16.2	Managed Third Parties
Schedule 17	Termination Assistance Service
Schedule 18	Termination/Expiration Rights
Schedule 19	Direct Allianz Competitors
Schedule 20	Direct Supplier Competitors
Schedule 21	Dispute Resolution Procedures
Schedule 22	Form of Non-Disclosure Agreement
Schedule 23	Form of Invoice
Schedule 24	Form of Statement of Work
Schedule 25	Insurance Requirement
Schedule 26	Form of Source Code Escrow Agreement
Schedule 27	Form of Subscription Agreement

3 TERM
3.1	Initial Term, Extension
The Term of this Agreement shall commence as of the Effective Date and continue until “REDACTED”, unless this Agreement is terminated as provided herein or extended as provided below or in Section 4.3(a)(1), in which case the Term shall end, on the effective date of such termination or the date to which this Agreement is extended.  By giving notice to Supplier no less than ninety (90) days prior to the expiration date of the Term or any extension, AZL shall have the right to extend the Term, in the aggregate, for up to one (1) year on the same rates, charges, terms and conditions set forth in this Agreement.  No Termination Charges shall be applicable to any termination on or after the expiration of the Term or any agreed upon term stated in any Service Description or Statement of Work, as applicable.
3.2	Service Description and Statement of Work Term.
Each Service Description and Statement of Work shall state an effective day for the Service Description or Statement of Work and shall continue until the expiration date set forth in such Service Description or Statement of Work, unless the Service Description or Statement of Work or this Agreement is terminated as provided herein or extended as provided in this Section 3.2 or 4.3(a)(1), in which case it shall end at 11:59:59 p.m., Central Time, on the effective date of such termination or the date to which this Agreement is extended (the “Work Term').  By giving notice to Supplier at least thirty (30) days prior to the expiration of the Work Term, AZL may extend the Work Term for up to one (1) year on the same rates, charges, terms and conditions set forth in such Service Description or Statement of Work.  If this Agreement is terminated or expires prior to the termination or expiration of the Work Term for any Service Description or Statement of Work, the terms and conditions of this Agreement shall continue to apply but only with respect to such existing Service Description or Statement of Work.

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4 SERVICES
4.1	Overview.
(a)
   Services.  Commencing on the Effective Date or the applicable Service Description or Statement of Work Effective Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the applicable Transition Plan), Supplier shall provide the Services to Allianz, and, upon Allianz’s request, to Eligible Recipients and Authorized Users designated by Allianz. The Services shall consist of the following, as they may evolve during the Term of this Agreement or a Subscription Agreement or the Term of the applicable Service Description or Statement of Work or be supplemented, enhanced, modified or replaced, in each case in accordance with this Agreement:

(i)
The services, functions and responsibilities described in this Agreement and its Schedules and Attachments, and the Subscription Agreements, Service Description and  Statements of Work, which include the following:

(1)	Transition Services, as described in Sections 4.2 and Schedule 8 or in the applicable Statement of Work;
(2)	Services, performed in accordance with the Service Standards as further described in Schedule 2 and/or in the applicable Service Description or Statement of Work;
(3)	Projects, as further described in Section 4.5 and Schedule 9 or in the applicable Statement of Work;
(4)	New Services, as further described in Section 4.4 or in the applicable Statement of Work; and
(5)	Termination Assistance Services, as described in Section 4.3 and Schedule 17 or in the applicable Statement of Work.
(ii)
With respect to any Service Description, Project, or Statement of Work for BPO/Application Services, to the extent applicable, the BPO/Application related services, functions and responsibilities performed during the twelve (12) months preceding the Effective Date or the applicable Service Description or Statement of Work Effective Date by Allianz Personnel, even if the service, function, or responsibility is not specifically described in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work (provided that, in the event of a direct conflict the scope of services as described in this Section 4.1(a)(ii), this Section 4.1(a)(ii) shall not be construed as altering and/or superseding the applicable Subscription Agreement, Service Description or Statement of Work); and

(iii)
With respect to any Service Description, Project, or Statement of Work for BPO/Application Services to the extent applicable, the BPO/Application related services, functions and responsibilities reflected in those categories of the AZL Base Case which Supplier is assuming pursuant to this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work (provided that, in the event of a direct conflict between Schedule 2 or the applicable Statement of Work and the scope of services as described in this Section 4.1(a)(iii), this Section 4.1(a)(iii) shall not be construed as altering and/or superseding Schedule 2 or the applicable Statement of Work).

(b)
Included Services.  If any subtasks not specifically described in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work are an inherent or necessary part of the Services or are required for proper performance or provision of the Services in accordance with this Agreement or such Subscription Agreement, Service Description or Statement of Work, they shall be deemed to be included within the scope of the Services to be delivered for the agreed upon Charges, as if such subtasks were specifically described in this Agreement or such Subscription Agreement, Service Description or  Statement of Work, unless and to the extent such subtasks are expressly excluded from the scope of the Services to be delivered by Supplier or identified as a retained responsibility of Allianz.

(c)
Required Resources.  Except as otherwise expressly provided in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall be responsible for providing the facilities, personnel, Equipment, Software, technical knowledge, expertise and other resources necessary to provide the Services.

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(d)
Supplier Responsibility.  Supplier shall be responsible for the provision of the Services in accordance with this Agreement and Subscription Agreements and the applicable Service Levels even if, by agreement of the Parties, such Services are actually performed or dependent upon services performed by (i) Subcontractors, (ii) non-Supplier Personnel, including Allianz employees, for whom Supplier is financially or operationally responsible under this Agreement or a Subscription Agreement, or (iii) Managed Third  Parties, to the extent provided in Schedule 16.2.

(e)
Electronic Delivery.  To the maximum extent possible, and except as otherwise directed by Allianz or expressly provided in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall deliver all Software (including any enhancements or Upgrades), documentation, reports and other contract deliverables to Allianz and the Eligible Recipients at the designated Allianz Site (i) by electronic transmission or downloaded from the internet or other telecommunication network connection or (ii) by load and leave via a secure on-line connection (where no tangible storage media is physically transferred to Allianz or the Eligible Recipients).

4.2	Transition Services.
(a)
Transition.  During the Transition Period, if any, set forth in a Service Description or Statement of Work, Supplier shall perform the Transition Services and provide the deliverables described in the Transition Plan, which is attached to the applicable Subscription Agreement, Service Description or Statement of Work.  If any services, functions or responsibilities not specifically described in the Transition Plan are an inherent or necessary part of the Transition Services or are required for the proper performance of the Transition Services in accordance with this Agreement or such Subscription Agreement, Service Description or Statement of Work, they shall be deemed to be included within the scope of the Transition Services to be delivered for no additional charge, as if such services, functions or responsibilities were specifically described in the Transition Plan. During the Transition Period, Allianz will perform those tasks which are designated to be Allianz’s responsibility in the Transition Plan (which shall be deemed to include any services, functions or responsibilities not specifically described in the Transition Plan that are an inherent or necessary part of, or are required for the proper performance of, what are described in the Transition Plan as Allianz responsibilities); provided, however, that, Allianz shall not be obligated to perform any tasks during the Transition Period that are not set forth as Allianz responsibilities in such Transition Plan.  Unless otherwise agreed, Allianz shall not incur any charges, fees or expenses payable to Supplier or third parties in connection with the Transition Services, other than those charges, fees and expenses specified in Schedule 4 or the applicable Subscription Agreement, Service Description or Statement of Work and those incurred by Allianz in connection with its performance of tasks designated in the Transition Plan as Allianz’s responsibility.

(b)
Content of Transition Plan.  Prior to any applicable Subscription Agreement, Service Description Statement of Work Effective Date, Supplier shall deliver and the Parties shall agree upon a high-level Transition Plan that identifies (i) the transition activities and deliverables to be completed by Supplier, (ii) the date(s) by which each Transition Milestone is to be completed (“Transition Milestones”), (iii) the Deliverable Credits associated with the failure to meet specific Transition Milestones, and (iv) any transition responsibilities to be performed or transition resources to be provided by AZL or the Eligible Recipients.  Within thirty (30) days after the applicable Subscription Agreement, Service Description Statement of Work Effective Date, as the case may be, Supplier shall deliver to Allianz a detailed Transition Plan for Allianz’s review, comment and approval.  The proposed detailed Transition Plan shall describe in greater detail the transition activities and deliverables to be completed by Supplier and Allianz and the significant components and subcomponents of each such activity and deliverable, but, unless otherwise agreed by Allianz, shall be consistent in all material respects with the initial Transition Plan, including the activities, deliverables, Transition Milestones and Deliverable Credits described therein.  Upon approval by Allianz, the detailed Transition Plan shall be appended to the applicable Subscription Agreement, Service Description or Statement of Work.

(c)
Performance.  Supplier shall perform the Transition Services described in the Transition Plan in accordance with the schedule and the Transition Milestones set forth therein.  Supplier shall provide all cooperation and assistance reasonably required or requested by Allianz in connection with Allianz’s evaluation or testing of the deliverables set forth in the Transition Plan.  Supplier shall perform the Transition Services in a manner so as to avoid or minimize to the extent reasonably possible any (i) disruption or adverse impact on the business or operations of Allianz or the Eligible Recipients, (ii) degradation of the Services then being received by Allianz or the Eligible Recipients, or (iii) disruption or interference with the ability of Allianz or the Eligible Recipients to obtain the full benefit of the Services, except as may be otherwise provided in the Transition Plan.  Prior to undertaking any transition activity, Supplier shall discuss with Allianz all known Allianz-specific material risks and shall not proceed with such activity until Allianz is

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(d)
reasonably satisfied with the plans with regard to such risks (provided, however, that, neither Supplier’s disclosure of any such risks to Allianz, nor Allianz’s acquiescence in Supplier’s plans, shall operate or be construed as limiting Supplier’s responsibilities under this Agreement or a Subscription Agreement, Service Description or Statement of Work).  Supplier shall identify and resolve, with Allianz’s reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that is Supplier’s responsibility and shall assist Allianz with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that is Allianz’s responsibility.

(e)
Meetings; Reports.  Supplier shall meet at least weekly with Allianz to report on its progress in performing its responsibilities and meeting the timetable set forth in the Transition Plan for the applicable Subscription Agreement, Service Description or Statement of Work.  Supplier shall include Supplier Personnel in such meetings as and to the extent appropriate or requested by Allianz.  Supplier also shall provide written reports to Allianz at least weekly (or at such intervals as may be set forth in the applicable Subscription Agreement, Service Description or Statement of Work) regarding such matters, and shall provide oral reports more frequently if reasonably requested by Allianz.  Promptly upon receiving any information indicating that Supplier may not perform its responsibilities or meet the timetable set forth in the Transition Plan, Supplier shall notify Allianz in writing of material delays and shall identify for Allianz’s consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

(f)
Suspension or Delay of Transition Activities.  Allianz reserves the right, in its sole discretion, to suspend or delay the performance of the Transition Services and/or the transition of all or any part of the Services under a Statement of Work.  If Allianz elects to exercise such right, then, to the extent Allianz’s decision is based on Supplier’s failure to perform its obligations with respect to the Transition Services under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Allianz shall not incur any additional Charges or reimbursable expenses in connection with such decision.  To the extent Allianz’s decision is not based on Supplier’s failure to perform its obligations under this Agreement or the Subscription Agreement or applicable Service Description or Statement of Work, Allianz shall equitably adjust the impacted Transition Milestones and shall, in addition to paying any applicable Charges for Services or Supplier Personnel that Supplier continues to provide, reimburse Supplier for any additional expenses ("costs") reasonably incurred by Supplier as a result of such decision (provided Supplier notifies Allianz in advance of such costs, obtains Allianz’s approval prior to incurring such costs, establishes a reasonable cap on such costs, and uses commercially reasonable efforts to minimize such costs).

(g)
Failure to Meet Transition Milestones. The Parties acknowledge and agree that the Transition Plan under the applicable Subscription Agreement, Service Description or Statement of Work may specify various Transition Milestones by which material transition activities and/or deliverables are to be completed. Except as provided in Section 10.2 or 18.2 of this Agreement or Section 14 of Exhibit 3, if Supplier fails to meet such a Transition Milestone, Supplier shall pay Allianz the Deliverable Credits specified in the applicable Transition Plan for such Transition Milestone. Neither the Transition Services nor the activities and deliverables associated with individual Transition Milestones will be deemed complete until Allianz’s Acceptance of such activities and deliverables in accordance with the Acceptance criteria, testing plans, and other processes and standards identified in the Transition Plan.

(h)
Termination for Cause.  Notwithstanding the foregoing, and in addition to any other termination right Allianz may have under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Allianz may terminate this Agreement or such Subscription Agreement, Service Description or Statement of Work in whole or in part for cause if (i) Supplier materially breaches its obligations with respect to the provision of Transition Services and fails to cure such breach within fifteen (15) days after its receipt of notice, or (ii) Supplier fails to meet a Transition Milestone and such failure constitutes a material breach of this Agreement or such Subscription Agreement, Service Description or Statement of Work and Supplier fails to cure such breach within fifteen (15) days after its receipt of notice.  In all such events, subject to Section 18.3, Allianz may recover the damages suffered by Allianz or the Eligible Recipients in connection with such a termination, provided that, if such a termination is based on Supplier’s failure to meet a Transition Milestone, Supplier shall be entitled to set-off against such damages any Deliverable Credits Supplier has paid for the failure to meet such Transition Milestone.

4.3	Termination Assistance Services.
(a)
Availability.  As part of the Services, and for the Charges set forth in Sections 4.3(b)(7) and 4.3(b)(8) and the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall provide to Allianz, the

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(b)
Eligible Recipients and/or their designee(s) the Termination Assistance Services described in Section 4.3(b) and Schedule 17 or the applicable Subscription Agreement, Service Description or Statement of Work.

(1)
Period of Provision.  Supplier shall provide Termination Assistance Services to Allianz and its designee(s), commencing upon a 30 days prior written request for Termination Assistance Services specifying the period for such request (not exceeding eighteen (18) months following the effective date of the notice of removal of the Services, or, if applicable, the expiration or termination of the Term with respect to affected Services.

(2)	Intentionally omitted.
(3)
Firm Commitment.  Supplier shall provide Termination Assistance Services to Allianz, the Eligible Recipients, and/or their designee(s), regardless of the reason for such expiration or termination; provided that, if a Subscription Agreement, Service Description or Statement of Work is terminated by Supplier under Section 20.1(b) for Allianz’s failure to pay undisputed amounts, Supplier may require payment in advance for Termination Assistance Services to be provided or performed under this Section 4.3 and, if the total undisputed amount as of the date of such termination is more than twice the average monthly charges under such Subscription Agreement, Service Description or Statement of Work, Supplier may require payment of such overdue amount within thirty (30) days of Supplier's written demand for such payment.  At Allianz’s request, Supplier shall provide Termination Assistance Services directly to an Eligible Recipient or an Entity acquiring Control of an Eligible Recipient.

(4)
Performance.  All Termination Assistance Services shall be provided subject to and in accordance with the terms and conditions of this Agreement and the applicable Subscription Agreements, Service Description and Statements of Work.   Supplier shall perform the Termination Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as it provided and was required to provide the same or similar Services during the Term or the applicable Work Term.  To the extent Allianz requests the continuation of all or part of the Services in accordance with Section 4.3(b)(7), the quality and level of performance of such Services following the expiration or termination date or Supplier’s receipt of a notice of termination or non-renewal shall continue to meet or exceed the Service Levels and shall not be degraded or deficient in any respect.  Service Level Credits shall be assessed for any failure to meet Service Levels during the Termination Assistance Services period.  Supplier Personnel (including all Key Supplier Personnel) who are reasonably considered by Allianz to be critical to the performance of the Services and Termination Assistance Services shall be retained on the Allianz account through the completion of all relevant Termination Assistance Services.

(5)
Advance Payment.  If Allianz is obligated under Section 4.3(a)(3) to pay in advance for Termination Assistance Services, Supplier shall present an invoice for the estimated Charges at least twenty (20) days prior to the beginning of the month in which such Services are to be provided.  Subject to Section 12.4, Allianz shall then pay such Charges on or before the first day of such month.  The estimated Charges shall then be reconciled with the actual Charges for Termination Assistance Services provided in such month, and any additional Charges or credits will be reflected on the next invoice delivered after the end of such month.  If Allianz fails to pay undisputed Charges for Termination Assistance Services on or before the first day of the month and fails to cure such default within twenty (20) days of notice from Supplier of its intention to terminate on this basis, Supplier may terminate the relationship without limiting any remedies available to Supplier and Supplier shall thereafter be relieved of any further responsibility to provide Termination Assistance Services.

(c)
Scope of Termination Assistance Services.  At Allianz's request, the Termination Assistance Services provided by Supplier shall include the services, functions and responsibilities described in Schedule 17 and the applicable Subscription Agreements, Service Description, or Statements of Work, as well as those described below.

(1)
General Support.  At Allianz's request, Supplier shall (i) assist Allianz, an Eligible Recipient and/or their designee(s) in developing a written transition plan for the transition of the Services to Allianz, such Eligible Recipient, or their designee(s), which plan shall include (as requested by Allianz) capacity planning, business process planning, facilities planning, human resources planning, technology planning, telecommunications planning and other planning necessary to effect the transition, (ii) perform programming and consulting services to assist in implementing the transition plan, (iii) familiarize personnel designated by Allianz, an Eligible

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Recipient and/or their designee(s) in the use of any work instructions and work procedures and any Equipment, Software, Systems, Materials and tools used in connection with the provision of the Services, (iv) catalog all work instructions, work procedures, Software, Allianz Data, Equipment, Materials, Third Party Contracts and tools used to provide the Services, (v) provide machine readable and printed listings and associated documentation for source code for Software owned by Allianz and source code to which Allianz is entitled under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work and assist in its re-configuration, (vi) provide reasonable details with respect to the Software used by Supplier to provide the Services, (vii) assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition to Allianz, an Eligible Recipient and/or their designee(s), (viii) create and provide copies of the Allianz Data in the format and on the media reasonably requested by Allianz, an Eligible Recipient and/or their designee(s), (x) provide applicable work instructions and work procedures in the format and on the media reasonably requested by Allianz, and (xi) provide other technical assistance requested by Allianz.
(2)	Hiring/Extended Availability.
At Allianz's request, Supplier shall promptly make available to Allianz or the applicable Eligible Recipient any Supplier Personnel assigned to the performance of the Services as of the date of the applicable notice of termination and/or the expiration or termination of the applicable, Service Description or Statement of Work or Subscription Agreement for an additional period of up to three (3) years following the completion of all Termination Assistance Services under Section 4.3(b)(7).  Allianz shall pay for such Supplier Personnel on a time and material basis at the rates set forth in Section 4.3(b)(8).  It is understood and agreed that the hiring restrictions set forth in this Section 4.3(b)(2) and Section 21.14 shall apply until six (6) months after the termination of his or her employment or the cessation of his or her performance of Services pursuant to this provision.   However, if Supplier fails to make such Supplier Personnel available on such basis, the hiring restrictions set forth in this Section 4.3(b)(2) and Section 21.14 shall not apply with respect to such Supplier Personnel, and Allianz, the Eligible Recipient(s) and/or their designee(s) shall be permitted to undertake, without interference from Supplier, Supplier Subcontractors or Supplier Affiliates, to hire such Supplier Personnel.
(3)
Software.  As provided in Section 14.6, and subject to Section 6.4(c), Supplier shall provide, and hereby grants certain license, sublicense and/or other rights to certain Software and other Materials used by Supplier, Supplier Affiliates or Subcontractors in performing the Services to Allianz, the Eligible Recipient(s) and/or their designee(s).

(4)
Equipment.  Subject to Section 6.4(c), Allianz, the Eligible Recipient(s) and/or their designee(s) shall have the right (but not the obligation) to purchase, or assume the lease for, any Equipment owned or leased by Supplier that is primarily used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services.  Such Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services requiring such Equipment requested by Allianz under Section 4.3(b)(7), whichever is later. Supplier shall, at no additional charge to Allianz, maintain such Equipment through the date of transfer so as to be eligible for the applicable manufacturer’s maintenance program, if any.  In the case of Supplier-owned Equipment, Supplier shall grant to Allianz, the Eligible Recipients and/or their designee(s) a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances.  Such conveyance by Supplier to Allianz, the Eligible Recipients and/or their designee(s) shall be at fair market value.  At Allianz’s request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase.  In the case of Supplier leased Equipment, Supplier shall (i) represent and warrant that the lessee is not in default under the lease and that all lease payments have been made through the date of transfer, and (ii) notify Allianz of any lessor defaults of which it is aware at the time.

(5)
Allianz Facilities, Equipment and Software.  Supplier shall vacate the Allianz Facilities and return to Allianz, if not previously returned, any Allianz owned Equipment (including Allianz Provided Equipment as defined in Section 6.4(e)), Allianz leased Equipment, Allianz Owned Materials and Allianz licensed Third Party Materials (including Software), in condition at least as good as the condition when made available to Supplier, ordinary wear and tear excepted.  Supplier shall vacate such Allianz Facilities and return such Equipment, Materials and Software at the expiration or termination date or the completion of any Termination Assistance Services

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requiring such Allianz Facilities, Equipment, Materials and Software requested by Allianz under Section 4.3(b)(7), whichever is later.
(6)
Supplier Subcontractors and Third Party Contracts.  Supplier shall provide prompt notice to Allianz of all subcontracts and Third Party Contracts used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services.  Subject to Section 6.4(c), Supplier shall, at Allianz’s request, cause any such Subcontractors, Supplier Affiliates, or third party contractors to permit Allianz, the Eligible Recipient(s) and/or their designee(s) to assume prospectively any or all such contracts or to enter into new contracts with Allianz, the Eligible Recipient(s) and/or their designee(s) on substantially the same terms and conditions, including price.  Supplier shall so assign the designated subcontracts and Third Party Contracts or cause such contracts to be assigned to Allianz, the Eligible Recipient(s) and/or their designee(s) as of the expiration or termination date or the completion of any Termination Assistance Services requiring such subcontracts or Third Party Contracts requested by Allianz under Section 4.3(b)(7), whichever is later.  Unless otherwise agreed by Allianz pursuant to Section 6.4(c), there shall be no charge or fee imposed on Allianz, the Eligible Recipient(s) and/or their designee(s) by Supplier or its Subcontractors, Affiliates or third party contractors for such assignment.  Supplier shall (i) represent and warrant that it is not in default under such subcontracts and Third Party Contracts and that all payments have been made thereunder through the date of assignment, and (ii) notify Allianz of any Subcontractor’s or third party contractor’s default with respect to such subcontracts and Third Party Contracts of which it is aware at the time.

For the avoidance of doubt, it is understood and agreed that Allianz and the Eligible Recipients, acting reasonably and in good faith, retain the right to contract directly with any Subcontractor or third party utilized by Supplier, Supplier Subcontractors or Supplier Affiliates to perform any Services.
(7)
Continuation of the Affected Services.  At Allianz’s prior written request of at least 30 days, Supplier shall continue providing to the Eligible Recipient(s) any or all of the affected Services after their anticipated removal, expiration or termination date up to such period determined according to subsection Section 4.3(a)(1) above.  Supplier shall provide any such affected Services subject to and in accordance with the terms and conditions of this Agreement and Allianz shall pay Supplier the Charges specified in the applicable Service Description or Statement of Work that Allianz would have been obligated to pay Supplier for such affected Services if the Agreement had not yet expired or been terminated or had the affected Services not been removed.  To the extent Allianz requests a portion of the Services included in a particular Charge, the amount to be paid by Allianz will be equitably adjusted to reflect the portion of the affected Services included in such Charge that Supplier will not be providing or performing.

(8)
Rates and Charges.  Except as provided below and in Sections 4.3(b)(7), to the extent the Termination Assistance Services requested by Allianz can be provided by Supplier using personnel and resources already assigned to AZL, there will be no additional charge to Allianz for such Termination Assistance Services.  If Termination Assistance Services requested by Allianz cannot be provided by Supplier using Supplier Personnel then assigned to Allianz without adversely affecting Supplier’s ability to meet its performance obligations, Allianz, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such Termination Assistance Services using such personnel. To the extent Allianz authorizes Supplier to use additional Supplier Personnel to perform Termination Assistance Services requested by Allianz, Allianz shall pay Supplier the rates and charges specified in the applicable Subscription Agreement, Service Description or Statement of Work, or, if no such rates and charges are specified therein, a negotiated fee which shall be no less favorable to Allianz than the lower of the most favorable rates available under then-current Allianz/Supplier contracts for comparable services or Supplier’s then current commercially available rates, for the additional Supplier Personnel required to perform such Termination Assistance Services (but only if Supplier notifies Allianz in advance of such Charges, obtains Allianz’s approval prior to incurring such Charges, and uses commercially reasonable efforts to minimize such Charges).

(9)
Resources.  Supplier shall ensure that, at all times during the Term or the applicable Subscription Agreement, Service Description or Statement of Work Term on thirty (30) days’ notice, it is able to deploy all necessary resources to perform Termination Assistance Services in accordance with this Section 4.3.

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4.4	New Services.
(a)
Procedures.  If Allianz requests that Supplier perform any New Services reasonably related to the Services or other services generally provided by Supplier, Supplier shall promptly prepare a New Services proposal for Allianz’s consideration. Unless otherwise agreed by the Parties, Supplier shall prepare such New Services proposal at no additional charge to Allianz and shall use commercially reasonable efforts to deliver such proposal to Allianz within ten (10) business days of its receipt of Allianz’s request; provided, that if Supplier cannot complete a New Services proposal within such ten (10) day period using reasonable efforts, Supplier shall so notify Allianz within such ten (10) day period and complete such proposal as soon as practicable, but in no event later than thirty (30) days after Allianz’s initial request, unless a period longer than thirty (30) days is mutually agreed to by the Parties.  Supplier shall respond more quickly, upon Allianz’s request, in the case of a pressing business need or an emergency situation.  Allianz shall provide such information as Supplier reasonably requests in order to prepare such New Service proposal.  Allianz may accept or reject any New Services proposal in its sole discretion and Supplier shall not be obligated to perform any New Services to the extent the applicable proposal is rejected.  Unless the Parties otherwise agree, if Allianz accepts Supplier’s proposal, Supplier will perform the New Services and be paid in accordance with the proposal submitted by Supplier, as such proposal may have been modified by agreement of the Parties, and the provisions of this Agreement.  Upon Allianz’s acceptance of a Supplier proposal for New Services, the scope of the Services will be expanded and this Agreement will be modified to include such New Services in the form of a new Service Description or Statement of Work.  Notwithstanding any provision to the contrary, (i) Supplier shall act reasonably and in good faith in formulating its pricing proposal, (ii) Supplier shall identify potential means of reducing the cost to Allianz, including utilizing Subcontractors as and to the extent appropriate, (iii) such pricing proposal shall be no less favorable to Allianz than the pricing and labor rates set forth herein for comparable Services, and (iv) such pricing proposal shall take into account the existing and future volume of business between Allianz and Supplier.  If Allianz requests additional Services and Supplier and Allianz disagree about whether such requested Services constitute New Services, then the Parties shall meet and discuss such disagreement in good faith, provided that during the discussions and until completion, Supplier shall not be required to perform such requested additional Services.  If the Parties cannot agree on whether such requested Services constitute New Services within thirty (30) days of the commencement of such discussions, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19.

(b)
Use of Third Parties.  Allianz may elect to solicit and receive bids from third parties to perform any New Services.  If Allianz elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement, and (ii) Supplier shall reasonably cooperate with such third parties as provided in Section 4.7.

(c)
Services Evolution and Modification.  The Parties anticipate that the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering Services and changes in the businesses of Allianz and the Eligible Recipients.  The Parties acknowledge and agree that these changes will modify the Services and will not be deemed to result in New Services unless the changed services meet the definition of New Services.

(d)
Authorized User and Eligible Recipient Requests.  Supplier shall promptly inform the AZL Relationship Manager or his or her designee of requests for New Services from Authorized Users or Eligible Recipients, and shall submit any proposals for New Services to the AZL Relationship Manager or his or her designee.  Supplier shall not agree to provide New Services to any Authorized Users or Eligible Recipients without the prior written approval of the AZL Relationship Manager or his or her designee.   If Supplier renders any services to any Eligible Recipient or Authorized User in violation of this provision without the prior written agreement or approval of the AZL Relationship Program Manager or his or her designee, then AZL shall not be responsible for any charges for such services so rendered by Supplier.

(e)
Efforts to Reduce Costs and Charges.  From time to time, Allianz may request that the Parties work together to identify ways to achieve reductions in the cost of service delivery and corresponding reductions in the Charges to be paid by Allianz by modifying or reducing the nature or scope of the Services to be performed by Supplier, the applicable Service Levels or other contract requirements.  If requested by Allianz, Supplier shall promptly prepare a proposal at a level of detail sufficient to permit Allianz to make an informed business decision identifying all viable

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means of achieving the desired reductions without adversely impacting business objectives or requirements identified by Allianz.  In preparing such a proposal, Supplier shall give due consideration to any means of achieving such reductions proposed by Allianz. Supplier shall negotiate in good faith with Allianz about each requested reduction in Charges and, without disclosing the actual cost of providing the Services, shall identify for Allianz if and to what extent the cost of service delivery may be reduced by implementing various changes in the contract requirements.  Allianz shall not be obligated to accept any proposal and Supplier shall not be obligated to implement any change that affects the terms of this Agreement or a Subscription Agreement, Service Description or Statement of Work unless and until such change is reflected in a written amendment to this Agreement or such Subscription Agreement, Service Description or Statement of Work.
4.5	Billable Projects.
(a)
 Procedures and Performance.  Supplier shall perform Projects requested and approved by Allianz in accordance with the Agreement, the applicable Subscription Agreement and the applicable Statement of Work.  All Projects will be documented in the form of a Statement of Work.  A “Project” is a discrete unit of non-recurring work that is not an inherent, necessary or customary part of the day-to-day Services, and is not required to be performed by Supplier to meet the existing Service Levels (other than Service Levels related to Project performance).  A Project may consist of or include work that would otherwise be treated as New Services.  The Supplier Personnel assigned to perform such Projects shall possess the training, education, experience, competence and skill to perform such work.  The Allianz Relationship Manager or his or her designee shall request, define and set the priority for such Projects.  Supplier shall maintain appropriate continuity of personnel assigned to perform Projects.

(b)
Additional Work or Reprioritization.   The Allianz Relationship Manager or his or her designee may identify new or additional work activities to be performed by Supplier Personnel (including work activities that would otherwise be treated as New Services) or reprioritize or reset the schedule for existing work activities to be performed by such Supplier Personnel.  To the extent the work activities requested by Allianz can be provided by Supplier using personnel already assigned to this engagement without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels, there will be no additional charge to Allianz for such work.  If the work activities requested by Allianz cannot be provided by Supplier using personnel then assigned to Allianz without such an impact, Allianz, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance by Supplier of such work activities using Supplier Personnel already assigned to perform the Services.

(c)
Current Projects.  Notwithstanding Section 4.5(a), the performance of the Projects, if any, identified in Schedule 9 shall be included in the Monthly Base Charges.  Supplier shall perform the listed Projects at no additional Charge to Allianz.

4.6	Non-Billable Activities
The activities listed below shall be considered inherent to the delivery of the Services and shall not be billable activities to Allianz.
(a)
Executive Roles and Leadership Team.  As part of the overall investment into the Allianz account, the Supplier shall provide all leadership roles and resources not directly associated with delivering Services at no additional charge.  Other than those charges, fees and expenses identified in the applicable Subscription Agreement, Service Description or an associated Statement of Work, all other Supplier efforts shall be at not considered billable.

(b)
Supplier Personnel Onboarding.  Allianz and Supplier agree that all personnel providing Services shall be trained on the basics of Insurance and Annuities and development approaches related to their role which the Supplier has been notified of in advance and in writing.  Additionally, personnel shall demonstrate the successful completion of Allianz application and technology training related to their role before starting any billable work related to the Services, unless expressly approved by Allianz.  Onboarding is a one-time activity for Supplier personnel that have not previously worked at Allianz.

Supplier shall be responsible for any and all onboarding activities related to timely resource onboarding in advance of proving Services.

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(c)
Innovation and Transformation.  Supplier shall make available to Allianz, no less than twice per year, information sessions on new tools, trends, processes and other items inherently relevant to the Services.

On an ongoing basis, Allianz and the Supplier agree the Supplier shall participate in value added services including, but not limited to, collaboration on roadmaps, process improvements, implementation solutions, identifying automation opportunities, optimizing the engagement model, improving the quality of deliverables and influencing across the Allianz organization as appropriate.
(d)
Tools and Technologies.  Except for Supplier’s commercially licensed tools (including but not limited to TCS Mastercraft), all technologies, tools and accelerators utilized by Supplier in performance of the Services as set out in applicable SOWs and promoting efficiencies in performance of the Services shall be made known and made available to Allianz by the Supplier at no additional cost, for implementation and use in the delivery or Services to Allianz at the discretion of Allianz.  The scope of use shall be restricted to Allianz, Eligible Recipient, Third Party Contractor and the Supplier.

(e)
Compliance and IT Security Reviews.  At no additional expense to Allianz, Allianz’s compliance and IT security engineering teams may conduct visits to the Supplier’s off-site locations to conduct compliance and security reviews upon providing sufficient, agreed upon, notice to the Supplier.

(f)
Information Security.  Supplier shall be expected to comply with all information security processes and procedures expected of Allianz employees provided to Supplier in advance and in writing.  This includes, but is not limited to, complying with unannounced tests such as phishing emails and other related events.

4.7	Right to In-Source or Use of Third Parties; Cooperation.
(a)
Right of Use.  Subject to Section 8 of Schedule 4, neither this Agreement nor any Subscription Agreement, Service Description or Statement of Work shall be construed as a requirements contract or interpreted to prevent Allianz or the Eligible Recipients from obtaining from third parties (each, a “Third Party Contractor”), or providing to themselves, any or all of the Services or any other services or products.  In addition, subject to Section 8 of Schedule 4, nothing in this Agreement or any Subscription Agreement, Service Description or Statement of Work shall be construed or interpreted as limiting Allianz’s right or ability to add or delete Eligible Recipients, increase or decrease its demand for Services, change the contract requirements, or move parts of any Service in or out of scope.  To the extent Allianz adds or deletes Eligible Recipients, increases or decreases its demand for Services, obtains Services from a Third Party Contractor or provides Services to itself, the amount to be paid to Supplier by Allianz will be equitably adjusted in accordance with Schedule 4 or the pricing terms of the applicable Subscription Agreement, Service Description or Statement of Work and Allianz will not be obligated to pay Termination Charges in connection with such adjustment, except to the extent provided in Schedule 4.

(b)
Supplier Cooperation.  Supplier shall fully cooperate with and work in good faith with Allianz, the Eligible Recipients or Third Party Contractors, as described in the applicable Subscription Agreement, Service Description or Statement of Work or as reasonably requested by Allianz.  Such cooperation may include: (i) timely providing access to any facilities being used to provide the Services, as reasonably necessary for Allianz, the Eligible Recipients or Third Party Contractors to perform the work assigned to them, where reasonable and necessary, with appropriate escort from Supplier; (ii) timely providing reasonable electronic and physical access to the business processes and associated Equipment, Software and/or Systems to the extent necessary and appropriate for Allianz, the Eligible Recipients or Third Party Contractors to perform the work assigned to them (unless and to the extent Supplier is prevented from doing so by confidentiality requirements in applicable third party agreements); (iii) timely providing written requirements, standards, policies or other documentation for the business processes and associated Equipment, Software or Systems procured, operated, supported or used by Supplier in connection with the Services; (iv) at Allianz’s request, providing access to Allianz Data to the Eligible Recipients and/or Third Party Contractors in the same manner and to the same extent access to such data is provided to Allianz, (v) timely providing cooperation and assistance in accordance with Section 4.3 to facilitate the orderly transfer of terminated Services from Supplier to Allianz, the Eligible Recipients and/or Third Party Contractors, or (vi) any other cooperation or assistance reasonably necessary for Allianz, the Eligible Recipients and/or Third Party Contractors to perform the work in question.  Allianz personnel and Third Party Contractors shall comply with Supplier’s reasonable security and confidentiality requirements, and shall, to the extent performing work on Software, Equipment or Systems for which Supplier has

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operational responsibility, comply with Supplier’s reasonable standards, methodologies, and procedures.  In addition, to the extent such Third Party Contractors are provided access to Supplier Confidential Information, Allianz shall cause such Third Party Contractors, at Supplier's request, to execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 22
(c)
Notice by Supplier.  Supplier shall expeditiously notify Allianz when it becomes aware that an act or omission of a Third Party Contractor will cause, or has caused a problem or delay in providing the Services, and shall work with Allianz, the Eligible Recipients and the Third Party Contractor to prevent or circumvent such problem or delay.  Supplier shall cooperate with Allianz, the Eligible Recipients and Third Party Contractors to resolve differences and conflicts arising between the Services and other activities undertaken by Allianz, the Eligible Recipients or Third Party Contractors. Subject to Section 10.2, any notification provided by Supplier in accordance with this Section 4.7(c) shall not excuse Supplier from the performance of any of its obligations under this Agreement or applicable Subscription Agreement, Service Description or Statement of Work.

4.8	Service Descriptions and Statements of Work.
(a)
Service Descriptions and Statements of Work.  The process to be followed with respect to Service Description or Statements of Work and amendments to existing Service Description or Statements of Work requested by Allianz is described below.  The Parties intend that Service Description or Statements of Work be used as a means to bring work under this Agreement and to further describe the Services to be provided by Supplier in accordance with this Agreement and the Schedules.  Each Service Description or Statement of Work shall incorporate by reference the terms of this Agreement and, to the extent applicable, the terms of the Schedules and Attachments to this Agreement, unless and to the extent such terms are expressly excluded in such Service Description or Statement of Work.

(b)
Pricing.  Unless and to the extent otherwise agreed in a specific Service Description or Statement of Work, the FTE rates for Supplier Personnel performing Services under Statements of Work are subject to the terms of, and specified in, Schedule 4, and are the maximum allowable rates.  At Allianz’s request, Supplier shall provide fixed pricing for a Service Description or Statements of Work or amendments to Service Description or Statement of Work.  In such instances, the fixed price proposed by Supplier shall be no less favorable to Allianz than the price obtained by multiplying the applicable FTE rates specified in Schedule 4 for the work in question by the projected level of effort for such work in such fixed fee requested Service Description or Statement of Work.  Allianz also may use such FTE rates from time to time for ad hoc time and materials projects and staff augmentation.

(c)
Personnel Projection. To the extent included in the applicable Statement of Work or Subscription Agreement, is a Personnel Projection Matrix showing the planned deployment of Supplier Personnel providing Services under this Agreement (the “Personnel Projection Matrix”).  Supplier shall comply with the Personnel Projection Matrix, and shall not make material changes to such plan without Allianz’s prior approval.  Supplier shall report monthly to Allianz any material changes to or departures from the Personnel Projection Matrix.  For purposes of this provision, a material change or departure is considered to be a change of “REDACTED” or more in any number in the Personnel Projection Matrix.  The Parties agree that such review and approval of the Personnel Projection Matrix and changes in the Personnel Projection Matrix shall not constitute joint employment.

(d)
Statement of Work Proposals.  Supplier shall scope, price and perform the Services to be performed under a Service Description and/or Statement of Work in accordance with the Service Description and Statement of Work formation process and implementation methodology.  Supplier shall commence work under a Service Description or Statement of Work only after obtaining Allianz’s approval in accordance with the Service Description and Statement of Work formation process or a written authorization to proceed.  Services performed without an approved Service Description or Statement of Work or written authorization to proceed shall be at Supplier’s sole expense, unless subsequently included in an executed Service Description or Statement of Work.

(e)
Statement of Work Proposal Costs.  The hours expended by Supplier in preparing Service Descriptions or Statements of Work, and Service Description or Statement of Work amendments, or other proposals or plans or reporting on the status of such Service Descriptions or Statements of Work shall not be charged to Allianz, unless specifically authorized by Allianz.

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4.9	Subscription Agreements.
(a)
Any Affiliate of AZL may purchase Services under this Agreement by entering into a Subscription Agreement with Supplier which shall be mutually agreed by the Parties.  Unless and to the extent an individual Subscription Agreement expressly provides otherwise, each Subscription Agreement shall incorporate by reference the terms and conditions of this  Agreement and, to the extent applicable, the terms of the Schedules and Attachments to this Agreement (unless and to the extent such terms are expressly excluded in such Subscription Agreement).  As incorporated herein, all express, implied, or other references in this Agreement and the applicable Schedules and Attachments to “Allianz” shall be deemed to be references to the Affiliate of AZL executing the Subscription Agreement for purposes of that Subscription Agreement and the Parties hereto agree that neither AZL nor any other Eligible Recipient shall have any liabilities, duties, or obligations of any kind whatsoever under that Subscription Agreement, except as expressly provided therein.  Unless and to the extent otherwise agreed, the form of the Subscription Agreement shall be as set forth in Schedule 27.

(b)
Notwithstanding anything to the contrary in Article 12 or any other provision of this Agreement or any Subscription Agreement, only the Affiliate of AZL executing the applicable Subscription Agreement shall be responsible for (i) the payment of any Charges incurred under the Subscription Agreement by such Affiliate and any Eligible Recipient designated by such Affiliate to receive Services under such Subscription Agreement, and (ii) the performance of any other responsibilities of such Affiliate or designated Eligible Recipient under such Subscription Agreement. Any claims Supplier may have under a Subscription Agreement, including any claims relating to the payment of Charges or performance of AZL or Eligible Recipient responsibilities shall be brought directly against the Affiliate of AZL executing such Subscription Agreement. Notwithstanding any provision to the contrary in this Agreement or in any Subscription Agreement, neither AZL nor the other Eligible Recipients shall have any liability to Supplier with respect to any such claims.

(c)
A Subscription Agreement is valid only if executed by an Affiliate of AZL and Supplier.  If designated by the Affiliate of AZL executing the Subscription Agreement, other Eligible Recipients may receive Services under the Subscription Agreement, even though they did not sign the Subscription Agreement.

(d)
Except as otherwise provided in this Agreement or a Subscription Agreement, it is the Parties’ intention that the terms of this Agreement (including pricing, Service Levels and all other terms and conditions) will apply through the Subscription Agreement. Changes to these Agreement terms and conditions in a Subscription Agreement will be made only if and to the extent necessary to reflect circumstances particular to each Affiliate of AZL or Eligible Recipient, such as transition of the Services, transfer of resources from such Affiliate or Eligible Recipient to Supplier and similar matters.

(e)	To the extent the introduction of any new Eligible Recipient has a material impact on the scope or volume of the Services, such introduction shall be subject to the Change Control Procedures.
(f)
For avoidance of doubt, it is understood and agreed that, to the extent a Subscription Agreement involves the delivery of Services to one or more Eligible Recipients in a country other than the United States, the Parties shall confer in good faith and may agree upon the execution of such Subscription Agreement by local-country Affiliates of each Party and to the inclusion of other local country-specific provisions.

5	REQUIRED CONSENTS.
5.1	Administrative Responsibility.
Each Party retains financial and legal responsibility for obtaining Required Consents with respect to Third Party Software, Equipment, Third Party Contracts and Third Party Materials that such Party is required to provide to the other Party or permit the other Party to have access to or use of in accordance with the terms of this Agreement.  Unless otherwise provided in the applicable Service Description, Statement of Work or Subscription Agreement, Supplier shall undertake, at no additional charge to Allianz, all administrative activities necessary for AZL to obtain the Required Consents for which Allianz is responsible.  Allianz will identify the requirement for Required Consents with respect to any Allianz provided or permitted Third Party Software, Equipment, Third Party Contracts and Third Party Materials and, at Supplier’s request, Allianz will cooperate with Supplier in obtaining such Required Consents by executing appropriate Allianz approved written communications and other documents prepared or provided by Supplier.  With Allianz’s approval, Supplier shall

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exercise for the benefit of Allianz and the Eligible Recipients any rights Supplier may have to utilize or transfer license rights or other applicable rights under Supplier’s existing third party licenses, leases or contracts, and the Parties shall cooperate in minimizing or eliminating any costs associated therewith.  Allianz will pay the applicable costs associated with such utilization or transfer.
5.2	Financial Responsibility.

Unless otherwise provided in the applicable Service Description, Statement of Work or Subscription Agreement, each Party shall pay all applicable transfer, re-licensing or termination fees or expenses associated with obtaining any Required Consents for which it is responsible or terminating any such Third Party Software licenses or Third Party Contracts as to which such Party is unable to obtain such Required Consents..

5.3	Contingent Arrangements.

If, despite using best efforts, a Required Consent with respect to Allianz licensed Third Party Software cannot be obtained, Supplier shall, at Allianz’s option and with Allianz’s consent, make commercially reasonable efforts to (i) replace the Allianz license for such Third Party Software with a Supplier license; (ii) replace such Third Party Software with other Software offering equivalent features and functionality, or (iii) secure the right to manage the Allianz licensed Third Party Software on behalf of Allianz.  If, despite using such efforts, Supplier is unable to obtain the applicable Required Consent with respect to any other Third Party Contract, then, unless and until such Required Consent is obtained, Supplier shall manage such Third Party Contract on Allianz’s behalf and perform all obligations and enforce all rights under such Third Party Contract as if Supplier were a party to the agreement in Allianz’s place. If, despite using commercially reasonable efforts, management of such Third Party Contract is not legally or contractually possible or Supplier is unable to obtain any other Required Consent, Supplier shall determine and adopt, subject to Allianz’s prior approval, such alternative approaches as are necessary and sufficient to provide the Services without such Required Consent.  If such alternative approaches are not available or required for a period longer than ninety (90) days following the Effective Date of the applicable Subscription Agreement, Service Description or Statement of Work Effective Date, the Parties shall equitably adjust the terms and reduce the prices specified in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work to reflect any Services not being received by Allianz and the Eligible Recipients.  The failure to obtain any Required Consent for which Supplier is responsible shall not relieve Supplier of its obligations under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work and Supplier shall not be entitled to any additional compensation or reimbursement amounts in connection with obtaining or failing to obtain any such Required Consent or implementing any alternative approach..

5.4	Termination.

If Supplier fails to obtain any Required Consent for which it is responsible and/or implement an acceptable alternative approach within ninety (90) days of the Effective Date or the applicable Subscription Agreement, Service Description, Statement of Work Effective Date and such failure has a material adverse impact on the use or enjoyment of the Services by Allianz or the Eligible Recipients, Allianz may terminate this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work or any affected portions thereof without payment of any Termination Charges.  If Allianz chooses to terminate in part, the Charges and Termination Charges will be equitably adjusted to reflect such partial termination.

6	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES
6.1	Service Facilities.
(a)
Service Facilities.  Supplier and its Affiliates and Subcontractors shall provide the Services at or from (i) the Allianz Facilities described on Schedule 7.1 or the applicable Subscription Agreement, Service Description or Statement of Work, (ii) the Supplier Facilities described on Schedule 7.2 or the applicable Subscription Agreement, Service Description or Statement of Work, each of which has been approved in advance by Allianz, or (iii) any other service location approved in advance by Allianz.  Supplier shall obtain Allianz’s prior approval for any proposed relocation by Supplier, its Affiliates or Subcontractors of the provision of a Service to a new or different Supplier Facility.  Supplier shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any

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Supplier-initiated relocation to a new or different Supplier Facility, including any costs or expenses incurred or experienced by Allianz or any Eligible Recipient as a result of such relocation, unless a different allocation of financial responsibility is agreed by the Parties.  Financial responsibility for any such costs, taxes or expenses related to or resulting from any other relocation of an Allianz Facility or Supplier Facility shall be determined subject to and in accordance with Schedule 7.1 and the Change Control Procedures.
Supplier will store and process Allianz Data only in the locations identified in the applicable Subscription Agreement, Service Description or Statement of Work.  Supplier shall not transfer Allianz Data to any other locations, nor change the locations for storage and processing of such Allianz Data, except as expressly permitted in the applicable Subscription Agreement, Service Description or Statement of Work, or otherwise with the express written consent of Allianz, which may not be unreasonably denied or withheld.
(b)
Supplier’s Responsibilities.  Except as provided in Sections 6.1(a), 6.2 and Section 6.4, Supplier shall be responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities'; provided that, to the extent new or additional furniture, fixtures, Equipment, space or other facilities are required because of changes by Allianz in its requirements, such changes shall be implemented in accordance with the Change Control Procedures.

6.2	Allianz Facilities.
(a)
Allianz Facilities.  Allianz shall, at no cost to Supplier, provide Supplier with access to and the use of the Allianz Facilities (or equivalent space) described in Schedule 7.1 or the applicable Subscription Agreement Service Description or Statement of Work for the periods specified therein solely as necessary for Supplier to perform its obligations under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work.  THE ALLIANZ FACILITIES ARE PROVIDED BY ALLIANZ TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS.  ALLIANZ EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE ALLIANZ FACILITIES, OR THEIR CONDITION OR SUITABILITY FOR USE BY SUPPLIER.

(b)	Supplier’s Responsibilities Regarding Allianz’s Network.
(i) To the extent any Equipment used by Supplier or Supplier Personnel is, with Allianz’s approval, to be connected to any network operated by or on behalf of an Eligible Recipient (an “Allianz Network”), such Equipment (and all Software installed thereon) shall be (i) subject to review and approval in advance by Allianz (Supplier shall cooperate with Allianz in the testing, evaluation and approval of such Equipment), (ii) in strict compliance with the then-current Allianz Rules and Allianz Standards, unless and to the extent deviations are approved in advance by Allianz.  Supplier shall not install or permit the installation of any other software on such Equipment without Allianz’s prior approval.  Supplier shall use each Allianz Network for the sole and limited purpose of and to the limited extent necessary for performing the Services.  Supplier shall not access, or attempt to access, any part of any Allianz Network that Supplier is not authorized to access, including any part of the Allianz Network that is not reasonably necessary for and pertinent to performing the Services.
(ii) In using any such Allianz Network, Supplier shall comply strictly with the standards, policies, rules and procedures applicable to such Allianz Network, including those set forth on Schedule 2.
(iii) Supplier shall access an Allianz Network only using access codes provided by Allianz (each an “Access Code”), and shall ensure that only the Supplier Personnel who are authorized by Allianz to use an Access Code (by name, title, job function or otherwise) use such Access Code to access the Allianz Network.  Supplier shall inform Allianz of the name(s) of each of the Supplier Personnel that Supplier desires Allianz to authorize to access any Allianz Network.  Supplier shall notify Allianz promptly if any of the Supplier Personnel who has been granted an Access Code has been (i) terminated from employment or otherwise is no longer one of the Supplier Personnel, or (ii) reassigned and no longer requires access to the Allianz Network.  Supplier shall ensure that no one other than those Supplier Personnel who receive Access Codes in accordance with this Agreement access the Allianz Network through any Access Codes, facilities or other means provided by Allianz to Supplier.  Access Codes will be deemed Confidential Information of Allianz.

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(iv) Supplier acknowledges and agrees that, to the extent permitted by applicable Law, Allianz has the right to monitor, review, record and investigate all uses of the Allianz Network and Allianz resources by Supplier, including all email or other communications sent to, from, or through the Allianz Network, regardless of the content of such communications, and Supplier hereby consents to such reviewing, monitoring, recording and investigation.
(c)
Allianz Rules and Compliance.  In performing the Services and using Allianz Facilities, Supplier shall observe and comply with all Allianz policies, rules, and regulations applicable to Allianz Facilities or the provision of the Services, as set forth on Attachments 2-A, 2-B and 2-D or communicated to Supplier or Supplier Personnel in advance by the means generally used by Allianz to disseminate such information to its employees or contractors (collectively, “Allianz Rules”). The Parties acknowledge and agree that, as of the Effective Date, Supplier is fully informed as to the Allianz Rules.  Supplier shall be responsible for the promulgation and distribution of Allianz Rules to Supplier Personnel as and to the extent necessary and appropriate.  In addition, Supplier and Supplier Personnel shall be responsible for familiarizing themselves with the premises and operations at each Allianz Site or Allianz Facility at, to or from which Services are rendered and the Allianz Rules applicable to each such Site or Facility.  Additions or modifications to the Allianz Rules may be (i) communicated orally by Allianz or an Eligible Recipient directly to Supplier and Supplier Personnel, (ii) disclosed to Supplier and Supplier Personnel in writing, (iii) conspicuously posted at an Allianz Facility, (iv) electronically posted, or (v) communicated to Supplier or Supplier Personnel by means generally used by Allianz to disseminate such information to its employees or contractors.  Supplier and Supplier Personnel shall observe and comply with such additional or modified Allianz Rules. At Allianz’s request, Supplier Personnel shall participate in Allianz provided training programs regarding Allianz Rules.

6.3	Supplier Facilities.

During the Term of this Agreement, or the applicable Subscription Agreement, Service Description or Statement of Work Term, Supplier shall provide to Allianz, at no additional charge, (i) reasonable access to and use of Supplier Facilities from which the Services are being performed and (ii) access to reasonable work/conference space at such Supplier Facilities, in each case for the exercise of Allianz’s rights or the conduct of activities associated with this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work.   In addition, at Allianz’s request, Supplier shall provide reasonable access to and use of such Supplier Facilities by Allianz, the Eligible Recipients or Third Party Contractors as and to the extent provided in Section 4.7.  Allianz personnel and Third Party Contractors shall comply with Supplier’s reasonable security requirements applicable generally to such Supplier Facilities and communicated in writing by Supplier to Allianz, and shall, to the extent performing work on Supplier provided Software, Equipment or Systems in such Supplier Facilities for which Supplier has operational responsibility, comply with Supplier’s reasonable standards, methodologies and procedures.

6.4	Software, Equipment and Third Party Contracts.
(a)
Financial Responsibility.  Each Party shall be responsible for any third party fees or expenses associated with Software, Equipment, Equipment leases and Third Party Contracts for which such Party is financially responsible under Attachment 4-B of the applicable Subscription Agreement, Service Description or Statement of Work.  Each Party also shall be responsible for any third party fees or expenses associated with new, substitute or replacement Software, Equipment, Equipment leases or Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software or Equipment) for which such Party is financially responsible under Attachment 4-B of the applicable Subscription Agreement, Service Description, or Statement of Work.

To the extent Supplier and Allianz agree in a Service Description, Statement of Work or Subscription Agreement that Allianz shall assign to Supplier, and Supplier shall assume, the Third Party Software licenses, Equipment leases and Third Party Contracts identified for this purpose in the applicable Service Description, Statement of Work or Subscription Agreement, Supplier shall (i) pay all amounts becoming due under such any license, lease or contract, and all related expenses, for periods on or after the date agreed upon by the Partiers on which such assignment is to be effective; (ii) refund to Allianz any prepayment of such amounts in accordance with Section 11.6(a); (iii) pay all modification, termination, cancellation, late payment, renewal or other fees, penalties, charges, interest or other expenses relating to periods on or after the date agreed upon by the Partiers on which such assignment is to be effective; (iv) pay all costs associated with the transfer of such licenses, leases and contracts to Supplier, including all taxes associated with such transfer, unless and to the extent otherwise specified in the applicable Statement of Work or

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Subscription Agreement; and (v) be responsible for curing any defaults in Supplier’s performance under such licenses, leases and contracts on or after the date agreed upon by the Partiers on which such assignment is to be effective.
To the extent Supplier and Allianz agree in a Service Description, Statement of Work or Subscription Agreement that Allianz shall assign to Supplier, and Supplier shall assume, certain Third Party Software licenses, Equipment leases and Third Party Contracts, Allianz shall (i) pay all amounts becoming due under such licenses, leases or contracts, and all related expenses, for periods prior to the date agreed upon by the Partiers on which such assignment is to be effective; (ii) pay all modification, late payment, renewal or other fees, penalties, charges, interest or other expenses relating to periods prior to such date; and (iii) be responsible for curing any defaults in Allianz’s performance under such licenses, leases and contracts prior to such date.
(b)
Operational Responsibility.  To the extent Supplier is operationally responsible under Attachment 4-B of the applicable Subscription Agreement, Service Description or Statement of Work for certain Software, Equipment, Equipment leases or Third Party Contracts, Supplier shall be responsible, to the extent relevant to the Services, for (i) the evaluation, procurement, testing, installation, use, support, management, administration, operation and maintenance of such Software, Equipment, Equipment leases and Third Party Contracts and, if and to the extent agreed in Attachment 4-B of the applicable Subscription Agreement, Service Description or Work Statement, new, substitute or replacement items (including Upgrades, enhancements, and new versions or releases of Software); (ii) the performance, availability, reliability, compatibility and interoperability of such Software, Equipment, Equipment leases and Third Party Contracts, each in accordance with this Agreement and the applicable Subscription Agreements and Statements of Work; (iii) the compliance with and performance of all operational, administrative and non-financial contractual obligations specified in such licenses, leases and contracts; (iv) the administration and exercise as appropriate of all rights available under such licenses, leases and contracts; and (v) the payment of any fees, penalties, charges, interest or other expenses resulting from Supplier’s failure to comply with or perform its obligations under this Section 6.4(b) (except to the extent that such failure directly results from any acts or omissions of AZL in contravention of its obligations under this Agreement).

(c)
Rights Upon Expiration/Termination.  With respect to all Third Party Software licenses, Equipment leases and Third Party Contracts for which Supplier is financially responsible under Attachment 4-B of the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall (i) obtain for Allianz, the Eligible Recipients and/or their designee(s) the license, sublicense, assignment and other rights specified in Sections 4.3(b) and 14.6, (ii) ensure that the granting of such license, sublicense, assignment and other rights is not subject to subsequent third party approval or the payment by Allianz, the Eligible Recipients and/or their designee(s) of license, assignment or transfer fees, (iii) ensure that the terms, conditions and prices applicable to Allianz, the Eligible Recipients and/or their designee(s) following expiration or termination are no less favorable than those otherwise applicable to Supplier, and at least sufficient for the continuation of the activities comprising the Services, and (iv) ensure that neither the expiration/termination of this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work nor the assignment of the license, lease or contract will trigger less favorable terms, conditions or pricing.  If Supplier is unable, after using commercially reasonable efforts, to obtain any such rights and assurances, it shall notify Allianz in advance and shall not use such Third Party Software license, Equipment lease or Third Party Contract without Allianz’s approval (and absent such approval, Supplier’s use of any such license, lease or contract shall obligate Supplier to obtain or arrange, at no additional cost to Allianz, for such license, sublicense, assignment or other right for Allianz, the Eligible Recipients and their designee(s) upon expiration or termination).  If Allianz consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under these circumstances, such Third Party Software licenses, Equipment leases or Third Party Contracts shall be added to Schedule 18 or the applicable Subscription Agreement, Service Description or Statement of Work.

(d)
Evaluation of Third Party Software, Equipment.  In addition to its obligations under Section 6.4(a) and (b) and in order to facilitate Allianz’s control of architecture, standards and plans pursuant to Section 9.5, Supplier shall evaluate, provided such evaluation is consistent with the scope of Services, level of activity and available personnel provided by Supplier as part of the Services, any Third Party Software and Equipment selected by or for Allianz or an Eligible Recipient to determine whether such Software and Equipment will adversely affect their environment or ability to interface with and use the Software, Equipment and Systems and/or Supplier’s ability to provide the Services.  Supplier shall complete and report the results of such evaluation to Allianz within fifteen (15) days of its receipt of Allianz’s request; provided, that Supplier shall, upon Allianz’s request, respond more quickly in the case of a pressing business need or an emergency situation.

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(e)
Allianz Provided Equipment. Allianz shall provide Supplier with the use of the Allianz Equipment identified of Attachment 8-A of the applicable Subscription Agreement, Service Description or Statement of Work or change order (collectively, the “Allianz Provided Equipment”) for the periods specified therein solely for and in connection with the provision of the Services.  Upon the expiration of the period specified in Attachment 8-A of the applicable Subscription Agreement, Service Description or Statement of Work or change order for each item of Allianz Provided Equipment (or when such Allianz Provided Equipment is no longer required by Supplier for the performance of the Services), Supplier shall promptly return such Allianz Provided Equipment to Allianz, the Eligible Recipients and/or their designee(s) in condition at least as good as the condition thereof on the date initially provided to Supplier, ordinary wear and tear excepted. THE ALLIANZ PROVIDED EQUIPMENT IS PROVIDED BY ALLIANZ TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS.  ALLIANZ EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE ALLIANZ PROVIDED EQUIPMENT, OR ITS CONDITION OR SUITABILITY FOR USE BY SUPPLIER TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

6.5	Managed Third Parties.

If and to the extent Supplier is responsible for Managed Third Parties under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall comply with the requirements set forth in Schedule 16.2 or the applicable Subscription Agreement, Service Description or Statement of Work.

6.6	Notice of Defaults.

Allianz and Supplier shall promptly inform the other Party in writing of any breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

6.7	Assignment of Licenses and Third Party Contracts.
(a)
General.  The provisions of this Section 6.7 shall apply only to the extent that Supplier and Allianz have agreed in a Service Description, Statement of Work or Subscription Agreement that Allianz shall assign to Supplier, and Supplier shall assume, the Software licenses or Third Party Contracts identified for this purpose in such Service Description, Statement of Work or Subscription Agreement and agreed and that Supplier shall thereafter perform all obligations related to such Software licenses or Third Party Contracts.

(b)
Assignment and Assumption.  Subject to any Required Consents, on and as of the date agreed upon by the Partiers on which such assignment is to be effective, Allianz shall assign to Supplier and Supplier shall accept the assignment of all Software licenses and Third Party Contracts so designated on Schedules 10, 11 and/or 12 of the applicable Subscription Agreement, Service Description or Statement of Work, provided, however, that such assignment shall not include any assignment or transfer of any intellectual property rights in Materials developed under such licenses and contracts prior to the date of such assignment and, as between the Parties, Allianz hereby expressly reserves and retains such intellectual property rights. Allianz and Supplier shall execute and deliver a mutually satisfactory assignment and assumption agreement with respect to such licenses and contracts, evidencing the assignment and assumption provided for herein.

(c)
Items Not Assignable by Agreed Date.  With respect to any such Software licenses or Third Party Contracts that cannot, as of the date agreed upon by the Parties on which such assignment is to be effective, be assigned to Supplier without breaching their terms or otherwise adversely affecting the rights or obligations of Allianz or Supplier thereunder, the performance obligations shall be deemed to be subcontracted or delegated to Supplier until any requisite consent, notice or other prerequisite to assignment can be obtained, given or satisfied.  On the date agreed upon by the Partiers on which such assignment is to be effective, Supplier, as a subcontractor or delegate, shall be financially and operationally responsible for such Software license or Third Party Contract as Allianz’s agent.  Upon the consent, notice or other prerequisites to assignment being satisfied, the Software license or Third Party Contract shall immediately be assigned to and assumed by Supplier.

(d)
Non-Assignable Items.  If, despite the responsible Party using commercially reasonable efforts for a reasonable period of time, a Software license or Third Party Contract cannot be assigned without breaching its

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terms or otherwise adversely affecting the rights or obligations of Allianz or Supplier thereunder, the Parties shall take such actions and execute and deliver such documents as may be necessary to cause the Parties to realize the practical effects of the allocation of responsibilities intended to be effected by this Agreement.
(e)
Modification and Substitution.  Supplier may terminate, shorten, modify or extend the Software licenses and Third Party Contracts held by Allianz for which Supplier is financially responsible under Attachment 4-B of the applicable Subscription Agreement, Service Description or Statement of Work and, subject to Section 9.13, may substitute or change the applicable vendors for goods or services covered thereby; provided that, except as otherwise disclosed by Supplier and agreed to by Allianz, such change(s) (i) shall not constitute a breach of any obligation of Allianz or the Eligible Recipients under such Software licenses or Third Party Contracts, (ii) shall not result in additional financial obligations, financial or operational risk or losses to Allianz or the Eligible Recipients; (iii) shall not result in any increase to Allianz or the Eligible Recipients in the cost of receiving the Services; and (iv) if assumable by Allianz or the Eligible Recipients, shall not provide for less favorable terms, conditions or prices for Allianz, following the expiration or termination of the Term of this Agreement, or the applicable Subscription Agreement, Service Description or Statement of Work Term or any applicable Service than would otherwise be applicable to Supplier (except for terms, conditions or prices available to Supplier because of its volume purchases).  Supplier’s rights under the immediate preceding sentence are conditioned upon Supplier being financially responsible for all applicable termination or cancellation charges, damages and other amounts due to the applicable vendor associated with such action and Supplier indemnifying Allianz and the Eligible Recipients against any such charges, damages or other amounts associated therewith.  Notwithstanding anything to the contrary herein, Supplier shall not terminate, shorten or modify without Allianz’s prior written consent any license for Third Party Software either created exclusively for Allianz or the Eligible Recipients or otherwise not commercially available.

7 SERVICE LEVELS
7.1	General.
(a)
General Performance Standards.  Beginning on the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the applicable Transition Plan), Supplier shall perform the Services at levels of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency that are at least equal to the documented or otherwise verifiable levels received by Allianz or the Eligible Recipients during the twelve (12) months prior to the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date.  In addition, Supplier shall perform the Services at levels of accuracy, quality, completeness, timeliness, responsiveness, resource efficiency and productivity that are equal to or higher than the accepted industry standards of leading providers of similar services.

(b)
Service Level Performance Standards.  Beginning on the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date (or, if later, the date specified in Schedule 3 of the applicable Subscription Agreement, Service Description or Statement of Work), without limiting the generality of Section 7.1(a) or the other obligations of Supplier, Supplier shall perform the Services so as to meet or exceed the Service Levels set forth in Schedule 3 of the applicable Subscription Agreement, Service Description or Statement of Work.  To the extent the Parties have established a Service Level for a specific Service, the obligations described in Section 7.1(a) shall not be construed to alter, expand or supersede such Service Level.

(c)	Multiple Service Levels. If more than one Service Level applies to any particular obligation of Supplier, Supplier shall perform in accordance with the most stringent of such Service Levels.
7.2	Service Level Credits and Deliverable Credits.
(a)
Service Level Credits.  Supplier recognizes that Allianz is paying Supplier to deliver certain Services at specified Service Levels.  Except as provided in Section 10.2 or 18.2 of this Agreement or Section 14 of Schedule 3, if Supplier fails to meet any such Service Levels, then, in addition to other remedies available to Allianz,  Supplier shall pay or credit to Allianz the performance credits specified in Schedule 3 of the applicable Subscription Agreement, Service Description or Statement of Work (“Service Level Credits”) in recognition of the diminished value of the Services

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resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty.  Under no circumstances shall the imposition of Service Level Credits be construed as Allianz’s sole or exclusive remedy for any failure to meet the Service Levels.  However, if Allianz recovers monetary damages from Supplier as a result of Supplier’s failure to meet a Service Level, Supplier shall be entitled to set-off against such damages any Service Level Credits paid for the failure giving rise to such recovery.  Service Level Credits are not counted toward and are not subject to the overall cap on Supplier’s liability.
(b)
Deliverable Credits.  Supplier recognizes that Allianz is paying Supplier to provide certain Critical Deliverables by the time and in the manner agreed by the Parties.  Except as provided in Section 10.2 or 18.2 of this Agreement or Section 14 of Schedule 3, if Supplier fails to meet its obligations with respect to such Critical Deliverables, then, in addition to other remedies available to Allianz, Supplier shall pay or credit to Allianz the Deliverable Credits specified in Schedule 3 of the applicable Subscription Agreement, Service Description or Statement of Work or established as part of a project or action plan approval process on a case by case basis in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty.  If Allianz recovers monetary damages from Supplier as a result of Supplier’s failure to meet its obligations with respect to one or more Critical Deliverables, Supplier shall be entitled to set-off against such damages any Deliverable Credits paid for the failure(s) giving rise to such recovery.  Deliverable Credits are not counted toward and are not subject to the overall cap on Supplier’s liability and are in addition to Service Level Credits.

7.3	Problem Analysis.

If Supplier fails to provide Services in accordance with the Service Levels and/or the terms of this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall (after restoring service or otherwise resolving any immediate problem) (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure or at Allianz’s request (iii) correct the problem as soon as practicable (regardless of cause or fault) or coordinate the correction of the problem if Supplier does not have responsibility for the cause of the problem; (iv) advise Allianz of the status of remedial efforts being undertaken with respect to such problem;  (v) demonstrate to Allianz’s reasonable satisfaction that the causes of such problem have been or will be corrected on a permanent basis; and (vi) take corrective actions to prevent any recurrence of such problem.  Supplier shall complete the Root Cause Analysis within fifteen (15) days after the occurrence of the failure; provided that, if it is not capable of being completed within fifteen (15) days using reasonable diligence, Supplier shall complete such Root Cause Analysis as quickly as possible, but in no event less than thirty (30) days, and shall notify Allianz prior to the end of the initial fifteen (15) day period as to the status of the Root Cause Analysis and the estimated completion date.

7.4	Continuous Improvement Reviews.

Supplier acknowledges that the quality of the Services provided in certain Service areas can and will be improved during the Term of this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work Term and agrees that the Service Levels in such Service areas will be enhanced periodically in recognition of the anticipated improvement in service quality.  In furtherance of this commitment, Allianz and Supplier shall review the Service Levels, the performance data collected and reported by Supplier and relevant industry data and trends on an annual basis (or more frequently if requested by Allianz).  As part of such review process, the Parties shall, at no additional cost to Allianz, improve the Service Levels or make reasonable adjustments as appropriate in order to reflect the performance levels actually attained or attainable by Supplier in accordance with Schedule 3 of the applicable Subscription Agreement, Service Description or Statement of Work. In addition, subject to Section 4.4 and Schedule 3, the Parties shall agree, to the extent reasonable and appropriate, to (i) improve the Service Levels to reflect improved performance capabilities associated with advances in the proven processes, technologies and methods available to perform the Services; (ii) add new Service Levels to permit further measurement or monitoring of the accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, or productivity of the Services; (iii) modify or increase the Service Levels to reflect changes in the processes, architecture, standards, strategies, needs or objectives defined by Allianz; and (iv) modify or increase the Service Levels to reflect agreed upon changes in the manner in which the Services are performed by Supplier.

7.5	Measurement and Monitoring; Performance Data.

On or before the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date or the other date set forth in the applicable Transition Plan, Supplier shall implement measurement and

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monitoring tools and metrics as well as standard reporting procedures and data sources, all reasonably acceptable to Allianz, to measure and report Supplier’s performance of the Services at a level of detail sufficient to verify Supplier’s compliance with the applicable Service Levels.  In addition, Supplier shall provide Allianz with real-time on-line access to up-to-date problem management data and other data regarding the status of service problems, service requests and user inquiries. Supplier also shall provide Allianz with access to the raw data used by Supplier to calculate its Service Level performance and the measurement and monitoring tools and procedures utilized by Supplier to generate such data for purposes of review and verification.  Allianz shall not be required to pay any amount in addition to the Charges for such measurement and monitoring tools or the resource utilization associated with their use.
7.6	Satisfaction Surveys.
(a)
General. At Allianz’s request, Supplier (and/or independent third parties engaged by Supplier) shall conduct the satisfaction surveys described in Schedule 14 or the applicable Subscription Agreement, Service Description or Statement of Work in accordance with the survey protocols and procedures specified therein.  To the extent Supplier wishes to use an independent third party to perform all or any part of any satisfaction survey, Supplier shall provide Allianz with reasonable notice of its intention to do so and shall obtain AZL's consent prior to its first use of such third party.  Supplier shall be responsible for the expenses of all such surveys conducted pursuant to this Section 7.6(a).

(b)
Allianz Conducted Surveys.  In addition to the satisfaction surveys to be conducted pursuant to Section 7.6(a), Allianz, at its cost, may survey satisfaction with Supplier’s performance in connection with and as part of broader satisfaction surveys periodically conducted by Allianz and/or independent third parties engaged by Allianz at Allianz’s expense.  At Allianz’s reasonable request, Supplier shall cooperate and assist Allianz with the formulation of the survey questions, protocols and procedures and the execution and review of such surveys.

(c)
Survey Follow-up.  If the results of any  satisfaction survey conducted pursuant to Section 7.6(a) or (b) indicate that the level of satisfaction with Supplier’s performance is less than the target level specified in Schedule 3 of the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall promptly: (i) analyze and report on the root cause of such dissatisfaction; (ii) develop an action plan to address and improve the level of satisfaction; (iii) present such plan to Allianz for its review, comment and approval; and (iv) take action in accordance with the approved plan and as necessary to improve the level of satisfaction. Allianz and Supplier shall establish a schedule for the completion of a Root Cause Analysis and the preparation and approval of an action plan, which shall be reasonable and consistent with the severity and materiality of the problem; provided that, the time for completion of such tasks shall not exceed thirty (30) days from the date such user survey results are finalized and reported.  The action plan prepared by Supplier shall specify the specific measures to be taken by Supplier and the dates by which each shall be completed.  Following the completion of the measures described in such action plan, Supplier shall conduct follow-up surveys to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved.

7.7	Notice of Adverse Impact.

If Supplier becomes aware of any failure by Supplier to comply in any material respect with its obligations under this Agreement or a Subscription Agreement, Service Description or Statement of Work or any other situation (i) that has impacted or reasonably could impact the maintenance of Allianz’s or any Eligible Recipient’s financial integrity or internal controls, the accuracy of Allianz’s or any Eligible Recipient’s financial, accounting, safety, security, manufacturing/production quality or human resources records and reports, or compliance with Allianz Rules, Allianz Standards or applicable Laws, or (ii) that has had or reasonably could have any other material adverse impact on the Services in question or the impacted business operations of Allianz or the Eligible Recipients, then, then Supplier shall expeditiously notify Allianz of such situation and the impact or expected impact and Supplier and Allianz shall meet to formulate and implement an action plan to rectify such situation and  minimize or eliminate such impact.  The obligation to report situations unrelated to Supplier’s obligations under this Agreement or a Subscription Agreement, Service Description or Statement of Work shall not operate or be construed as imposing on Supplier any affirmative obligation of inquiry not otherwise imposed by this Agreement or such Subscription Agreement, Service Description or Statement of Work.

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8	SUPPLIER PERSONNEL
8.1	Key Supplier Personnel.
(a)
Approval of Key Supplier Personnel.  The positions specified in Schedule 15 to this Agreement and the applicable Subscription Agreements, Service Description and Statements of Work shall be filled by Key Supplier Personnel approved by Allianz in accordance with this Section 8.1.    Before assigning an individual to act as a Key Supplier Personnel, whether as an initial or subsequent assignment, Supplier shall notify Allianz of the proposed assignment, introduce the individual to appropriate Allianz representatives, permit Allianz representatives to interview the individual, and provide Allianz with a resume and any other information about the individual reasonably requested by Allianz.  If Allianz in good faith objects to the proposed assignment, the Parties shall attempt to resolve Allianz’s concerns on a mutually agreeable basis.  If the Parties are not able to resolve Allianz’s concerns within five (5) business days, or as otherwise agreed, Supplier shall propose another individual of suitable ability and qualifications.

Allianz may from time to time change the positions designated as Key Supplier Personnel under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work with Supplier’s approval, which shall not be unreasonably withheld.
(b)
Continuity of Key Supplier Personnel.  Supplier shall cause each of the Key Supplier Personnel to devote full time and effort to the provision of Services under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work for, at a minimum, the period specified in Schedule 15 from the date he or she assumes the position in question. Supplier shall not transfer, reassign or remove any Key Supplier Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death, legally required leave or restrictions imposed by any applicable Laws) or announce its intention to do so during the specified period without Allianz’s prior approval, which Allianz may withhold in its reasonable discretion based on its own self-interest.  If Allianz objects to the proposed removal, the Parties shall attempt to resolve Allianz’s concerns on a mutually agreeable basis and if the Parties have not been able to resolve Allianz’s concerns within five (5) business days of Allianz communicating its concerns, Supplier shall not remove the individual from that position and shall propose to Allianz the assignment of another individual of suitable ability and qualifications for Allianz’s consideration.  In the event of the voluntary resignation, involuntary termination for cause, illness, disability or death of one of its Key Supplier Personnel during or after the specified period, Supplier shall (i) give Allianz as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain Allianz’s approval of a suitable replacement.  In addition, even after the period specified above, Supplier shall transfer, reassign or remove Key Supplier Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death, legally required leave or restrictions imposed by any applicable Laws) only after (i) giving Allianz reasonable prior notice of such action, (ii) identifying and obtaining Allianz’s approval of a suitable replacement at least fifteen (15) days prior to the effective date of such transfer, reassignment or removal, (iii) demonstrating to Allianz’s reasonable satisfaction that such action will not have an adverse impact on Supplier’s performance of its obligations under this Agreement or a Subscription Agreement, Service Description or Statement of Work, and (iv) completing any and all necessary knowledge transfer between the departing Key Supplier Personnel and his or her Allianz-approved replacement.

8.2	Supplier Account Manager.

Supplier shall designate a “Supplier Account Manager” for this Allianz engagement, who, unless otherwise agreed by Allianz, shall maintain his or her principal office in Minnesota.  The Supplier Account Manager shall (i) be one of the Key Supplier Personnel; (ii) be a full time employee of Supplier; (iii) devote his or her full time and effort to managing the Services; (iv) not be transferred, reassigned or removed without Allianz's prior approval (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death); (v) serve as the single point of accountability for the Services, (vi) be the single point of contact to whom all Allianz communications concerning this Agreement may be addressed; (vii) have authority to act on behalf of Supplier in all day-to-day matters pertaining to this Agreement; (vi) have day-to-day responsibility for service delivery, billing and relationship management; and (viii) have day-to-day responsibility for customer satisfaction and Service Levels attainment.

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8.3	Supplier Personnel Are Not Allianz Employees.

Except as otherwise expressly set forth in this Agreement, the Parties intend to create an independent contractor relationship and nothing in this Agreement shall operate or be construed as making Allianz (or the Eligible Recipients) and Supplier partners, joint ventures, principals, joint employers, agents or employees of or with the other.  No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Supplier to perform work on Allianz’s behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of Allianz or the Eligible Recipients for any purpose.  Neither Allianz nor the Eligible Recipients has the right, power, authority or duty to supervise or direct the activities of the Supplier Personnel or to compensate such Supplier Personnel for any work performed by them pursuant to this Agreement.  Supplier, and not Allianz or the Eligible Recipients, shall be responsible and liable for the acts and omissions of Supplier Personnel, including acts and omissions constituting negligence, willful misconduct and/or fraud.

8.4	Replacement, Qualifications, and Retention of Supplier Personnel.
(a)
Sufficiency and Suitability of Personnel.  Supplier shall assign (or cause to be assigned) sufficient Supplier Personnel to provide the Services in accordance with this Agreement and such Supplier Personnel shall possess suitable competence, ability, qualifications, education and training for the Services they are to perform.

(b)
Requested Replacement.  In the event that Allianz determines in good faith and not for an unlawful purpose that the continued assignment to Allianz of any individual Supplier Personnel (including Key Supplier Personnel) is not in the best interests of AZL or the Eligible Recipients, then Allianz shall give Supplier notice to that effect requesting that such Supplier Personnel be replaced.  Supplier shall have fifteen (15) business days following Allianz’s request for removal in which to investigate the matters forming the basis of such request, correct any deficient performance and provide Allianz with assurances that such deficient performance shall not recur (provided that, if requested to do so by Allianz for actual or suspected violations of Allianz Rules, Supplier shall immediately remove (or cause to be removed) the individual in question from all Allianz Facilities and Allianz sites pending completion of Supplier’s investigation and discussions with Allianz).  If, following such period, Allianz is not reasonably satisfied with the results of Supplier’s efforts to correct the deficient performance and/or to ensure its non-recurrence, Supplier shall, as soon as possible, remove and replace such Supplier Personnel with an individual of suitable ability and qualifications, without additional cost to Allianz.  In such event, Allianz shall not be obligated to pay any Charges or other fees relating to the replacement of such Supplier Personnel, including any training or other knowledge transfer activities or overlaps in periods of employment agreed to by the Parties. Nothing in this provision shall operate or be construed to limit Supplier’s responsibility for the acts or omissions of the Supplier Personnel, or be construed as joint employment.  Any questions Supplier may have with respect to the requested removal of specific Supplier Personnel shall be addressed through the governance process.

(c)
Turnover Rate and Data.  Supplier shall use commercially reasonable efforts to keep the turnover rate of Supplier Personnel to a level comparable to or better than the industry average for well-managed service providers in the applicable country performing services similar to the Services.  If Allianz believes that the turnover rate of Supplier Personnel may be excessive and so notifies Supplier, Supplier shall, within ten (10) business days, (i) provide Allianz with data concerning Supplier’s turnover rate, (ii) meet with Allianz to discuss the reasons for the turnover rate, (iii) submit a proposal for reducing the turnover rate for Allianz’s review and approval, and (iv) agree to a program for reducing the turnover rate, all at no additional cost to Allianz. Notwithstanding any transfer or turnover of Supplier Personnel, Supplier shall remain obligated to perform the Services without degradation and in accordance with the Service Levels.

(d)
Restrictions on Performing Services to Competitors.  Neither Supplier nor any Subcontractor shall cause (i) any Key Supplier Personnel or (ii) any other Supplier Personnel so designated for this purpose in a specific Service Description, Work Statement or Subscription Agreement to perform services that are substantially similar to the Services directly or indirectly for a Direct Allianz Competitor either while engaged in the provision of Services or during the twelve (12) months immediately following the termination of his or her involvement in the provision of such Services without Allianz’s prior written consent, which will not be unreasonably withheld to prevent Supplier Personnel from advancing his/her career.

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(e)
Security Clearances/Background Check.  Supplier shall verify that (i) Supplier Personnel are authorized to work in any country in which they are assigned to perform Services; (ii) Supplier Personnel have not been convicted of a felony or a misdemeanor involving a crime that impacts their ability to perform the assigned work; (iii) Supplier Personnel have not been convicted of a felony involving a crime of theft or dishonesty, and (iv) are not otherwise disqualified from performing the assigned work under applicable Laws.  To the extent permitted under applicable Laws, Supplier shall perform or have performed a reasonable background check, which shall, at a minimum, include a criminal history and background check, on all Supplier Personnel assigned to work hereunder, provided that, if a satisfactory background check, including a criminal history background check, was completed in connection with the hiring of such Supplier Personnel, it need not be repeated, if it was conducted within ninety (90) days of his or her assignment to perform the Services.  In addition, Supplier shall verify that all Supplier Personnel assigned to work hereunder have been appropriately screened in accordance with the provisions of all applicable Laws against the most recent version of the “Specially Designated Nationals List” published by the Office of Foreign Assets Controls of the U.S. Department of the Treasury.  Supplier shall provide evidence of authorization to work, satisfactory background and security screening for any Supplier Personnel upon Allianz's request.

8.5	Restrictions on Changes in Supplier Staffing/Facilities.
(a)
Supplier shall not move Services in a Functional Service Area or sub-Functional Service Area provided from an approved Supplier Facility and country to a Supplier Facility and country from which such Services had not previously been provided by Supplier without Allianz’s prior approval, even if the latter Supplier Facility and country has already been approved by Allianz for other purposes.

(b)
To the extent Services in the same Functional Service Area or sub-Functional Service Area are provided by Supplier Personnel from Supplier Facilities in different countries, Supplier shall not change in any material respect the extent to which such Services are provided by Supplier Personnel from each such Supplier Facility and country.  Schedule 7.2 to the Agreement or of the applicable Subscription Agreement, Service Description or Statement of Work shall specify the extent to which Services will be provided from each such Supplier Facility and country and what would constitute a material change in the anticipated staffing, Even if such a change in Supplier staffing is, in the aggregate, less than the defined materiality standard, Supplier shall provide Allianz with advance notice of such change.  For avoidance of doubt, the foregoing is measured as the cumulative impact of the movement of FTEs and work between and among Supplier Facilities and countries, not by any single change, and changes attributable solely to changes in service volumes are not subject to the limits described in this Section 8.5(b).

8.6	Conduct of Supplier Personnel.
(a)
Conduct and Compliance.  While at Allianz Sites and Facilities, Supplier Personnel shall (i) in addition to Section 6.2, comply with the Allianz Rules and other rules and regulations regarding personal and professional conduct, (ii) comply with reasonable requests of Allianz or Eligible Recipient personnel pertaining to personal and professional conduct, (iii) attend workplace training offered by Allianz and/or the Eligible Recipients at AZL’s request, and (iv) otherwise conduct themselves in a businesslike manner.

(b)
Identification of Supplier Personnel.  Except as expressly authorized by Allianz, Supplier Personnel shall clearly identify themselves as Supplier Personnel and not as employees or representatives of Allianz and/or the Eligible Recipients.  This shall include any and all communications, whether oral, written or electronic, unless and to the extent authorized by Allianz in connection with the performance of specific Services.  Each Supplier Personnel shall wear a badge indicating that he or she is employed by Supplier or its Subcontractors when at an Allianz Facility or Allianz Site.

(c)
Restriction on Marketing Activity.  Except for marketing representatives designated in writing by Supplier to Allianz, none of the Supplier Personnel shall conduct any marketing activities to Allianz or Eligible Recipient employees at Allianz Facilities or Allianz Sites (including marketing of any New Services), other than reporting potential marketing opportunities to Supplier’s designated marketing representatives.

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8.7	Substance Abuse.
(a)
Removal.  To the extent permitted by applicable Laws, Supplier shall immediately remove (or cause to be removed) any Supplier Personnel who is known to be or reasonably suspected of engaging in substance abuse while at an Allianz Site or an Allianz Facility, in an Allianz vehicle or while performing the Services.  In the case of reasonable suspicion, such removal shall be pending completion of the applicable investigation.  Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or alcohol (unless supplied by Allianz), or the misuse of prescription or non-prescription drugs.

(b)
Substance Abuse Policy.  Supplier represents and warrants that it has and will maintain substance abuse policies, in each case in conformance with applicable Laws, and Supplier Personnel will be subject to such policies.  Supplier represents and warrants that it shall require its Subcontractors and Affiliates providing Services to have and maintain such policy in conformance with applicable Laws and to adhere to this provision.

8.8	Transitioned Employees.
If and to the extent there are Transitioned Employees under this Agreement or any Subscription Agreement or Statement of Work, Supplier shall comply with the requirements set forth in Schedule 5 to this Agreement or the applicable Transition plan and Subscription Agreement, Service Description or Statement of Work.
9 SUPPLIER RESPONSIBILITIES
9.1	Intentionally Omitted
9.2	Reports.
(a)
Reports.  Supplier shall provide Allianz with the reports pertaining to the performance of the Services and Supplier’s other obligations under this Agreement, as well as Reports sufficient to permit Allianz to monitor and manage Supplier’s performance (“Reports”).  The Reports to be provided by Supplier shall include those described in Schedule 13 of this Agreement or of the applicable Subscription Agreement, Service Description or Statement of Work in the format and at the frequencies provided therein, as well as those provided by Allianz prior to the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date.  In addition, from time to time, Allianz may identify additional Reports to be generated by Supplier and delivered to Allianz on an ad hoc or periodic basis.  All Reports shall be provided to Allianz as part of the Services and at no additional charge to Allianz.  The Reports described in Schedule 13 of this Agreement or of the applicable Subscription Agreements, Service Description or Statements of Work and, to the extent reasonably possible, all other Reports, shall be provided to Allianz in an electronic network accessible format with ability for data to be downloaded to Allianz’s then current standard spreadsheet application.

(b)
Back-Up Documentation.  As part of the Services, Supplier shall provide Allianz with such documentation and other information available to Supplier as may be reasonably requested by Allianz from time to time in order to verify the accuracy of the Reports provided by Supplier.

(c)
Correction of Errors.  As part of the Services and at no additional charge to Allianz, Supplier shall promptly correct any errors or inaccuracies in or with respect to the Reports, the information or data contained in such Reports.

9.3	Governance Model; Meetings.
(a)
Governance.  The governance model to be employed by the Parties in connection with this Agreement is set forth in Schedule 6 of this Agreement or of the applicable Subscription Agreement, Service Description or Statement of Work.

(b)
Meetings.  During the Term and the applicable Statement of Work Term, representatives of the Parties shall meet periodically or as requested by Allianz to discuss matters arising under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, respectively, including any such meetings provided for in this Agreement, the Transition Plan, or Schedule 6.  Each Party shall bear its own costs in connection with the attendance and participation of such Party’s representatives in such meetings.

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9.4	Quality Assurance and Internal Controls.
(a)
Supplier shall develop, implement, and document Quality Assurance and internal control (e.g., financial and accounting controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) processes and procedures, including implementing tools and methodologies, to ensure that the Services are performed in an accurate and timely manner, in accordance with (i) the Service Levels and other requirements in this Agreement and the applicable Subscription Agreements, Service Description and Statements of Work, (ii) generally accepted accounting principles, (iii) the accepted practices of top tier providers of BPO and IT services, (iv)  Laws applicable to Allianz, the Eligible Recipients and/or the Services subject to Section 15.7, (v) industry standards described in Section 9.4(c) to the extent applicable to Allianz and the Eligible Recipients and/or the performance of the Services, and (vi) the Allianz Standards.

(b)	Without limiting the foregoing, the processes, procedures and controls developed and implemented by Supplier shall require Supplier to:
(i)
Maintain a strong control environment in day-to-day operations, to assure that the following fundamental control objectives are met: (1) financial and operational information is valid, complete and accurate; (2) operations are performed efficiently and achieve effective results, consistent with the requirements of this Agreement; (3) assets are safeguarded in accordance with Section 13.2; and (4) subject to Section 15.7, actions and decisions of the organization are in compliance with Laws;

(ii)
Build the following basic control activities into its work processes: (1) accountability clearly defined and understood; (2) access properly controlled; (3) adequate supervision; (4) transactions properly authorized; (5) transactions properly recorded; (6) transactions recorded in proper accounting period; (7) policies, procedures, and responsibilities documented; (8) adequate training and education; (9) adequate separation of duties; and (10) recorded assets compared with existing assets;

(iii)
Conduct periodic control self-assessments with respect to all Services (such self-assessments to be performed at least quarterly unless and until Allianz approves less frequent self-assessments) and promptly remediate any non-compliant items (and promptly report to Allianz any items having the potential to impact Allianz or an Eligible Recipient in any material respect);

(iv)	Maintain an internal audit function sufficient to monitor the processes and Systems used to provide the Services;
(v)
Conduct investigations of suspected unlawful or fraudulent activities within Supplier's organization that impact or could impact Allianz or the Eligible Recipients.  Supplier shall promptly notify Allianz of any such suspected fraudulent activity and the results of any such investigation as they relate to Allianz or the Eligible Recipients.  At Supplier’s request, Allianz shall provide reasonable assistance to Supplier in connection with any such investigation;

(vi)
Comply with all applicable requirements and guidelines established by Allianz in order to assist Allianz to meet the requirements of applicable Laws, including the Sarbanes-Oxley Act of 2002 and implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board;

(vii)	Comply with the Allianz Vendor Code of Conduct included in Schedule 2-B; and
(viii)	Comply with all internal or external audit activities, findings and action plans involving the Services in accordance with Section 9.12.
(ix)
Promptly notify Allianz of any legal action filed against Supplier alleging unlawful or fraudulent activity within Supplier's organization that impacts or could impact Allianz or the Eligible Recipients of the Services provided by Supplier.

(c)
Supplier shall submit such processes, procedures and controls to Allianz for its review, comment and approval within thirty (30) days, following Allianz’s written request, which will then be subject to Allianz’s review and approval.  No

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failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Supplier’s failure to comply with the Service Levels and other terms of this Agreement and/or the applicable Subscription Agreements, Service Description and/or Statements of Work.
(d)
Industry Standards, Certifications and Compliance.  Supplier has achieved and, to the extent relevant, will maintain certification or compliance with SEI CMMi Level 5, ISO/IEC27001:2013 and ISO/IEC 27002:2013 at all Supplier Facilities from which the Services are provided.

9.5	Allianz Standards.
(a)
Allianz Standards. Allianz shall have final authority to promulgate (A) the standards, policies, practices, processes, procedures and controls to be adhered to and enforced by Supplier in the performance of the Services; and (B) the associated technologies, architectures, standards, products and systems to be provided, operated, managed, supported and/or used by Supplier in connection therewith (collectively, the “Allianz Standards”).  Allianz also shall have final authority to promulgate Strategic Plans on an annual basis and to modify and update such Strategic Plans on a periodic basis as appropriate.  Only Allianz shall have the authority to modify or grant waivers from such Allianz Standards or Strategic Plans. Supplier shall (i) comply with and implement the Allianz Standards and Strategic Plans in providing the Services, (ii) work with Allianz to enforce the Allianz Standards and Strategic Plans, (iii) subject to Section 4.4, modify the Services as and to the extent necessary to conform to such Allianz Standards and Strategic Plans, and (iv) obtain Allianz’s prior written approval for any deviations from such Allianz Standards and Strategic Plans.

(b)
Supplier Support.  At Allianz's request, Supplier shall assist Allianz on an ongoing basis in developing Allianz Standards, annual Strategic Plans and short-term implementation plans. The assistance to be provided by Supplier shall include: (i) active participation with Allianz representatives on permanent and ad-hoc committees and working groups addressing such issues; (ii) assessments of the then-current Allianz Standards; (iii) analyses of the appropriate direction for such Allianz Standards in light of business priorities, business strategies, competitive market forces, and changes in technology; (iv) the provision of information to Allianz regarding Supplier’s technology, business processes and telecommunications strategies for its own business; and (v) recommendations regarding standards, processes, procedures and controls and associated information technology architectures, standards, products and systems.  With respect to each recommendation, Supplier shall provide, with Allianz’s timely input, the following at a level of detail sufficient to permit Allianz to make an informed business decision: (i) the projected cost to Allianz and the Eligible Recipients and cost/benefit analyses; (ii) the changes, if any, in the personnel and other resources Supplier, Allianz and/or the Eligible Recipients will require to operate and support the changed environment; (iii) the resulting impact on the total costs of Allianz and the Eligible Recipients; (iv) the expected performance, quality, responsiveness, efficiency, reliability, security risks and other service levels; and (v) general plans and projected time schedules for development and implementation. Supplier shall provide such assistance at no additional charge, unless an additional charge has been approved in advance by Allianz.

(c)
Financial, Forecasting and Budgeting Support.  To support Allianz’s forecasting and budgeting processes, Supplier shall provide the following information regarding the costs to be incurred by Allianz and/or the Eligible Recipients in connection with the Services and the cost/benefit to Allianz and/or the Eligible Recipients associated therewith: (i) actual and forecasted utilization of Resource Units; (ii) actual and forecasted changes in the total cost or resource utilization of Allianz and the Eligible Recipients associated with changes to the environment; and (iii) opportunities to modify or improve the Services, to reduce the Charges, Pass-Through Expenses or retained expenses incurred by Allianz.  Such information shall be provided at Allianz’s request and at no additional charge to Allianz, in accordance with the schedule reasonably established by Allianz.

(d)
Technology and Business Process Plan. Supplier shall develop and implement a technology and business process plan on an annual basis and shall modify and update such plan on a periodic basis as appropriate (“Technology and Business Process Plan”).  The Technology and Business Process Plan shall include, among other things, plans for: (i) implementing the then-current Allianz Standards and Strategic Plan; (ii) refreshing Equipment and Software (consistent with the refresh cycles defined in Section 9.14); and (iii) adopting new technologies and business processes as part of Technology and Business Process Evolution (as further described in Section 9.14).  The development of the Technology and Business Process Plan will be an iterative process that Supplier shall carry out in consultation with Allianz.  The timetable for finalization of the Technology and Business Process Plan shall be set each year having

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regard to the timetable for the Strategic Plan. Following approval by Allianz, Supplier shall comply with the Technology and Business Process Plan unless and to the extent Allianz agrees to depart from such Plan.
9.6	Change Control.
(a)
Compliance with Change Control Procedures.  In making any change in the standards, processes, procedures or controls or associated technologies, architectures, standards, products, Software, Equipment, Systems, Services or Materials provided, operated, managed, supported or used in connection with the Services, the Parties shall comply with the change control procedures and change control standards specified in Attachments 2-C and 2-D (the “Change Control Procedures”).

(b)
Financial Responsibility for Changes.  Unless otherwise set forth in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work or approved in accordance with Sections 4.5 or 9.6(c), Supplier shall bear all charges, fees and costs associated with any change desired by Supplier, including all charges, fees and costs associated with (i) the design, installation, implementation, testing and rollout of such change, (ii) any modification or enhancement to, or substitution for, any impacted business process or associated Software, Equipment, System, Services or Materials, (iii) any increase in the cost to Allianz or the Eligible Recipients of operating, maintaining or supporting any impacted business process or associated Software, Equipment, System, Services or Materials, and (iv) any increase in Resource Unit usage resulting from such change.

(c)
Allianz Approval – Cost, Adverse Impact.  Supplier shall make no change which may (i) increase Allianz’s or an Eligible Recipient’s total cost of receiving the Services; (ii) require material changes to, or have an adverse impact on, Allianz’s or an Eligible Recipient’s businesses, operations, environments, facilities, business processes, systems, software, utilities, tools or equipment (including those provided, managed, operated, supported and/or used on their behalf by Third Party Contractors); (iii) require Allianz, the Eligible Recipients or Supplier to install a new version, release, upgrade of, or replacement for, any Software or Equipment or to modify any Software or Equipment, (iv) have a material adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality or resource efficiency of the Services; (v) have an adverse impact on the cost, either actual or planned, to Allianz of terminating all or any part of the Services or exercising its right to in-source or use third parties; (vi) require changes to or have an adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality, cost or resource efficiency of Allianz’s Retained Systems and Business Processes or (vii) violate or be inconsistent with Allianz Standards or Strategic Plans as specified in Section 9.5, without first obtaining Allianz’s approval, which approval Allianz may withhold in its reasonable discretion based on its own self-interest.

(d)
Allianz Legal Approval – IVR/VRU Solution.  Supplier shall not implement or use in performing the Services an IVR or VRU solution having one or more of the following characteristics without first obtaining from the Allianz Relationship Manager confirmation that the Allianz General Counsel or his or her designee has approved such implementation or use: (i) the entry by callers of distinct customer verification data that is compared to information stored in a database to determine if the caller is qualified to continue using the system; (ii) the IVR system provides the caller with computer generated confirmation numbers; (iii) the use by callers of temporary PINs with the ability to change the PIN; or (iv) the generation of automatic screen pops at the operator terminal based on caller-specific information entered by the caller.

(e)
Temporary Emergency Changes.  Notwithstanding the foregoing, Supplier may make temporary changes required by an emergency if it has been unable to contact the Allianz Relationship Manager or his or her designee to obtain approval after making reasonable efforts.  Supplier shall document and report such emergency changes to Allianz not later than the next business day after the change is made.  Such changes shall not be implemented on a permanent basis unless and until approved by Allianz.

(f)
Implementation of Changes.  Supplier shall schedule and implement all changes so as not to (i) disrupt or adversely impact the business or operations of Allianz or the Eligible Recipients, (ii) degrade the Services then being received by them, or (iii) interfere with their ability to obtain the full benefit of the Services.

(g)
Planning and Tracking.  On a monthly basis, Supplier shall prepare, with Allianz’s participation and approval, a rolling quarterly “look ahead” schedule for ongoing and planned changes for the next three (3) months.  The status of changes shall be monitored and tracked by Supplier against the applicable schedule.

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9.7	Software Currency.
(a)
Currency of Supplier Owned Software.  Subject to and in accordance with Sections 6.4, 9.5, 9.6, 9.7(c), Schedule 4 and the applicable Subscription Agreements, Service Description and Statements of Work, Supplier shall maintain reasonable currency for Supplier Owned Software and provide maintenance and support for new releases and versions of such Software.  At Allianz’s direction, Supplier shall operate, maintain and support multiple releases or versions of Supplier Owned Software and, subject to Sections 4.4 and 11.1(e)(ii), shall do so without any increase in the applicable Charges.  For purposes of this Section 9.7(a), “reasonable currency” means that, unless otherwise directed by Allianz, Supplier shall (i) maintain Supplier Owned Software at the then current Major Release, and (ii) install Minor Releases promptly or, if earlier, as requested by Allianz.

(b)
Currency of Third Party Software.  Subject to and in accordance with Sections 6.4, 9.5, 9.6, 9.7(c), Schedule 4 and the applicable Subscription Agreements and Statements of Work, Supplier shall maintain reasonable currency for Third Party Software for which it is financially responsible under this Agreement or a Subscription Agreement and provide maintenance and support for new releases and versions of Third Party Software for which it is operationally responsible.  At Allianz’s direction, Supplier shall operate, maintain and support multiple releases or versions of Third Party Software and, subject to Sections 4.4 and 11.1(e)(ii), shall do so without any increase in the applicable Charges.  In addition, unless otherwise directed by AZL, Supplier shall keep Third Party Software within release levels supported by the appropriate third party vendor to ensure compatibility with other Software or Equipment components of the Systems. For purposes of this Section, “reasonable currency” shall mean that, unless otherwise directed by Allianz, Supplier shall (i) maintain Third Party Software within one Major Release of the then current Major Release, and (ii) install Minor Releases promptly or earlier, if requested by Allianz.

(c)
Evaluation, Testing and Approval.  Prior to installing a new Major Release or Minor Release, Supplier shall evaluate and test such Release to verify that it will perform in accordance with this Agreement and the applicable Subscription Agreements, Service Description and Statements of Work, the Allianz Standards and Strategic Plans and that it will not (i) increase Allianz’s total cost of receiving the Services; (ii) have an adverse impact or require changes as described in Section 9.6(c), or (iii) violate or be inconsistent with  Allianz Standards, Strategic Plans, or, subject to Section 15.7, applicable Laws.  The evaluation and testing performed by Supplier shall be at least consistent with the reasonable and accepted industry norms applicable to the performance of such Services and shall be at least as rigorous and comprehensive as the evaluation and testing usually performed by highly qualified service providers under such circumstances. Notwithstanding Section 9.7(a), Supplier shall confer with Allianz prior to installing any Major Release or Minor Release, shall provide Allianz with the results of its testing and evaluation and a detailed implementation plan and shall not install such Release if directed not to do so by Allianz.  Where specified by Allianz, Supplier shall not install new Software releases or make other Software changes until Allianz has completed and provided formal signoff on successful user acceptance testing.

(d)
Updates by Allianz.  Allianz and the Eligible Recipients shall have the right, but not the obligation, to install new releases of, replace, or make other changes to Applications Software or other Software for which Allianz is financially responsible under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work.

9.8	Maintenance.
Supplier Responsibility.  To the extent Supplier has operational responsibility under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, it shall maintain the applicable Equipment and Software so that they operate substantially in accordance with the Service Levels if any, specifically applicable to the operation of such Equipment and Software and their Specifications, including (i) maintaining Equipment in good operating condition, subject to normal wear and tear, (ii) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer’s recommendations and requirements, and (iii) performing Software maintenance in accordance with the applicable Software supplier’s documentation, recommendations and requirements. Supplier shall not be responsible for the maintenance of Third Party Software or Equipment no longer supported by the applicable licensor or manufacturer, unless and to the extent provided in a Subscription Agreement, Service Description, Statement of Work, or Change Order.

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9.9	Efficiency and Cost Effectiveness.

Supplier shall provide the Services in a cost-effective and efficient manner consistent with the required level of quality and performance.  Without limiting the generality of the foregoing, such actions shall include: (i) making adjustments in the timing of actions (consistent with Allianz priorities and schedules for the Services and Supplier’s obligation to meet the Service Levels); (ii) delaying or accelerating, as appropriate, the performance of non-critical functions within limits acceptable to Allianz; (iii) tuning or optimizing the Systems (including memory), Applications Software, databases and/or business processes to optimize performance and minimize costs; (iv) controlling its use of the System and/or the Allianz network by scheduling usage, where possible, to low utilization periods; (v) subject to Section 9.5, using alternative technologies to perform the Services; and (vi) efficiently using resources for which Allianz is charged hereunder, consistent with industry norms, and compiling data concerning such efficient use in segregated and auditable form whenever possible.

9.10	Malicious Code.

Each Party shall cooperate with the other Party and shall take actions and precautions consistent with Schedule 2 and the applicable Subscription Agreements, Service Description and Statements of Work to prevent the introduction and proliferation of Malicious Code into Allianz’s or an Eligible Recipient’s environment or any System used by Supplier to provide the Services.  Without limiting Supplier’s other obligations under this Agreement, if Malicious Code is found in Equipment, Software or Systems provided, managed or supported by Supplier, Supplier shall, at no additional charge to Allianz, eliminate and reduce the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, to mitigate such losses and restore such data with generally accepted data restoration techniques; provided that if Allianz, Eligible Recipients or their respective personnel are determined to have caused the introduction or proliferation of such Malicious Code, Allianz shall pay or reimburse Supplier for reasonable and actual fees and costs incurred by Supplier in eliminating and reducing the effects of such Malicious Code and/or restoring lost data (provided that Supplier notifies Allianz in advance of such fees and costs, obtains Allianz’s approval prior to incurring such fees and costs, and uses commercially reasonable efforts to minimize such fees and costs), unless the foregoing remediation activities can be performed by Supplier Personnel assigned to Allianz, in which case there shall be no additional charge to Allianz for such remediation activities, subject to Allianz’s right to reprioritize work under Section 4.5(b).  If Malicious Code is found in Equipment, Software or Systems provided, managed or supported by Allianz and Supplier or Supplier Personnel are determined to have caused the introduction or proliferation of such Malicious Code,  Supplier shall reimburse Allianz for reasonable and actual fees and costs incurred by Allianz or the Eligible Recipients in eliminating and reducing the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, mitigating such losses and restoring such data with generally accepted data restoration techniques..

9.11	Access to Specialized Supplier Skills and Resources.

Upon Allianz’s request, Supplier shall provide Allianz and the Eligible Recipients with prompt access to Supplier’s specialized services, personnel and resources pertaining to BPO/Application standards, processes and procedures and associated software, equipment and systems on an expedited basis taking into account the relevant circumstances (the “Specialized Services”).  The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which Supplier is entitled to additional compensation, but in no event shall Supplier be entitled to any additional compensation for New Services under this subsection unless the Allianz Relationship Manager and Supplier Account Manager, or their authorized designee, expressly agree upon such additional compensation or Supplier’s entitlement to additional compensation is established through the dispute resolution process.  If Allianz authorizes Supplier to proceed but the Parties disagree as to whether the authorized work constitutes New Services and Allianz reasonably believes that such work is material and is required on an urgent basis, Supplier shall proceed with such work if directed by Allianz for up to “REDACTED”.  Any Charges claimed by Supplier for such work shall be subject to dispute and withholding under Section 12.4, and any disagreement with respect to such Charges shall be submitted to dispute resolution pursuant to Article 19.

9.12	Audit Rights.
(a)
Contract Records.  Supplier shall, and shall cause its Subcontractors to, maintain complete and accurate records of and supporting documentation for all Charges, all Allianz Confidential Information, Allianz Data, Materials, Applications, Software, Developed Materials and Development Tools, and all transactions, authorizations, changes, implementations, soft document accesses, reports, filings, returns, analyses, procedures, controls, records, data or

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information created, generated, collected, processed or stored by Supplier in the performance of its obligations under this Agreement (collectively, the “Contract Records”).  Supplier shall maintain such Contract Records in accordance with applicable Laws and retain Contract Records in accordance with Allianz’s record retention policy (as such policy may be modified from time to time and provided to Supplier in writing) during the Term and any Termination Assistance Services period and thereafter through the end of the eleventh full calendar year after the calendar year in which Supplier ceased performing the Services (including Termination Assistance Services requested by AZL under Section 4.3(b)(7)) (the “Audit Period”).   If a material change in Allianz’s record retention policy will have a demonstrable and material impact on Supplier’s costs and expenses (up or down) to comply with the changed policy, then Supplier and Allianz shall meet and agree upon the reimbursement or credit of the increased or reduced  costs and expenses associated with the changed requirements; provided that, to the extent possible, Supplier shall accommodate any changed record retention requirements in a manner that will not result in increased costs or expenses to Allianz.
(b)
Operational and Security Audits.  During the Audit Period, Supplier shall, and shall cause its Subcontractors to, provide to Allianz (and internal and external auditors, inspectors, regulators and other representatives that Allianz may designate from time to time, including customers, vendors, licensees and other third parties to the extent Allianz or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities (collectively, "Permitted Auditors")) access at reasonable hours to Supplier Personnel, to the facilities at or from which Services are then being provided and to Contract Records, Supplier records and other pertinent information, all to the extent relevant to the Services and Supplier’s obligations under this Agreement.  If an audit reveals a significant breach of this Agreement, Supplier shall promptly reimburse Allianz for the reasonable and actual cost of any incremental follow-up audit to verify that the significant breach has been corrected.  Additionally, in the event an audit is undertaken because Allianz possesses, prior to such audit, a reasonable and demonstrable basis for believing that Supplier has breached any material obligation(s) under this Agreement and such audit reveals a significant breach of this Agreement, Supplier shall also promptly reimburse Allianz for the reasonable and actual cost of such audit.

(c)
Financial Audits.  During the Audit Period, Supplier shall, and shall cause its Subcontractors to, provide to Allianz and Permitted Auditors access at reasonable hours to Supplier Personnel and to Contract Records and other pertinent information to conduct financial audits, all to the extent relevant to the performance of Supplier’s financial obligations under this Agreement.  If any such audit reveals an overcharge by Supplier, and Supplier does not successfully dispute the amount questioned by such audit in accordance with Article 19, Supplier shall promptly pay to Allianz the amount of such overcharge, together with interest from the date of Supplier’s receipt of such overcharge at the lesser of “REDACTED” or the maximum rate allowed by law.  In addition, if any such audit reveals an overcharge of more than “REDACTED” of the audited Charges in any Charges category, Supplier shall promptly reimburse Allianz for the reasonable and actual cost of such audit

(d)
Audit Assistance.  Supplier shall (i) provide any assistance reasonably requested by Allianz or a Permitted Auditor in conducting any such audit, including installing and operating audit software, (ii) make requested personnel, records and information available to Allianz or a Permitted Auditor in response to an audit or request for information, and (iii) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit.

(e)	General Procedures.
(i)
Notwithstanding the intended breadth of Allianz’s audit rights, Allianz shall not be given access to (A) the confidential or proprietary information of other Supplier customers, (B) Supplier locations that are not related to Allianz, the Eligible Recipients or the Services, or (C) Supplier’s internal costs, except to the extent such costs are the basis upon which Allianz is charged (e.g., reimbursable expenses, Out-of-Pocket Expenses, Pass-Through Expenses or cost-plus Charges) and/or are necessary to calculate the applicable variable Charges.

(ii)
In performing audits, Allianz shall endeavor to avoid unnecessary disruption of Supplier’s operations and unnecessary interference with Supplier’s ability to perform the Services in accordance with the Service Levels.

(iii)
Allianz shall provide Supplier with reasonable notice prior to any operational or financial audit by Allianz or its external auditors; provided that no such notice shall be required with respect to audits conducted by government auditors, inspectors, regulators or representatives.

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(iv)
Following any audit, Allianz shall conduct or ask its external auditors or examiners to conduct, an exit conference attended by Supplier, Allianz and, if applicable, the external auditor or examiner to obtain factual concurrence with issues identified in the review.

(v)
Allianz shall be given adequate private workspace in which to perform an audit, plus access to photocopiers, telephones, facsimile machines, computer hook-ups, and any other facilities or equipment needed for the performance of the audit.

(vi)
Prior to receiving access to Supplier Confidential Information or Supplier Facilities, external auditors and examiners designated by Allianz (other than government auditors and examiners) shall execute a non-disclosure agreement substantially in the form attached hereto as Schedule 22.  Allianz’s external auditors and examiners shall not be Direct Supplier Competitors.

(f)
Supplier Internal Audit.  If Supplier determines as a result of its own internal audit that it has overcharged Allianz, then Supplier shall promptly pay or credit to Allianz the amount of such overcharge, together with interest from the date of Supplier’s receipt of such overcharge at the lesser of “REDACTED” per annum or the maximum rate allowed by law.

(g)
Supplier Response to Audits.  Supplier and Allianz shall meet promptly upon the completion of any audit conducted pursuant to this Section 9.12 (i.e., an exit interview) and/or the issuance of an interim or final report following such an audit.  Supplier and Allianz shall review and escalate such audit findings as and to the extent required in Schedule 6.  Supplier shall respond to each exit interview and/or audit report in writing within thirty (30) days, unless a shorter response time is specified in such report.  Supplier and Allianz shall develop and agree upon an action plan to expeditiously address and resolve any deficiencies, concerns and/or recommendations identified in such exit interview or audit report. Supplier, at its own expense, shall then undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Supplier’s obligations under this Agreement.

(h)	Controls Audit.
(i)
In addition to its other obligations under this Section 9.12. Supplier shall cause an International Standard of Assurance Engagements (ISAE) 3402 or Type 2 U.S. Statement on Standards for Attestation Engagements (SSAE) 16 (or an equivalent audit under such successor standard as may then be in effect) (a “Controls Audit”) to be conducted by an independent public accounting firm on an annual basis for Supplier Facilities at or from which the Services and/or services similar to the Services are provided at Allianz’s cost.  Supplier shall (A) confer with Allianz as to the scope and timing of each such audit, and (B) accommodate Allianz’s requirements and concerns to the extent practicable.  Unless otherwise agreed by the Parties, such audit shall be conducted with a date range of at least twelve (12) months and so as to result in a final audit opinion dated September 1 or later each calendar year.  Supplier shall provide Allianz and its independent auditors with a copy of such opinion and the resulting Controls Audit report as soon as reasonably possible after the conclusion of such audit.  At Allianz’s request at any time, Supplier shall confirm in writing that there have been no changes in the relevant policies, procedures and internal controls since the completion of such audit.  Supplier shall respond to such reports in accordance with Section 9.12.

(ii)
If Supplier is unable to timely deliver to Allianz, in accordance with Section 9.12(h)(i) above, an unqualified opinion, or the Controls Audit reveals any deficiencies or material weakness, Supplier shall (A) provide Allianz, on or before the date such opinion is delivered or due to be delivered, a written statement describing the circumstances giving rise to any delay or any qualification, (B) take such actions as shall be necessary to resolve such circumstances as soon as practicable, and (C)  permit Allianz and its Permitted Auditors to perform such procedures and testing as are reasonably necessary for their assessment of the operating effectiveness of Supplier’s policies, procedures and internal controls.  Supplier acknowledges and agrees that Allianz and Permitted Auditors, upon receiving a copy of the Controls Audit report, shall have the right to review the auditor work papers at the auditor premises, as well as interview the auditor personnel who did the actual audit work in the event Allianz or such Permitted Auditors require clarification regarding the Controls Audit report to the extent such

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audit rights are available under the agreements signed by Supplier with existing third-party audit firms.
(iii)
To the extent Allianz requests that, in addition to the Controls Audit described above, Supplier conduct a Allianz-specific Controls Audit, Supplier shall do so at Allianz’s expense (provided that Supplier notifies Allianz of such expense, obtains Allianz’s prior approval of, and uses commercially reasonable efforts to minimize, such expense).

(i)
Audit Costs.  Supplier and its Subcontractors and suppliers shall provide the audit assistance described in this Section 9.12 in support of Allianz’s exercise of its audit rights during the Audit Period at no additional charge to Allianz.

9.13	Subcontractors.

In subcontracting any of Supplier’s responsibilities under this Agreement or any Subscription Agreement, Service Description or Statement of Work, Supplier shall comply strictly with the requirements set forth in Schedule 16.1 and/or the applicable Subscription Agreement or Statement of Work.

9.14	Technology and Business Process Evolution.
(a)
Obligation to Evolve.  Accordance with the definition of Technology and Business Evolution, Supplier acknowledges and agrees that its current technologies and business processes shall continue to evolve and change over time, and at a minimum, shall remain consistent with the accepted practices of top tier providers of BPO/Application services and, subject to Section 9.5, the business and BPO/Application objectives of Allianz and the Eligible Recipients.  Subject to Section 9.5, Supplier shall provide the Services using current technologies and business processes that will enable Allianz and the Eligible Recipients to take advantage of the advances in the industry and support their efforts to maintain competitiveness in the markets in which it competes.  In addition, subject to Sections 9.5 and 4.4, Supplier shall make such current technologies and business processes available to Allianz to perform BPO/Application services and functions on behalf of itself and/or the Eligible Recipients.

(b)
Annual Technology and Business Process Audit.  Allianz may elect to conduct an annual technology and business process audit to benchmark Supplier’s then current technologies and business processes against the accepted practices of top tier providers of BPO/Application services.  If any such audit reveals that the technologies and business processes then utilized by Supplier are not at the above described level, then Allianz and the Supplier shall review the results of the audit and promptly establish and implement a plan to implement identified practices consistent with the findings of such audit.

(c)
Obligation to Propose Technology and Business Process Evolutions.  Supplier shall identify and propose the implementation of Technology and Business Process Evolutions that are likely to: (i) improve the efficiency and effectiveness of the Services (including cost savings); (ii) improve the efficiency and effectiveness of the BPO/Application services and functions performed by or for AZL and the Eligible Recipients at or from Allianz facilities; (iii) enhance the ability of Allianz and the Eligible Recipients to conduct their businesses and serve their customers; and (iv) achieve the objectives of Allianz and the Eligible Recipients faster and/or more efficiently than the then current strategies. In addition, at no additional cost, Supplier shall provide Allianz with copies of periodic white papers and other such reports generally provided by Supplier to others customers.

(d)
Supplier Briefings.  At least semi-annually, Supplier shall meet with Allianz to formally brief Allianz regarding Technology and Business Process Evolutions of possible interest or applicability to Allianz and the Eligible Recipients.  Such briefing shall include Supplier’s assessment of the business impact, performance improvements and cost savings associated with such Technology and Business Process Evolutions.  Where requested by Allianz, and subject to the terms of Section 4.4, Supplier shall develop and present to Allianz proposals for: (i) implementing Technology and Business Process Evolutions or (ii) changing the direction of Allianz’s then current strategy.

(e)
Supplier Developed Advances.  If Supplier develops technological advances in or changes to the BPO/Application business processes and services and associated technologies used to provide the same or substantially similar services or Supplier develops new or enhanced processes, services, software, tools, products or methodologies to be offered to such customers (collectively, “New Advances”), Supplier shall, subject to Section 4.4, (i) offer Allianz the opportunity

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to serve as a pilot customer in connection with the implementation of such New Advances, and/or (ii) offer Allianz preferred access to such New Advances and the opportunity to implement and receive the benefits of any such New Advances.
(f)
Flexibility.  Supplier shall ensure that the technologies and business process strategies it employs to provide the Services meet industry standards and are flexible enough to allow integration with new technologies or business processes, or significant changes in Allianz’s or an Eligible Recipient's business, BPO/Application objectives and strategies.  For example, Equipment must have sufficient scalability and be sufficiently modular to allow integration of new technologies without the need to replace whole, or significant parts of, systems or business processes (e.g., made to be a one-to-many model) to enable Allianz’s and/or the Eligible Recipients' business to become more scalable and flexible.

(g)
Equipment Implementation and Refresh.  Subject to the Section 9.14(i), Attachment 4-B of any applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall be fully responsible for the implementation of new Equipment in the ordinary course of Technology and Business Process Evolution.  Supplier shall refresh all Equipment in accordance with the defined refresh strategies, as set out in the Technology and Business Process Plan, and as necessary to provide the Services in accordance with the Service Levels and satisfy its other obligations under this Agreement and the applicable Subscription Agreements, Service Description and Statements of Work.  If Supplier is aware that these strategies differ from generally accepted practice (or there are any other areas of concern in relation to such strategies) it shall provide Allianz with notice of that fact and, upon request, provide Allianz with further information as to how to more closely align the strategies with generally accepted practice.

(h)
Software Implementation and Refresh.  Subject to the Section 9.14(i), Supplier shall be fully responsible for the implementation of new or changed Software, tools and methodologies in the ordinary course of Technology and Business Process Evolution.  Supplier shall: (i) refresh Software in accordance with Section 9.7 and the Technology and Business Process Plan; and (ii) provide training to Allianz personnel regarding the use of any new or changed Software, tools and methodologies.

(i)
Included in Charges.  Supplier shall deploy, implement and support Technology and Business Process Evolution and New Advances throughout the Term and such Technology and Business Process Evolution and New Advances shall be included in the Monthly Base Charges except as provided below:

(i)
Supplier shall be financially responsible for the capital cost associated with Technology and Business Process Evolution and New Advances only for categories of Equipment, Software and other assets as to which such responsibility is allocated to Supplier in Attachment 4-B of the applicable Subscription Agreement, Service Description or Statement of Work; and

(ii)
The effort associated with the implementation of Technology and Business Process Evolution and New Advances shall be included in the Monthly Base Charges unless and to the extent (A) the Technology and Business Process Evolution or New Advance is considered a New Service pursuant to Section 4.4, or (B) Allianz requests that it be implemented more quickly than the established refresh schedule, and in each case, only if and to the extent additional Supplier Personnel and resources are required to do so in the desired timeframe.

9.15	Network Configuration Data.

Supplier (i) shall provide Allianz (and Third Party Contractors) with network configuration data with respect to the network provided and used by Supplier to provide the Services; and (ii) hereby grants Allianz (and Third Party Contractors) the right to use such data in connection with the performance of ancillary services (e.g., security reviews or audits) or the exercise of Allianz’s other rights under this Agreement (in each case, subject to compliance by the applicable Allianz Third Party Contractors with the requirements of Section 4.7(b)).

10 ALLIANZ RESPONSIBILITIES
10.1	Responsibilities.
In addition to Allianz’s responsibilities as expressly set forth elsewhere in this Agreement, Allianz shall be responsible for

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the following:
(a)
Allianz Relationship Manager.  Allianz shall designate one (1) individual to whom all Supplier communications concerning this Agreement may be addressed (the “Allianz Relationship Manager”), who shall have the authority to act on behalf of Allianz and the Eligible Recipients in all day-to-day matters pertaining to this Agreement.  Allianz may change the designated Allianz Relationship Manager from time to time by providing notice to Supplier.  Additionally, Allianz will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Allianz Relationship Manager is not available.

(b)
Cooperation.  Allianz shall cooperate with Supplier by, among other things, making available, as reasonably requested by Supplier, management decisions, information, approvals and acceptances so that Supplier may accomplish its obligations and responsibilities hereunder.

(c)
Requirement of Writing.  To the extent Supplier is required under this Agreement to obtain Allianz’s approval, consent, authorization or agreement, such approval, consent, authorization or agreement shall be in writing and shall be signed by or directly transmitted by electronic mail from the Allianz Relationship Manager or an authorized Allianz representative.  Notwithstanding the preceding sentence, the Allianz Relationship Manager may agree in advance in writing that as to certain specific matters oral approval, consent, authorization or agreement will be sufficient.

10.2	Savings Clause.
(a)
Supplier’s failure or delay to perform its responsibilities under this Agreement or to meet the Service Levels shall be excused if and to the extent such Supplier non-performance or delay is caused by (i) the wrongful or tortious actions or contractual breaches of Allianz, an Eligible Recipient or a Third Party Contractor performing obligations on behalf of AZL under this Agreement and/or the applicable Statement of Work, Service Description or Subscription Agreement (unless and to the extent, as to Allianz Third Party Contractors managed by Supplier, such failure is attributable to Supplier’s failure to properly manage such Third Party Contractor in accordance with Section 6.5), or (ii) the failure or delay of Allianz, an Eligible Recipient or such a Third Party Contractor to perform AZL’s specified obligations under this Agreement and/or the applicable Statement of Work, Service Description or Subscription Agreement, but only, with respect to either (i) or (ii) above, if (A) Supplier, upon becoming aware of such occurrence, expeditiously notifies Allianz of such wrongful or tortious action, contractual breach or performance failure/delay under such circumstances, (B) Supplier provides Allianz with every reasonable opportunity to correct such wrongful or tortious action, contractual breach or performance failure/delay and thereby avoid such Supplier non-performance, (C) Supplier identifies and pursues all reasonable means to avoid or mitigate the impact of such wrongful or tortious action, contractual breach or performance failure/delay , (D) Supplier uses reasonable efforts to perform notwithstanding such wrongful or tortious action, contractual breach or performance failure/delay , and (E) if there is a reasonable question as to causation, Supplier conducts a Root Cause Analysis and thereby demonstrates that such wrongful or tortious action, contractual breach or performance failure/delay is the cause of Supplier’s non-performance.  Supplier acknowledges and agrees that the circumstances described in this Section 10.2, together with Section 18.2 of this Agreement and Section 14 of Schedule 3, are the only circumstances in which its failure to perform its responsibilities under this Agreement or to meet the Service Levels will be excused and that Supplier will not assert any other act or omission of Allianz or the Eligible Recipients as excusing any such failure on Supplier’s part.

(b)
Allianz shall reimburse Supplier for the incremental labor charges and Out-of-Pocket Expenses reasonably incurred by Supplier to meet the Service Levels and perform its other responsibilities under this Agreement despite Allianz’s wrongful or tortious actions, contractual breaches or performance failure/delay as described in Section 10.2(a) above; provided that (i) to the extent practicable, Supplier notifies Allianz of such additional incremental charges and expenses and obtains Allianz’s approval prior to incurring such costs; and (ii) Supplier uses commercially reasonable efforts to minimize such costs (if and to the extent Allianz declines to approve certain reasonable additional costs, Supplier shall not be obligated to proceed with the efforts associated therewith).  Allianz, in its sole discretion, may forego or delay any work activities or temporarily adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such activities using such personnel or resources already assigned to perform the Services.

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11 CHARGES
11.1	General.
(a)
Payment of Charges.  In consideration of Supplier’s performance of the Services, subject to Section 4.9, Allianz agrees to pay Supplier the applicable Charges set forth in Schedule 4 of the applicable Subscription Agreement or Statement of Work (and any Service Taxes for which Allianz is financially responsible under Section 11.4(e). Supplier acknowledges and agrees that there are no separate or additional charges for such Services.  Any costs incurred by Supplier prior to the Effective Date are included in the Charges set forth in Schedule 4 and are not to be separately paid or reimbursed by Allianz.  Supplier shall use commercially reasonable efforts to identify methods of reducing such Charges and will notify Allianz of such methods and the estimated potential savings associated with each such method.

(b)
Incidental Expenses.  Supplier acknowledges that, except as expressly provided otherwise in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, expenses that Supplier incurs in performing the Services (including management, travel and lodging, document reproduction and shipping, and long-distance telephone) are included in Supplier’s charges and rates set forth in this Agreement or such Subscription Agreement, Service Description or Statement of Work.  Accordingly, such Supplier expenses are not separately reimbursable by Allianz unless Allianz has agreed in writing in advance to reimburse Supplier for the expense.

(c)	Proration. Periodic Charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.
(d)
Charges for Contract Changes.  Unless otherwise agreed, changes in the Services (including changes in the Allianz Standards, Strategic Plans, Technology and Business Process Plans, business processes, Software, Equipment and Systems) and changes in the rights or obligations of the Parties under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work (collectively, “Contract Changes”) shall result in changes in the applicable Charges only if and to the extent (i) the Agreement or such Subscription Agreement Service Description or Statement of Work expressly provides for a change in the Supplier Charges in such circumstances; (ii) the agreed upon Charges or pricing methodology expressly provides for a price change in such circumstances (for example, Schedule 4 specifies the number of FTEs or hours of coverage to be provided for the quoted price, or defines a Resource Unit rate for increased or decreased usage above or below the applicable Resource Baseline); or (iii) the Contract Change meets the definition of billable Project or New Service and additional Charges are applicable in accordance therewith.

(e)	Eligible Recipient Services.
(i)
Eligible Recipients.  Supplier shall provide the Services to Eligible Recipients designated by Allianz.  To the extent a designated Eligible Recipient will receive less than all of the Services, Allianz shall identify the categories of Services to be provided by Supplier to such Eligible Recipient.

(ii)
New Eligible Recipients.  From time to time Allianz may request that Supplier provide Services to Eligible Recipients not previously receiving such Services.  Except as provided in Section 4.4 or otherwise agreed by the Parties, such Services shall be performed in accordance with the terms, conditions and prices (excluding any non-recurring transition or start-up activities specific to such Eligible Recipients) then applicable to the provisions of the same Services to existing Eligible Recipients.

(iii)
Existing Supplier Customer. To the extent Allianz or an Eligible Recipient acquires an Entity and such Entity has an existing contract with Supplier for BPO/Application services, Allianz may, in its discretion, designate such Entity as an Eligible Recipient under this Agreement and terminate the other contract for convenience.  In such an event, Supplier shall reduce and/or rollover to the extent possible any applicable termination charges and/or wind-down expenses Allianz would otherwise be obligated to pay in connection with such a termination.  With respect to a Statement of Work for non-Project Services, Supplier shall require Allianz to pay only unavoidable wind-down expenses (as defined in Section 2(a) or (b) of Attachment 4-F) and unamortized balance sheet items or other miscellaneous termination charges (as defined in Section 2(a) or (b) of Attachment

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4-F), and only to the extent such items cannot be rolled into the applicable termination charges under the surviving contract.
(iv)
Election Procedure.  Within ninety (90) days after the consummation of a transaction described in clause (c) or (d) of the definition of Eligible Recipient in Schedule 1, Allianz may elect, on behalf of the Eligible Recipient in question, either (i) that such Eligible Recipient shall continue to obtain some or all of the Services subject to and in accordance with the terms and conditions of this Agreement for the remainder of the Term, or (ii) that the Term shall be terminated as to such Eligible Recipient with respect to some or all the Services as of a specified date, subject in each case to the provision of Termination Assistance Services pursuant to Section 4.3.

11.2	Pass-Through Expenses.
(a)
Procedures and Payment.  Unless otherwise agreed by the Parties, Allianz shall pay all Pass-Through Expenses directly to the applicable vendors following review, validation and approval of such Pass-Through Expenses by Supplier. No new Pass-Through Expenses may be added without Allianz's prior consent.  Before submitting any Pass-Through Expenses for payment, Supplier shall (i) review and validate the invoiced charges, (ii) identify any errors or omissions, and (iii) communicate with the applicable vendor to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits, rebates, discounts or other incentives for Allianz. Supplier shall deliver to Allianz the original vendor invoice, together with any documentation supporting such invoice and a statement that Supplier has reviewed and validated the invoiced charges, within ten (10) days after Supplier’s receipt thereof; provided that, if earlier, Supplier shall use commercially reasonable efforts to deliver such invoice, documentation and statement at least five (5) business days prior to the date on which payment is due; and provided further that, if it is not possible to deliver such invoice, documentation and statement at least five (5) business days prior to the due date, Supplier shall promptly notify Allianz and, at Allianz’s option, either request additional time for review and validation or submit the invoice for payment subject to subsequent review and validation.  In addition, if the vendor offers a discount for payment prior to a specified date, Supplier shall deliver such invoice and associated documentation to Allianz at least five (5) days prior to such date.  In addition, during the last month of each calendar quarter, Supplier shall deliver all such invoices and associated documentation to Allianz by the end of the month and, to the extent that is not possible, Supplier shall provide Allianz with information sufficient to accrue the applicable expenses on or before the end of such month.  To the extent Supplier fails to comply with its obligations hereunder, it shall be financially responsible for any discounts lost or any late fees or interest charges incurred by Allianz and/or the Eligible Recipients.

(b)
Efforts to Minimize.  Supplier will continually seek to identify methods of reducing and minimizing Allianz’s retained and Pass-Through Expenses and will notify Allianz of such methods and the estimated potential savings associated with each such method.

11.3	Procurement.
The Parties acknowledge and agree that Supplier may procure certain products and services for which Allianz will be financially responsible on an Out-of Pocket Expense basis, as further described in Schedule 4 of the applicable Subscription Agreement, Service Description or Statement of Work, and, at Allianz’s request, may participate with Allianz in the procurement of certain products and services from Managed Third Parties for which Allianz will be financially responsible on a Pass-Through Expense basis, as further described in Schedule 4, Attachment 4-E of the applicable Subscription Agreement, Service Description or Statement of Work.  In addition, as part of the Procurement Services, Supplier may procure certain products and services by purchase, lease, license or contract on behalf of Allianz and the Eligible Recipients, as further described in Schedule 2 or the applicable Subscription Agreement, Service Description or Statement of Work.
In procuring any such products and services, Supplier shall comply with the following:
(a)
Supplier shall: (i) give Allianz and the Eligible Recipients the benefit of Supplier’s most favorable vendor arrangements where permitted by such vendors; (ii) use commercially reasonable  efforts to obtain the most favorable pricing and terms and conditions then available from any source for such products and services; (iii) to the extent practicable, use the aggregate volume of Supplier’s procurements on behalf of itself, Allianz, the Eligible Recipients and other customers as leverage in negotiating such pricing or other terms and conditions.  Supplier shall adhere to Allianz’s product and services standards as specified by Allianz and as applicable to Supplier’s obligations under this Section

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11.3 and shall not deviate from such standards without Allianz’s prior approval.  To the extent an authorized Allianz representative specifies the vendor, pricing and/or terms and conditions for procurement, Supplier shall not deviate from such instructions without Allianz’s prior approval. Unless otherwise agreed by the Parties, the procurement price of such products and services shall be treated as an Out-of-Pocket Expense and shall be passed through to Allianz without Supplier markup.
(b)
Supplier may, with Allianz’s prior approval, use master agreements existing as of the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date between Allianz and various third party vendors to procure products and services requested by Allianz.  Supplier’s use of such Allianz master agreements shall be conditioned on and subject to the following: (i) Allianz obtaining any Required Consents to the use of such master agreements; (ii) Supplier complying with the terms and conditions of such master agreements; and (iii) Supplier accepting responsibility for curing any breaches by Supplier of such master agreements.

(c)
Supplier also may use existing agreements between Supplier and third party vendors if permitted by such agreement or enter into new agreements with third party vendors to procure such products and services.  Supplier’s use of such agreements shall be conditioned on and subject to the following: (i) Allianz approving in advance the terms, conditions and pricing of such agreements and any financial or other commitments made therein by or on behalf of Allianz or the Eligible Recipients; (ii) Supplier complying with the terms and conditions of such agreements and accepting responsibility for meeting any minimum volumes; (iii) Supplier passing through to Allianz any refunds, credits, discounts or other rebates to the extent such amounts are directly allocable to Allianz or the Eligible Recipients; (iv) Supplier retaining responsibility for curing any breaches of such agreements; and (v) such agreements offering more favorable pricing and equivalent or better terms and conditions for the requested product or service than the master agreements existing as of the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date between Allianz and third party vendors.

(d)
If, at any time, Allianz determines that the pricing and terms and conditions available through Supplier are not as favorable as those Allianz could obtain on its own, Allianz reserves the right to select and negotiate with the provider of such third party products and services and Supplier shall comply with Allianz’s decision with respect thereto.

(e)
With respect to all products and services procured by Supplier for Allianz and/or the Eligible Recipients pursuant to this Section 11.3, Supplier shall pass through, or otherwise provide, to Allianz and/or the applicable Eligible Recipient(s) all benefits offered by the manufacturers and/or vendors of such products and services (including all warranties, refunds, credits, rebates, discounts, training, technical support and other consideration offered by such manufacturers and vendors) except to the extent otherwise agreed by Allianz.  If Supplier is unable to pass through any such benefit to Allianz and/or the applicable Eligible Recipient(s), it shall notify Allianz in advance and shall not procure such product or service without Allianz’s prior approval.

11.4	Taxes.
The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:
(a)	Income Taxes. Each Party shall be responsible for its own Income Taxes.
(b)
Sales, Use and Property Taxes.  Each Party shall be responsible for any sales, lease, use, personal property, stamp, duty or other such taxes on Equipment, Software or property it owns or leases from a third party, including any lease assigned pursuant to this Agreement, and/or for which it is financially responsible under this Agreement.

(c)
Recoverable Taxes.  All sums payable under or in connection with this Agreement shall be exclusive of Recoverable Taxes, and each Party shall, in addition to such sums, pay any Recoverable Taxes properly chargeable thereon on receipt of a valid invoice.

(d)
Supplier shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes, tariffs and duties (including Recoverable Taxes) payable by Supplier on any goods or services used or consumed by Supplier in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Supplier’s acquisition or use of such goods or services and the amount of tax is measured by Supplier’s

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costs in acquiring or procuring such goods or services and not by Allianz’s or an Eligible Recipient’s cost of acquiring such goods or services from Supplier.
(e)	Service Taxes.
(i)
Allianz and each Eligible Recipient, as applicable, shall be financially responsible for all Service Taxes assessed against either Party on the Services as a whole, or on any particular Service by a Tax Authority in a jurisdiction in which the Eligible Recipients are physically located and/or are deemed to receive the benefit of the Services (“Allianz Service Taxes”).  If new or higher Allianz Service Taxes become applicable to the Services as a result of either Party moving all or part of its operations to a different jurisdiction (e.g., Allianz opening a new office, Supplier relocating performance of Services to a shared service center or assigning this Agreement to an Affiliate), the Party initiating such move shall be financially responsible for such new or higher Allianz Service Taxes.  If new or higher Allianz Service Taxes become applicable to such Services after the Effective Date for any other reason (e.g., tax law changes, but not volume changes), the Parties shall negotiate in good faith and diligently seek to agree upon legally permissible means of avoiding or minimizing such new or higher Allianz Service Taxes and/or an allocation or sharing of financial responsibility for such additional Allianz Service Taxes.  If the Parties are unable to agree upon such measures within thirty (30) days and the cumulative impact of all such new or higher Allianz Service Taxes, in the aggregate, exceed REDACTED of the anticipated Charges under an impacted Supplement, Allianz may elect to terminate such Supplement in its entirety, or terminate any portions impacted by such additional Allianz Service Taxes. For a termination described in the previous sentence, termination charges will apply but will be limited to those costs that Supplier is unable to mitigate.

For the avoidance of doubt, only the Affiliate of Allianz executing the applicable Subscription Agreement or, subject to Section 12.1, the Eligible Recipient receiving Services under such Subscription Agreement shall be invoiced for any applicable Service Taxes under such Subscription Agreement. Allianz and any other Eligible Recipients shall have no liability with respect to any such Service Taxes.
(ii)
Supplier represents and warrants that, to the best of its knowledge, based on the Supplier Facilities specified in Schedule 7.2 as of the Effective Date, there are no applicable value-added, excise, sales, goods and services, transfer, use or similar taxes or any surcharges applicable to the Charges (collectively, “Service Taxes”) in any foreign jurisdiction as of the Effective Date.  Allianz acknowledges that as of the Effective Date, the Charges are exclusive of any Service Taxes. If at any time on or after the Effective Date, a Service Tax is imposed in any jurisdiction, Supplier shall, in consultation with and subject to Allianz approval, take all reasonable steps to mitigate the impact of such Service Taxes (including, potentially, providing applicable Tax credits to Allianz).  If the impact of such Service Taxes cannot be mitigated, or can be mitigated only partly, then as to all impact that cannot be mitigated, the remainder of this paragraph applies:  Supplier shall (a) agree to bear such Service Taxes or (b) negotiate and implement a mutually agreed upon equitable reduction to the applicable Charges.  In the event Supplier does not agree to bear such Service Taxes or the Parties cannot agree upon an equitable reduction to the applicable Charges, Allianz may (y) agree to bear such Service Taxes or (z) elect to terminate this Agreement in whole or in part as of the date specified by Allianz in its notice of termination and in connection with such termination, Allianz shall be responsible for Wind-Down Expenses in connection with the affected portion of the Services.

(iii)
Supplier shall invoice Allianz and each Eligible Recipient for their applicable share of any Service Tax for which Allianz is financially responsible under Section 11.4 hereof and shall timely remit such Service Tax collected from Allianz or the applicable Eligible Recipient to the appropriate governmental authority.

(f)
Withholding.  Any withholding tax or other tax of any kind that Allianz or an Eligible Recipient is required by applicable Law to withhold and pay on behalf of Supplier with respect to amounts payable to Supplier under this Agreement shall be deducted from said amount prior to remittance to Supplier.  Allianz and the Eligible Recipient will provide to Supplier reasonable assistance, which shall include the provision of documentation as required by revenue authorities, to enable Supplier to claim exemption from or obtain a repayment of such withheld taxes and will, within thirty (30) days of making any deduction or payment required in connection with an amount to be withheld, provide Supplier with a copy of the withholding tax certificate or equivalent that it has made such payment to the relevant taxing authority.

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(g)
Telecommunication Surcharges or User Fees.  To the extent Allianz is responsible under Schedule 4 or a Subscription Agreement, Service Description or Statement of Work for telecommunication surcharges or user fees imposed by government authorities and associated with the Services and the allocation of such fees or surcharges is within Supplier’s or its Subcontractors’ discretion, Supplier and its Subcontractors shall act fairly and equitably in allocating such fees and surcharges to Allianz, and Allianz and the Eligible Recipients shall not receive more than a proportionate share of such fees and surcharges.  In addition, in the event any such fee or surcharge for which Allianz or an Eligible Recipient is invoiced is subsequently reduced or vacated by the appropriate regulatory authority or court of competent jurisdiction, Supplier shall seek on behalf of Allianz a refund of any overpayment of such fee or surcharge by Allianz or the Eligible Recipient.

(h)
Efforts to Minimize Taxes.  Supplier shall cooperate fully with Allianz and each Eligible Recipient receiving Services to enable Allianz and each Eligible Recipient to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.  Supplier’s invoices shall identify any applicable tax and shall separately state the Charges that are subject to taxation and the amount of taxes included therein. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party.

(i)
Tax Audits or Proceedings. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for taxes asserted by applicable Tax Authorities for which the other Party is financially responsible hereunder.  With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have the right to participate in the responses and settlements to the extent appropriate given its potential responsibilities or liabilities.  Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to direct the other Party to challenge the imposition of any such tax liability.  If either Party requests the other to challenge the imposition of any tax liability, such other Party shall do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and, the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, (except to the extent that such fines, penalties, interest, additions to taxes or similar liabilities resulted from the other Party’s failure to properly and timely execute its filing and remittance obligations (unless such failure resulted from the requesting Party’s failure to provide reasonable cooperation, information and assistance)), plus the reasonable external, legal, accounting and other professional fees and expenses it incurs (provided that the requesting Party has approved the selection of such legal, accounting and/or other professional service providers, which approval shall not be unreasonably withheld).  Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

(j)
Tax Filings.  Supplier represents, warrants and covenants that it is (or will be prior to the performance of applicable Services) registered to and will timely remit all Service Taxes to the appropriate governmental authorities in all applicable jurisdictions.  Supplier shall provide Allianz with (i) written confirmation that Supplier has filed all required tax forms and returns and has collected and remitted all applicable amounts in connection with Service Taxes, and (ii) at Allianz's request, such other information pertaining to applicable Taxes as Allianz may reasonably request. The written confirmation referenced in clause (i) of the preceding sentence shall identify the governmental agencies to which any taxes have been remitted and shall include a calculation of the amount of such taxes.

11.5	Extraordinary Events.
(a)
Definition.  As used in this Agreement, an “Extraordinary Event” shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Allianz or the Eligible Recipients that results or will result in a change in the scope, nature or volume of the Services that Allianz and the Eligible Recipients will require from Supplier, and which is expected to cause the estimated average Monthly Charges in any Functional Service Area or Statement of Work or the average monthly usage of any chargeable Resource Unit to increase or decrease by REDACTED or more and is expected to continue for REDACTED, provided that such increase or decrease is not temporary or seasonal and that such decrease is not due to Allianz resuming the provision of Services itself or transferring the provision of the Services to another service provider.  Examples of the kinds of events that might cause such substantial increases or decreases include the following:

(i)	changes in the locations where the Eligible Recipients operate;

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(ii)	mergers, acquisitions, divestitures or reorganizations of the Eligible Recipients;
(iii)	changes in the method of service delivery;
(iv)	changes in the applicable regulatory environment; or
(v)	changes in the business units being serviced by Supplier.
(b)
Consequence.  If an Extraordinary Event occurs, Allianz may, at its option, request more favorable pricing with respect to applicable Charges specified in Schedule 4 or the applicable Subscription Agreement, Service Description or Statement of Work in accordance with the following:

(1)
Supplier and Allianz shall mutually determine on a reasonable basis the efficiencies, economies, savings and resource utilization reductions resulting from such Extraordinary Event and any costs to be borne by Allianz with respect thereto as provided below and, upon Allianz’s approval, Supplier shall then proceed to implement such efficiencies, economies, savings and resource utilization reductions as quickly as practicable and in accordance with the agreed upon schedule.  As the efficiencies, economies, savings or resource utilization reductions are realized, the Charges specified in Schedule 4 or the applicable Subscription Agreement, Service Description or Statement of Work and any affected Resource Baselines shall be promptly and equitably adjusted to pass through to Allianz the full benefit of such efficiencies, economies, savings and resource utilization reductions; provided, that Allianz shall reimburse Supplier for any net costs or expenses incurred to realize such efficiencies, economies, savings or resource utilization reductions if and to the extent Supplier (i) notifies Allianz of such additional costs and obtains Allianz’s approval prior to incurring such costs, (ii) identifies and considers practical alternatives, and reasonably determines that there is no other more practical or cost effective way to obtain such savings without incurring such expenses, and (iii) uses commercially reasonable efforts to minimize the additional costs to be reimbursed by Allianz.

(2)
Subject to Section 4.4, an Extraordinary Event shall not result in Charges to Allianz being higher than such Charges would have been if the rates and charges specified in Schedule 4 or the applicable Subscription Agreement, Service Description or Statement of Work had been applied.  Allianz may, at its sole option, elect, for each Extraordinary Event, at any time to forego its rights under this Section 11.5 and instead, apply the rates and charges (e.g., ARCs and RRCs) specified in Schedule 4 or the applicable Subscription Agreement or Statement of Work to adjust the Charges.

11.6	Refundable Items.
(a)
Prepaid Amounts.  If Allianz and/or the Eligible Recipients have prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, Supplier shall promptly refund to Allianz or the applicable Eligible Recipient, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date.

(b)
Refunds and Credits.  If Supplier should receive a refund, credit, discount or other rebate for goods or services paid for by Allianz and/or the Eligible Recipients on a Pass-Through Expense, Retained Expense, cost-plus or cost-reimbursement basis, then Supplier shall (i) notify Allianz of such refund, credit, discount or rebate and (ii) credit on the next invoice (or, if no further invoices are anticipated, promptly pay) the full amount of such refund, credit, discount or rebate to Allianz or such Eligible Recipient.

11.7	Allianz Benchmarking Reviews.
(a)
Benchmarking Review.  Beginning eighteen (18) months after the Effective Date and from time to time thereafter during the Term, Allianz may, at its expense and subject to this Section 11.7, engage the services of an independent third party (a “Benchmarker”) to compare the quality and cost of the Services against the quality and cost of similar services provided by comparable, well managed information technology and business process outsourcing service

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providers performing similar services to ensure that Allianz is receiving from Supplier pricing and levels of service that are competitive with market rates, prices and service levels, given the nature, quality, volume and type of Services provided by Supplier hereunder (“Benchmarking”).  Allianz, at its option, may elect to benchmark (i) all Functional Service Areas, (ii) one or more individual Functional Service Areas, (iii) one or more Subscription Agreements, Service Descriptions or Statements of Work, (iv) FTE Rates generally for all job classifications, or (v) offshore FTE rates generally for all job classifications in a specific country or countries (provided that, in the latter instance, Supplier shall be compared only against internationally recognized suppliers offering services of comparable quality in multiple countries).  In making this comparison, the Benchmarker shall consider the following factors and other similar variables and normalize the prices as and to the extent appropriate:  (i) the nature, quality, volume and type of services provided by the supplier; (ii) whether and to what extent supplier transition charges are paid by the customer as incurred or amortized over the term of the Agreement; (iii) the extent to which supplier pricing includes the purchase of the customer’s existing assets; (iv) the extent to which supplier pricing includes the cost of acquiring future assets; (v) the extent to which this Agreement calls for Supplier to provide and comply with unique Allianz requirements; (vi) whether Service Taxes are included in such pricing or stated separately in supplier invoices; (vii) the extent to which customer personnel are transferred to the supplier; (viii) the geographic distribution of the supported customer locations (i.e., the extent to which there are single or multiple locations in discrete geographic areas); (ix) the comparability of the permitted onshore/offshore mix of services; and (x) the extent to which the applicable agreement imposes unique terms and conditions on the supplier.  Allianz shall not initiate more than one Benchmarking in any calendar year, provided that such Benchmarking may include all or any number of Functional Service Areas, Subscription Agreements, Service Descriptions or Statements of Work or rates. Notwithstanding the foregoing, if a Benchmarking of any area reveals an unfavorable pricing variance, Allianz may, at its option, initiate a second Benchmarking of some or all of the remaining areas in the same year.
(b)
General.  The Benchmarker engaged by Allianz shall be a fair, impartial and nationally recognized firm with experience in benchmarking similar services (e.g., Gartner Group or Compass) and shall execute a non-disclosure agreement substantially in the form attached hereto as Schedule 22.  The Benchmarker shall not be a Direct Supplier Competitor.  Supplier shall cooperate fully with Allianz and the Benchmarker during such effort, and shall (i) provide the Benchmarker reasonable access to any premises, equipment, personnel or documents; and (ii) provide any assistance required by the Benchmarker to conduct the Benchmarking, all at Supplier’s cost and expense.  To the extent either Party provides its Confidential Information to the Benchmarker, such information shall remain Confidential Information of such Party subject to the applicable provisions of this Agreement.  It is also understood and agreed that the ranking of Supplier's pricing against individual comparators and against the Benchmark Standard shall be treated as Confidential Information of both Parties.  The Benchmarking shall be conducted so as not to unreasonably disrupt Supplier’s operations under this Agreement.  Allianz and/or the Benchmarker shall provide Supplier with reasonable information regarding the methodology to be employed by the Benchmarker and Allianz shall confer with Supplier in good faith regarding such methodology and give due consideration to any concerns raised by Supplier; provided, however, that if the Parties fail to agree on the appropriate methodology within a reasonable period of time, Allianz may nonetheless elect to proceed with such methodology in its reasonable discretion.  All fees and expenses payable to the Benchmarker shall be borne by Allianz and each Party shall bear its internal costs associated with the Benchmarking

(c)
Result of Benchmarking.  If, after making the comparison described in Section 11.7(a) above, the Benchmarker finds that the Charges paid by Allianz for all Services or for any benchmarked service element (as described in Section 11.7(a)) are greater than the Benchmark Standard (as defined below), the Benchmarker shall submit a written report setting forth such findings and conclusions.  Unless otherwise agreed in an applicable Subscription Agreement, Service Description or Statement of Work, the Benchmark Standard shall be the average of the prices charged by comparable, well managed information technology service providers for work of a similar nature, type or volume, as normalized by the Benchmarker (the “Benchmark Standard”).  If an unfavorable variance is reported, the Parties shall meet and negotiate in good faith as to reductions in the Charges to eliminate such unfavorable variance.  If the Parties are unable to agree upon such reductions, Allianz may, at its option, terminate the Agreement in its entirety or any portion impacted by such unfavorable variance, without payment of any Termination Charges.   If the Agreement is terminated in part, Supplier’s Charges shall be equitably adjusted to reflect the Services no longer performed by Supplier.

(d)
Supplier Review and Dispute.  The Parties shall meet during the thirty (30) day period following the delivery to Allianz and Supplier of the Benchmarker’s report and shall negotiate in good faith as to reductions in the Charges, if any.  The Parties shall have a reasonable opportunity (but not to exceed thirty (30) days) to (i) review such report; (ii) meet with the Benchmarker and discuss the methodology employed by the Benchmarker and the applicable findings

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and (iii) contest the Benchmarker’s findings.  If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19.  Any adjustment to the Charges shall be made on a prospective basis beginning thirty (30) days after the Benchmarker’s report was first provided to Supplier.
12 INVOICING AND PAYMENT
12.1	Invoicing.
(a)
Invoice.  On or before the tenth (10th) day of each month, Supplier shall present Allianz with an invoice for any Charges due and owing for the preceding month, including Monthly Base Charges, Transition Services Charges and ARCs and RRCs for Services provided to Allianz and any applicable Eligible Recipients designated by Allianz (the “Monthly Invoice”).  Supplier shall also present each Eligible Recipient then receiving Services under a Subscription Agreement with a separate Monthly Invoice, with the Charges allocated among such Eligible Recipients in accordance with Schedule 4, and shall provide a copy of each such Monthly Invoice to the Affiliate of AZL that executed the applicable Subscription Agreement (provided that, if any such Eligible Recipient fails to pay undisputed Charges then due and owing under such an invoice in accordance with Section 12.2, the AZL Affiliate executing such Subscription Agreement shall promptly pay such Charges upon receipt of notice of such non-payment from Supplier and except when AZL is the entity executing the applicable Subscription Agreement for the Eligible Recipient receiving services under such Subscription Agreement,  AZL shall not be responsible for payment of any such Charges).  At Allianz’s request, Supplier shall provide separate Monthly Invoices for each Service Description or Statement of Work.  In such event, Supplier shall, contemporaneous with the delivery of such Monthly Invoices, provide a summary of all such invoices to Allianz.

(b)
Form and Data.  Each invoice shall be in the form specified in Schedule 23 and shall (i) comply with all applicable legal, regulatory and accounting requirements, (ii) allow Allianz to validate volumes and fees, (iii) meet the internal chargeback and other billing requirements defined in Schedule 23, (iv) include the information described in Section 11.4(h) hereof, and (v) meet Allianz’s and the Eligible Recipient’s billing and invoicing requirements, in each case as specified in Schedule 4.  Each invoice shall include the pricing calculations and related data utilized to establish the Charges and sufficient information to validate the service volumes and associated Charges.  The data underlying each invoice shall be delivered to Allianz electronically in a form and format compatible with Allianz’s accounting systems.

(c)
Credits.  To the extent a credit may be due to Allianz pursuant to this Agreement, Supplier shall provide Allianz with an appropriate credit against amounts then due and owing; if no further payments are due to Supplier, Supplier shall pay such amounts to Allianz within thirty (30) days.

(d)
Time Limitation.  If Supplier fails to provide an invoice to Allianz for any amount within one hundred twenty (120) days after the month in which the Services in question are rendered or the expense incurred (or, if later, the month in which Supplier is first entitled to invoice for such amount), Supplier shall waive any right it may otherwise have to invoice for and collect such amount, unless and to the extent Allianz requests or causes the invoicing of such amount to be delayed.

(e)
Currency.  Unless otherwise specified in Schedule 4 or the applicable Subscription Agreement, Service Description or Statement of Work, Charges for all Services shall be invoiced and paid in United States Dollars.

12.2	Payment Due.

Subject to the other provisions of this Article 12, each Monthly Invoice provided for under Section 12.1 shall be due and payable within thirty (30) days after receipt by Allianz of such invoice unless the amount in question is disputed in accordance with Section 12.4.  Any undisputed amount due under this Agreement for which a time for payment is not otherwise specified also shall be due and payable within thirty (30) days. If Allianz is disputing only a portion of the invoice pursuant to Section 12.4, Allianz shall not withhold the undisputed portion of such invoice.

Allianz and each Eligible Recipient shall pay each invoice by wire transfer or other electronic means acceptable to Supplier to an account specified by Supplier (provided that, if any such Eligible Recipient fails to pay undisputed Charges then due and owing under such an invoice, Allianz shall promptly pay such Charges upon receipt of notice of such non-payment

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from Supplier)
If Allianz fails to pay undisputed invoiced amounts within fifteen (15) days after the payment due date specified above, Supplier may thereafter assess interest on the unpaid balance to and until the date of payment at the lesser of the then current Prime Rate published in the Wall Street Journal or the maximum rate allowed by applicable Law.
12.3	Set Off.
Subject to Section 12.4, with respect to any amount to be paid or reimbursed by Allianz hereunder, Allianz may set off against such amount any undisputed amount that Supplier is obligated to pay Allianz hereunder.  Allianz shall notify Supplier of the amount of and basis for each such set off.
12.4	Disputed Charges.
Allianz may withhold payment of particular Charges that Allianz reasonably disputes in good faith subject to the following:
(a)
Notice of Dispute.  If Supplier’s invoice includes sufficient detail and supporting documentation to enable Allianz to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Allianz shall notify Supplier on or before the payment due date if it disputes any of the Charges in such invoice. If Supplier’s invoice does not include sufficient detail and supporting documentation, Allianz shall so notify Supplier on or before the payment due date.  Supplier shall promptly provide such reasonable detail and supporting documentation, and Allianz shall notify Supplier within five (5) business days after receipt (or, if later, the payment due date) whether it disputes any of the Charges in Supplier’s invoice.

(b)
Description and Explanation.  If Allianz disputes any Supplier Charges, Allianz shall so notify Supplier and provide a description of the particular Charges in dispute and an explanation of the reason why Allianz disputes such Charges.

(c)
Escrow.  If the aggregate amount withheld at any one time exceeds an amount equal to the average of the total monthly Charges for the preceding six (6) months (i.e., the total Charges for the preceding six (6) months, divided by six), Allianz shall pay, without waiver of any rights, such disputed amounts into an interest bearing escrow account for the benefit of both Parties at a financial institution reasonably acceptable to Supplier until such dispute has been resolved.  Upon resolution of the dispute, the Parties shall allocate the disputed amounts, less any fees relating to opening and maintaining the escrow account, and any fees relating to the opening and maintaining of the escrow account shall be equally borne by the Parties. Any interest earned on such amounts shall be allocated between the Parties in the same ratio as the allocation of the disputed amounts.

(d)
Continued Performance.  Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement or the applicable Service Description, Statement of Work or Subscription Agreement.

(e)
No Waiver.  Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right Allianz may otherwise have to dispute any Charge or amount or recover any amount previously paid.

13 ALLIANZ DATA AND OTHER CONFIDENTIAL INFORMATION
13.1	Confidential Information.

Nothing in this Section 13.1 is intended to limit the obligations of Supplier under Sections 13.2 and 13.3 of this Agreement with respect to the Allianz Data addressed in such Sections and, to the extent the provisions of Sections 13.2 or 13.3 conflict with the provisions of this Section 13.1 as they pertain to Allianz Data, the provisions of Sections 13.2 or 13.3 shall control over the provisions of Section 13.1, as applicable.

(a)
Confidential Information.  Supplier and Allianz each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customers’ business and is not generally available to the public.  Except as otherwise specifically agreed in writing by the Parties,

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“Confidential Information” means (i) this Agreement and the terms hereof and thereof, (ii) all information marked confidential, proprietary or similar legend by either Party, and (iii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked.  In the case of Allianz and the Eligible Recipients, Confidential Information also shall include information treated or defined as confidential under the Allianz published Privacy Policy, Software, Developed Materials, Allianz Data, Personal Data, Authorized User information, attorney-Allianz privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, research information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues, finances, forecasts and budgets), human resources/personnel information (including employee data protected under privacy regulations), marketing/sales information, information regarding businesses, plans, operations, mergers, acquisitions, divestitures, third party contracts, licenses, internal or external audits, law suits, regulatory compliance or other information or data obtained, received, transmitted, processed, stored, archived, or maintained by Supplier under this Agreement.  In the case of Supplier, Confidential Information shall include financial information, information regarding Supplier's and its Affiliates’ business plans and operations, research information, trade secrets, third party contracts, human resources/personnel information (including employee data protected under privacy regulations), and proprietary software, tools, products, technology, processes, know-how, and methodologies owned or licensed by Supplier, Supplier Affiliates and Subcontractors and used in the performance of the Services..
(b)	Disclosure of Confidential Information.
(i)	The Disclosing Party has the right to disclose its Confidential Information to the Receiving Party, subject to the confidentiality obligations contained in this Section 13.1.
(ii)
During the Term and at all times thereafter as specified in Section 13.5, each Receiving Party (A) shall hold Confidential Information received from a Disclosing Party in confidence and shall use such Information only for the purposes of fulfilling its obligations or exercising its rights under this Agreement and for no other purposes, and (B) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the Disclosing Party to any third party without the express written permission of the Disclosing Party, unless expressly permitted by Sections 13.1(b)(iii) and 13.1(b)(iv) below or elsewhere in this Agreement.  Each Receiving Party shall use at least the same degree of care to safeguard and to prevent unauthorized access, disclosure, publication, destruction, loss, alteration or use of the Disclosing Party’s Confidential Information as the Receiving Party employs to protect its own information (or information of its customers) of a similar nature, but not less than reasonable care.

(iii)
A Receiving Party may disclose Confidential Information of the Disclosing Party to its employees, directors, attorneys, financial advisors, contractors and agents provided that (A) such person or entity has a need to know the Confidential Information for purposes of performing his or her obligations under or with respect to this Agreement or as otherwise naturally occurs in such person’s scope of responsibility, (B) such disclosure is made pursuant to an obligation of confidentiality upon such person or entity that is no less stringent than that set forth in this Section 13.1, and (C) such disclosure is not in violation of Law.  The Receiving Party assumes full responsibility for the acts or omissions of any person or entity to whom it discloses Confidential Information of the Disclosing Party regarding their use of such Confidential Information and must protect the Confidential Information from disclosure or use in contravention of this Agreement.

(iv)
A Receiving Party may disclose Confidential Information of a Disclosing Party as required to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request, the Receiving Party, to the extent it may legally do so, gives notice to the Disclosing Party of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure so that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. The Receiving Party shall cooperate with the Disclosing Party in its efforts to seek a protective order or other appropriate remedy or, in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Confidential Information.  The Receiving Party may only disclose that portion of the Confidential Information that its legal counsel determines it is required to disclose.

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(v)
Unless expressly permitted by this Agreement, neither Party shall (A) make any use or copies of the Confidential Information of the other Party except as expressly contemplated by this Agreement or reasonably necessary for a Party to perform its obligations under this Agreement, (B) possess or acquire any right in or assert any lien against the Confidential Information of the other Party, (C) sell, assign, transfer, lease, encumber, or otherwise dispose of or disclose the Confidential Information of the other Party to third parties, (D) commercially exploit, or permit a third party to commercially exploit, such Confidential Information, or (E) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide/return the other Party’s Confidential Information (including any copies thereof) to the other Party if requested to do so.

(vi)
Notwithstanding the foregoing, Allianz may disclose Confidential Information relating to the financial or operational terms of this Agreement to enforce its rights or to perform obligations and/or in connection with (i) an audit, (ii) a potential merger, sale or acquisition, (iii) a financing or investment, or (iv) a Benchmarker for use solely in connection with the performance of a Benchmarking under Section 11.8.  In addition, Allianz may disclose Confidential Information relating to the operational terms of this Agreement (including descriptions of the Services provided by Supplier, the applicable Service Levels and/or measurements of Supplier’s performance with respect to such Service Levels) in connection with the solicitation of proposals for or the procurement of the same or similar services from prospective Allianz Third Party Contractors; provided that, except as aforesaid, Allianz may not divulge the specific terms of the Master Professional Services Agreement. In addition, under no circumstances shall Allianz disclose to third parties (including Third Party Contractors but excluding a Benchmarker as aforesaid) Supplier’s pricing for the Services.  Further, Allianz is not permitted to disclose to anyone Supplier’s proprietary technical solutions or methodologies provided hereunder in connection with any such solicitation or procurement.

(c)
Exclusions.  Notwithstanding the above, Section 13.1(b) shall not apply to any particular information which the Receiving Party can demonstrate with contemporaneous documentation (i) is, at the time of disclosure to it, generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations or wrongful possession thereof; (ii) after disclosure to it, is published by the Disclosing Party or otherwise becomes generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations or wrongful possession thereof; (iii) was lawfully in the possession of the Receiving Party prior to the time of disclosure to it; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the Receiving Party without access or reference to the Disclosing Party’s Confidential Information. The exclusions in this Section 13.1(c) shall not apply to Personal Data.

(d)
Loss of Confidential Information.  Each Party shall (i) immediately notify the other Party of any possession, use, knowledge, disclosure, or loss of such other Party’s Confidential Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this Agreement.  Each Party shall bear any costs it incurs in complying with this Section 13.1(d).

(e)
No Implied Rights. Nothing contained in this Section 13.1 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Confidential Information of the other Party.

(f)
Return or Destruction of Confidential Information.  Except as provided below with respect to Contract Records, each Party, at the other Party's request and at no additional charge to such other Party, shall return all information and data in any medium that contains, refers to, or relates to the other Party’s Confidential Information (or the portion of such Confidential Information specified by the other Party) to the other Party or its designee, in the format and on the media reasonably requested by the other Party, (i) within thirty (30) days of the expiration or termination of this Agreement and completion of each Party’s obligations hereunder, including, with respect to Supplier, all periods of Termination Assistance Services requested by Allianz, and (ii) with respect to Allianz Confidential Information, at any time Allianz requests such Confidential Information.  Such information and data shall include all copies of a Party’s Confidential Information in the other Party’s possession or under the other Party’s control.  Thereafter, if requested by the other Party, the Party returning such information and data shall destroy and/or securely erase all copies of the other Party's Confidential Information in its possession or under its control.  The Party returning or

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destroying the other Party’s Confidential Information shall deliver to the other Party written certification of its compliance with this paragraph signed by an authorized representative of such Party and shall confirm in such certification that the media and/or device on which such information or data was stored has been securely erased.   In no event shall a Party withhold any Confidential Information of the other Party as a means of resolving any dispute.
Notwithstanding the foregoing, either Party may retain one copy of the other Party’s Confidential Information in its legal department as and to the extent required to comply with applicable Laws or enforce its rights under this Agreement; provided that such Confidential Information shall be returned or destroyed in accordance with this provision upon the expiration of the period specified in the applicable Law, the expiration of the applicable statute of limitations and the final resolution of any pending dispute.

Subject to the preceding paragraphs, Contract Records shall be retained by Supplier for the Audit Period specified in Section 9.12(a) and then promptly returned to Allianz, unless and to the extent Supplier is directed by Allianz to deliver such Contract Records to Allianz prior to the expiration of such Audit Period, in which case Supplier shall return such Contract Records to Allianz promptly upon receipt of such request. In all events, Supplier shall retain and return such Contract Records at no additional charge to Allianz.

13.2	Allianz Data.

Nothing in this Section 13.2 is intended to limit the obligations of Supplier under Section 13.1 or 13.3 of this Agreement with respect to the Confidential Information addressed in such Sections.  To the extent that the provisions of Section 13.1 pertaining to Allianz Data conflict with the provisions of this Section 13.2, the provisions of Section 13.2 shall control over the provisions of Section 13.1.  To the extent that the provisions of Section 13.3 pertaining to Allianz Personal Data conflict with the provisions of this Section 13.2, the provisions of Section 13.3 shall control over the provisions of Section 13.2.

(a)
Ownership of Allianz Data. Allianz Data shall be and remain, as between the Parties, the property of Allianz and/or the relevant Eligible Recipient regardless of whether Supplier or Allianz is in possession of the Allianz Data.  Allianz Data shall be made available to Allianz, upon its request, in the form and format as reasonably requested by Allianz.

(b)	Safeguarding of Allianz Data.
(i)
Supplier represent and warrant that it and Subcontractors to whom Allianz Data is provided shall maintain and enforce a comprehensive data security program, which shall include reasonable and appropriate technical, organizational and security measures against the destruction, loss, unauthorized access or alteration of Allianz Data in the possession of Supplier or such Subcontractors, and which shall be (i) no less rigorous than those maintained by Allianz as of the Effective Date (or implemented by Allianz in the future to the extent deemed necessary by Allianz), and (ii) subject to Section 15.7, adequate to meet the requirements of Allianz’s privacy, security and records retention policies.  Supplier shall regularly test these security measures for effectiveness.

Supplier further represents that it trains its workforce members on these policies and procedures and has sanctions for failure to comply with the policies and procedures.
The data security program and associated technical, organizational and security measures shall comply in all material respects with the following:
(A)	Subject to Section 15.7, all applicable Laws;

(B)
Allianz Standards, including information technology, security, privacy and record retention policies, standards, protocols, requirements and specifications, including those specified in Attachment 2-D;

(C)
The Information Security Management System (ISMS) family of standards as published by the International Organization for Standardization (ISO) and the International Electrotechnical Commission (IEC), also known as the ISO/IEC 27000 series, as each may be modified or replaced from time to time.

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The content and implementation of the data security program and associated technical, organizational and security measures shall be fully documented in writing by Supplier.  Supplier shall permit Allianz to review such documentation and/or to inspect Supplier’s compliance with such program in accordance with Section 9.12.

(ii)
Under no circumstances shall Supplier make any changes that materially weaken any technical, organizational or security measures in place to safeguard Allianz Data, or result in Supplier’s failure to meet any of the minimum standards set forth above without Allianz’s prior approval. Under no circumstances shall Supplier or Supplier Personnel attempt to access or allow access to Allianz Data that is not required for the performance of Supplier’s obligations or otherwise permitted under this Agreement.

(iii)
Supplier shall regularly advise Allianz of data security practices, procedures and safeguards that, in Supplier’s reasonable judgment, are (1) relevant to the Services being provided under the Agreement, (2) exceed the current security measures in place under the Agreement, and/or (3) constitute best practices in this area.  If requested by Allianz, Supplier shall, to the extent reasonably practicable and subject to the Change Control Procedures, implement such enhanced practices, procedures, and safeguards with respect to its provision of Services to Allianz hereunder.

(iv)
Allianz shall have the right to establish backup security for any Allianz Data and to keep backup copies (at its expense) of such Data in its possession if it chooses. At Allianz's request, Supplier shall provide Allianz with downloads of Allianz Data to enable Allianz to maintain such backup copies.

(v)
If Allianz or an Eligible Recipient authorizes certain Supplier Personnel to access and use (direct or remote) any of its computer or electronic data storage systems, Supplier shall limit such access and use solely to such Supplier Personnel and to the performance of the Services or Supplier's other obligations under this Agreement or the applicable Subscription Agreement or Statement of Work, and shall not permit any access or use or attempt to access or use any such computer or electronic data storage system by unauthorized personnel or for any other purpose.  All user identification numbers and passwords disclosed to Supplier or Supplier Personnel for, and any information obtained by Supplier or Supplier Personnel as a result of their access to and use of such computer and electronic storage systems shall be deemed to be, and shall be treated as, Allianz Data.

(vi)
Supplier shall promptly, but not later than forty-eight (48) hours, notify the Allianz Relationship Manager and at “REDACTED” when Supplier detects, makes a determination,  or is notified of any attempted security breach or successful security breach that results or may have resulted in unauthorized destruction, loss, alteration or theft of, or unauthorized access to, an Allianz Network or Allianz Data (each such incident, a “Security Incident”). Supplier will investigate (with Allianz’s participation if so desired by Allianz) such breach or potential breach and mitigate the adverse effects of such Security Incident.  Supplier will correct, at Allianz’s request and sole discretion and at no additional charge to Allianz, any destruction, loss or alteration of any Allianz Data.  Supplier shall promptly (and in any event as soon as reasonably practical) (A) perform a Root Cause Analysis and prepare a corrective action plan, (B) provide Allianz with written reports and detailed information regarding any Security Incident, including how and when such Security Incident occurred and what actions Supplier is taking to remedy such Security Incident, (C) cooperate in the investigation of the Security Incident at Allianz’s request, (D) provide written reports of its findings and proposed actions to Allianz for its review and approval, and (E) to the extent such breach or potential breach is within Supplier’s or its Subcontractor’s or Affiliate’s areas of control, remediate such breach or potential breach of security and take commercially reasonable actions to prevent its recurrence.

(vii)
To the extent Supplier removes Allianz Data from any media under its control that is taken out of service, Supplier shall destroy or securely erase such media in the manner directed by Allianz.  Under no circumstances shall Supplier use or re-use media on which Allianz Data has been stored for any purpose unless such Allianz Data has been securely erased in accordance with the manner directed by Allianz.

(viii)
Cardholder Data.  To the extent applicable to the Services provided by Supplier under a Statement of Work, Supplier shall comply with the Payment Card Industry Data Security Standard (“PCI DSS”).  In such circumstances, Supplier shall use Cardholder Data only for assisting in completing a card transaction, for fraud control services, or as specifically agreed to by Visa, MasterCard, American Express, Discover and/or Europay (collectively, the “Card Issuers”), Allianz, or as required by applicable Law.  In the event of a breach or

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intrusion of or otherwise unauthorized access to Cardholder Data stored by or for Supplier, Supplier shall immediately notify Allianz, in writing, and provide Allianz or its designee, the Card Issuers, and the acquiring financial institution and their respective designees access to Supplier’s facilities and all pertinent records to conduct a review of Supplier’s compliance with these requirements.  Supplier shall maintain appropriate business continuity procedures and systems to ensure security of Cardholder Data in the event of a disruption, disaster or failure of Supplier’s primary data systems that involves a risk to Cardholder Data.  Supplier shall provide access to its security systems and procedures, as reasonably requested by Allianz or its designee.  Supplier shall cooperate fully with any reviews of its facilities and records provided for in this Section 13.2(e).
(ix)
Notwithstanding anything to the contrary in this Agreement, if Allianz reasonably believes that Supplier is not fully complying with this Agreement, Allianz shall not be obligated to allow Supplier access to any Allianz Data and such Allianz Data may be withheld by Allianz in its sole discretion; provided however that to the extent Supplier needs such Allianz Data to perform the Services or its other obligations hereunder, subject to Section 10.2 and without limiting Supplier's liability for breach of this Agreement, Supplier shall be excused from, and shall not be liable with respect to, any delay, inaccuracy or failure in the performance of Supplier’s obligations which arises from Supplier’s inability to have access to the Allianz Data withheld by Allianz.

13.3	Personal Data.

In addition to the provisions of Sections 13.1 and 13.2, the following privacy and data protection provisions shall apply to Personal Data.  To the extent any of the provisions of this Article 13 purporting to apply to Personal Data conflict with provisions of this Section 13.3, the provisions of Section 13.3 shall control over such other provisions.

(a)
Privacy Laws.  Supplier shall hold any Personal Data that it receives in confidence and in compliance with (1) Supplier’s obligations under this Agreement, the Exhibits and Annexes hereto, the Allianz Privacy Policy, and (2) subject to Section 15.6, all applicable Laws relating to the collection, use, processing, storage, protection, disclosure, and destruction of such Personal Data.  As part of its comprehensive data security program, Supplier shall maintain adequate administrative, technical, and physical safeguards to: (i) provide the security and confidentiality of Personal Data; (ii) protect against any anticipated threats or hazards to the security or integrity of Personal Data; and (iii) protect against unauthorized acquisition of, access to or use of Personal Data that could result in a “breach” as that term is defined under applicable Privacy Laws, or substantial harm to Allianz, any Allianz employee or customer, or any individual about whom Allianz has or collects financial and other information. In addition, and without limiting the foregoing, Supplier shall provide Allianz with any assistance Allianz may reasonably require to fulfill the responsibilities of Allianz and the other Eligible Recipients under the applicable Privacy Laws.  Supplier shall not use terms of use or privacy statements that vary from this Agreement or enter into separate agreements between Supplier and Eligible Recipients that offer less protection with respect to Personal Data than the protections provided in this Agreement.  Supplier represents, warrants and covenants that it adheres to, and during the Term shall continue to adhere to, the United States Department of Commerce Safe Harbor Principles.

(i)
Unless otherwise agreed, Supplier shall process and store all Personal Data in (A) the jurisdiction(s) set forth in Schedules 7.1 and 7.2 (B) the jurisdiction in which the data subject resides (or, in the case of a data subject residing in the European Economic Area (“EEA”), in the EEA, or for a data subject residing in another jurisdiction that has Privacy Laws or data transfer requirements, in that jurisdiction), or (C) the jurisdictions and locations set forth in the applicable Service Description or Statement of Work, and shall not transfer, process, or maintain Allianz Data in any other jurisdiction or location without the prior consent of Allianz.

(ii)
Supplier shall not transfer Personal Data from a country within the EEA to countries deemed by the European Union not to have adequate protection without first ensuring that the standard contractual clauses approved by the European Commission in Commission Decision as the standard contractual clauses for the transfer of personal data to processors in third countries under applicable EU Directives and any implementing legislation are in place between the AZL Affiliate that is the Data Exporter and the Data Importer, and any such contract is filed with the appropriate regulatory agency if required.

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(iii)	Supplier shall maintain technical, organizational and security measures to protect the confidentiality of Personal Data in accordance with the obligations contained in this Article 13.
(iv)
Notwithstanding any other provision of this Agreement, Supplier shall not undertake or engage in any activity with respect to any Personal Data that would constitute Supplier’s functioning in the capacity of a “controller,” as such capacity may be identified and defined in the respective applicable Privacy Laws and Supplier shall promptly notify Allianz if it believes that any use of Personal Data by Supplier contemplated under this Agreement or to be undertaken as part of the Services would constitute Supplier so functioning in the capacity of a “controller”.  The Parties acknowledge that, for purposes of the European Union Data Protection Legislation and similar legislation in other jurisdictions, Supplier will act as a Data Processor in relation to all Personal Data it accesses under this Agreement, that Allianz is the Data Controller with respect to such Personal Data, and that Supplier will act in accordance with Allianz’s instructions in relation to such Personal Data.

(v)
Supplier shall also comply with applicable Privacy Laws in jurisdictions that impact Services or Personal Data, whether such Laws are in place as of the Effective Date or are enacted, adopted or otherwise come into effect during the term of this Agreement.  Supplier and Allianz agree to cooperate to enter into any appropriate agreements relating to such new Laws as and when they apply, including data processing agreements between Supplier or the applicable Supplier Affiliate and the applicable AZL Affiliate(s).  Supplier, its Affiliates and Subcontractors shall cooperate with Allianz with respect to any registrations, filings or responses for applicable governmental organizations, data protection authorities, data protection working groups or commissions, works councils, or other third party obligations and requests related to the Services.

(b)
Limitations on Use.  Supplier agrees that Supplier and Supplier Personnel shall not use Personal Data for any purpose or to any extent other than as necessary to fulfill Supplier’s obligations under this Agreement.  Supplier and Supplier Personnel shall not process, transfer or disseminate Personal Data without the approval of AZL unless expressly provided for in this Agreement.  Supplier shall take appropriate action to ensure that Supplier Personnel having access to Personal Data are advised of the terms of this Article 13 and trained regarding their handling of Personal Data.  All such Supplier Personnel’s access to Personal Data must be governed by a non-disclosure agreement that prohibits the personnel from using, disclosing or copying the Personal Data for any purpose except as required for the performance of this Agreement.  Supplier is and Supplier shall be responsible for any failure of Supplier Personnel to comply with the terms and conditions regarding Personal Data.

(c)
Limitations on Disclosure.  When interfacing with the applicable Eligible Recipient regarding Personal Data, Supplier shall only disclose or transmit Personal Data to those Eligible Recipient employees and Third Party Contractors authorized by the Allianz Relationship Manager or his or her designee.

(d)	Intentionally Omitted.
(e)	HIPAA. Supplier and Supplier Personnel access to “protected health information” (as such term is defined by the HIPAA Privacy Rule) shall conform to applicable Law.
(f)
Unauthorized Disclosure or Access.  If Supplier or Supplier Personnel have knowledge of or suspect any unauthorized possession, use, knowledge, loss, disclosure of or access to Personal Data in contravention of this Agreement, Supplier shall, in addition to its obligations with regard to Security Incidents set forth in Section 13.2(b)(vi) , (i) immediately report to Allianz such  possession, use, knowledge, loss, disclosure or access to Personal Data and promptly furnish to Allianz all known details; (ii) immediately take steps to mitigate any harmful effects of such possession, use, knowledge, loss, disclosure or access; (iii) cooperate with Allianz in any investigation, litigation, or provision of notices that Allianz deems appropriate and (iv) promptly use all commercially reasonable efforts to prevent further possession, use, knowledge, disclosure or loss of Personal Data in contravention of this Agreement.

(g)
Supplier’s Responsibility for Unauthorized Disclosure or Access.  To the extent any unauthorized disclosure of or access to Personal Data arises out of or is connected to a breach by Supplier or Supplier Personnel of Supplier’s

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obligations under this Agreement, Supplier shall bear (A) the costs incurred by Supplier in complying with its legal obligations relating to such breach, and (B) in addition to any other damages for which Supplier may be liable for under this Agreement, the following documented costs incurred by the Eligible Recipient in responding to such breach, to the extent applicable: (1) the cost of providing notice to affected individuals to the extent required under applicable law; (2) the cost of providing notice to government agencies, credit bureaus, and/or other required entities; (3) the cost of providing affected individuals with credit monitoring services for a specific period not to exceed twelve (12) months or the minimum time period provided by applicable Law, whichever is longer,; (4) call center support for such affected individuals for a specific period not to exceed thirty (30) days.
13.4	Customer Information

In addition to the provisions of Sections 13.1, 13.2 and 13.3, the following privacy and data protection provisions shall apply to Customer Information as defined below.  To the extent any of the provisions of this Article 13 purporting to apply to Customer Information conflict with provisions of this Section 13.4, the provisions of Section 13.4 shall control over such other provisions.

(a)
All information pertaining to a past, current or prospective customer or product applicant of Allianz or an Eligible Recipient, including such person’s address, telephone number and other contact information, image, gender, age, social security number, account or other identifying numbers or attributes, financial, health and insurance information, and other information about an individual, including the fact that the individual is or was a customer or product applicant of Allianz or such Eligible Recipient (“Customer Information”) shall be deemed to be Allianz Data, subject to the obligations and restrictions set forth in this Article 13.

(b)
Supplier shall comply with all Laws applicable to Customer Information and all regulations implementing such Laws, including:  Title V of Public Law 106-102 (Gramm-Leach-Bliley or “GLB”), codified at 15 U.S.C. § 6801 et seq.; Joint Final Rule of the Office of the Comptroller of the Currency (OCC), Treasury, Board of Governors of the Federal Reserve System (Board), Federal Deposit Insurance Corporation (FDIC), and Office of Thrift Supervision (OTS), implementing GLB at 12 CFR Part 573; the Fair Credit Reporting Act, codified at 15 U.S.C. § 1681 et seq.; regulations issued by state insurance departments pursuant to Section 504 of the Gramm-Leach-Bliley Act;  National Association of Insurance Commissioner’s (NAIC’s) Model Regulation on Privacy of Consumer Financial and Health Information as adopted by individual states; and NAIC’s Insurance Information and Privacy Protection Act Model Regulation as adopted by individual states.

(c)
Supplier shall use Customer Information and disclose such Customer Information to third parties, including its Affiliates and Subcontractors, only if and to the extent such use or disclosure is (i) expressly authorized and approved by AZL, (ii) permitted by applicable Law, and (iii) necessary to perform Supplier's obligations under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work.

13.5	File Access.

Allianz shall have secure access to, and the right to review and retain the entirety of, all Allianz Confidential Information in the possession or control of Supplier or its Affiliates or Subcontractors.  Such access shall be provided to Allianz in real time and by the means and in the format reasonably requested by Allianz.  At no time shall Allianz’s Confidential Information be stored or held by Supplier in a form or manner not readily accessible to Allianz in this manner.

13.6	Allianz Data - Correction and Restoration.
(a)
Corrections.  The correction of any errors or inaccuracies in or with respect to Allianz Data shall be performed by the Party that has operational responsibility for inputting such Allianz Data into the applicable System.  To the extent (i) Supplier is operationally responsible for inputting such data, or (ii) such errors or inaccuracies are attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement, Supplier shall bear the cost of correcting such errors or inaccuracies.

(b)
Re-running of Corrected Data.  If the correction of errors or inaccuracies as described above necessitates the re-running of corrected Allianz Data and thereby results in the usage of additional Resource Units, Allianz shall pay the applicable Resource Unit charge as set forth in Schedule 4 or the applicable Subscription Agreement, Service

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Description or Statement of Work, unless the underlying errors or inaccuracies are attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement (including, to the extent applicable, the failure of Supplier or Supplier Personnel to adhere to applicable processes and controls that, if adhered to, would have enabled Supplier or Supplier Personnel to identify and timely correct such errors or inaccuracies, even if caused by Allianz), in which case Supplier shall be financially responsible for any additional Resource Units usage resulting from the re-running of corrected data.
(c)
Restoration of Data.  The restoration of any destroyed, lost or altered Allianz Data shall be performed, using generally accepted data restoration techniques, by the Party that has operational responsibility for maintaining the System on which such Allianz Data resides and for creating and maintaining backup copies of such Allianz Data.  To the extent (i) Supplier is operationally responsible for performing such restoration or (ii) such destruction, loss or alteration is attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement, Supplier shall bear the cost of restoring such data.

13.7	Survival

Supplier’s obligations under this Article 13 with respect to Personal Data shall survive the expiration or termination of this Agreement and shall be perpetual.  The Parties’ obligations under this Article with respect to all other Confidential Information shall survive the expiration or termination of this Agreement for a period of seven (7) years from the later of (i) the expiration or termination of this Agreement (including all periods of Termination Assistance Services), or (ii) the return or destruction of Confidential Information in accordance with Sections 13.1; provided, however, that the passage of this seven (7) year period shall not absolve either Party of responsibility for any breach of this Article 13 occurring prior to the expiration of such seven (7) year period.

14 OWNERSHIP OF MATERIALS
14.1	Allianz Owned Materials.
(a)
Ownership of Allianz Owned Materials.  For purposes of this Agreement and all Subscription Agreements, Service Descriptions or Statements of Work, as between the Parties, Allianz shall be the sole and exclusive owner of (i) all intellectual property, Software and other Materials owned by Allianz or the Eligible Recipients as of the Effective Date, including Allianz Owned Software and other Materials owned by Allianz and the Eligible Recipients, (ii) all enhancements and Derivative Works of such intellectual property, Software and Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials, and (iii) certain Developed Materials, as provided in Section 14.2(a) and (b) (collectively, “Allianz Owned Materials”).

(b)
License to Allianz Owned Materials.  As of the Effective Date or the applicable Subscription Agreement, Service Description or Statement of Work Effective Date (as the case may be), Allianz hereby grants Supplier and, to the extent necessary for Supplier to provide the Services, to Subcontractors designated by Supplier that sign a written agreement to be bound by terms at least as protective as the terms contained herein applicable to such Materials (including, to the extent relevant, terms consistent in all material respects with the terms specified in this Section as well as those pertaining to the ownership of such Materials and Derivative Works developed by the Parties, the scope and term of the license, the restrictions on the use of such Materials, the obligations of confidentiality, etc.) a non-exclusive, non-transferable, royalty-free limited right and license during the Term or the applicable Statement of Work Term (and thereafter to the extent necessary to perform any Termination Assistance Services requested thereunder by Allianz) to access, use, execute, reproduce, display, perform, modify, distribute and create Derivative Works of the Allianz Owned Materials for the express and sole purpose of providing the Services.  Supplier and its Subcontractors shall have no right to the source code to such Allianz Owned Materials unless and to the extent approved in advance by Allianz.  Allianz Owned Materials shall remain the property of Allianz.  Supplier and its Subcontractors shall not (i) use any Allianz Owned Materials for the benefit of any person or Entity other than Allianz, the Eligible Recipients or the Authorized Users, (ii) separate or uncouple any portions of the Allianz Owned Materials, in whole or in part, from any other portions thereof unless and to the extent such separation or uncoupling is necessary for Supplier to provide the Services, or (iii) reverse assemble, reverse engineer, translate, disassemble, decompile or otherwise attempt to create or discover any source code, underlying algorithms, ideas, file formats or programming interfaces of the Allianz Owned Materials by any means whatsoever, without the prior approval of Allianz, which may be withheld at Allianz’s sole discretion.  Except as otherwise requested or approved by Allianz, Supplier and its Subcontractors shall

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cease all use of Allianz Owned Materials upon the end of the Term or the applicable Service Description or Statement of Work Term and the completion of any Termination Assistance Services requested thereunder by Allianz pursuant to Section 4.3(b)(7) and shall certify such cessation to Allianz in a notice signed by an officer of Supplier and each applicable Subcontractor.  EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, THE ALLIANZ OWNED MATERIALS ARE PROVIDED BY ALLIANZ TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS.  EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, ALLIANZ EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO SUCH ALLIANZ OWNED MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
(c)
License to Third Party Materials. Unless a Required Consent is not available in accordance with Article 5, Allianz will deliver or, as applicable, permit access to or use of Allianz licensed Third Party Materials as and to the extent de\scribed below.  Allianz hereby grants to Supplier, during the Term or the applicable Service Description or Statement of Work Term (and thereafter to the extent necessary to perform any Termination Assistance Services requested thereunder by Allianz), for the sole purpose of performing the Services and solely to the extent of Allianz’s underlying rights, the same rights of access and use as Allianz possesses under the applicable software licenses with respect to such Allianz licensed Third Party Materials.  Allianz also shall grant such rights to Subcontractors designated by Supplier if and to the extent necessary for Supplier to provide the Services.  Supplier and its Subcontractors shall comply with the duties, including use restrictions and nondisclosure obligations, imposed on Allianz by such licenses, as such terms are communicated to Supplier by Allianz and as they may be modified by Supplier and the applicable third party licensor.  In addition, each Subcontractor shall sign a written agreement to be bound by terms consistent with the terms contained herein applicable to such Third Party Materials (including, to the extent relevant, the terms specified in this Section as well as those pertaining to the ownership of such Materials and any Developed Materials, the scope and term of the license, the restrictions on the use of such Materials, and the obligations of confidentiality).  Except as otherwise requested or approved by Allianz (or the relevant licensor), Supplier and its Subcontractors shall cease all use of such Third Party Materials upon the end of the Term or the applicable Statement of Work Term and the completion of any Termination Assistance Services requested thereunder by Allianz pursuant to Section 4.3(b)(8).  EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, THE ALLIANZ LICENSED THIRD PARTY MATERIALS ARE PROVIDED BY AZL TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS.  EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, ALLIANZ EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO SUCH AZL LICENSED THIRD PARTY MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.2	Developed Materials.
(a)
Ownership by Allianz.  Except as provided in Sections 14.2(c) and (d) or otherwise agreed by the Parties, Allianz shall be the sole and exclusive owner of all Developed Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  Such Developed Materials shall be considered works made for hire (as that term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101, or in analogous provisions of other applicable Laws) owned by Allianz.  If any such Developed Materials may not be considered a work made for hire under applicable Law, Supplier hereby irrevocably assigns, and shall assign, to Allianz in perpetuity without further consideration, all of Supplier’s worldwide rights, title and interest in and to such Developed Materials, including United States and foreign intellectual property rights.  Supplier acknowledges that Allianz and the successors and assigns of Allianz shall have the right to obtain and hold in their own name any intellectual property rights in and to such Developed Materials.  Supplier agrees to execute any documents and take any other actions reasonably requested by Allianz to effectuate the purposes of this Section 14.2(a).  Allianz hereby grants to Supplier a license to such Developed Materials on the same terms as described in Section 14.1(b).    Allianz may, in its sole discretion and upon such terms and at such financial arrangement as Allianz and Supplier may agree, grant Supplier a license to use the Developed Materials for other purposes and to sublicense such Developed Materials.

(b)
Source Code and Documentation.  Supplier shall, promptly as it is developed by Supplier, provide Allianz with the source code, if any, and object code and documentation for all Allianz owned Developed Materials.  Such source code and technical documentation shall be sufficient to allow a reasonably knowledgeable and experienced programmer to

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maintain and support such Materials and the user documentation for such Materials shall accurately describe in terms understandable by a typical end user the functions and features of such Materials and the procedures for exercising such functions and features.
(c)
Supplier Owned Developed Materials.  Notwithstanding Section 14.2(a), Supplier shall be the sole and exclusive owner of all Developed Materials that are Derivative Works of Supplier Owned Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials.  Allianz acknowledges that Supplier and the successors and assigns of Supplier shall have the right to obtain and hold in their own name any intellectual property rights in and to such Supplier owned Developed Materials.  Allianz agrees to, at Supplier’s sole cost and expense, execute any documents and take any other actions reasonably requested by Supplier to effectuate the purposes of this Section 14.2(c).  Supplier hereby grants Allianz and the Eligible Recipients certain license and other rights with respect to such Developed Materials, as described in Sections 14.3(b) and 14.6.

(d)
Third Party Materials.  The ownership of Derivative Works of Third Party Materials created by Supplier in connection with the Services shall, as between Supplier and Allianz, be considered Developed Materials owned by the Party that is the licensee of such Third Party Materials. For purposes of the foregoing, Supplier shall be deemed the licensee of Third Party Materials licensed by its Subcontractors or Affiliates and Allianz shall be deemed the licensee of Third Party Materials licensed by Allianz Affiliates or any Eligible Recipients.  Each Party acknowledges and agrees that its ownership of such Derivative Works may be subject to or limited by the terms of the underlying agreement with the owner of the underlying Third Party Materials; provided, that if a Derivative Work is to be made of Third Party Materials provided by Supplier, Supplier shall notify Allianz in advance and obtain Allianz’s consent prior to proceeding with such Derivative Work if the terms of any such agreement will preclude or limit, as applicable, Allianz’s license rights in and to such Derivative Work as contemplated in Sections 14.3 and 14.6.

(e)
Disclosure by Supplier of Developed Materials.  Supplier shall promptly disclose in writing to Allianz each Developed Material that is developed in connection with the Services.  With respect to each disclosure, Supplier shall indicate the features or concepts that it believes to be new or different.

(f)
Waiver of Moral Rights.  To the extent permitted by Law, Supplier hereby waives any moral rights in the Allianz owned Developed Materials, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise.

14.3	Supplier Owned Materials.
(a)
Ownership of Supplier Owned Materials.  For purposes of this Agreement and all Subscription Agreements, Service Descriptions and Statements of Work, as between the Parties, Supplier or its Affiliates or Subcontractors shall be the sole and exclusive owner of the (i) intellectual property, Software and Materials lawfully owned by them prior to the Effective Date, (ii) intellectual property, Software and Materials acquired by Supplier and its Affiliates or Subcontractors on or after such date (other than acquisitions for Allianz or an Eligible Recipient in connection with the performance of the Services), (iii) Developed Materials that are Derivative Works of intellectual property, Software and Materials owned by Supplier or its Affiliates or Subcontractors and created by or for Supplier as provided in Section 14.2(c), and (iv) except as provided in Sections 14.2(a) and (d), intellectual property, Software and Materials developed by or on behalf of Supplier or its Affiliates or Subcontractors, including all United States and foreign intellectual property rights in such Materials (“Supplier Owned Materials”).

(b)
License to Supplier Owned Materials.  As of the Effective Date or the applicable Service Description or Statement of Work Effective Date, Supplier hereby grants to Allianz and the Eligible Recipients (and at Allianz’s request, Third Party Contractors), at no additional charge, a non-exclusive, world-wide, royalty-free right and license to access, use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of the Supplier Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) provided or used in connection with or for purposes of the Services, during the Term or the applicable Service Description or Statement of Work Term and any Termination Assistance Services period, for the benefit of Allianz and the Eligible Recipients, solely to (i) receive the full benefit of the Services provided by Supplier, or (ii) monitor, access, interface with or use the Materials and Software then being provided or used by Supplier or its Affiliates or Subcontractors in connection with or for purposes of the Services under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work. The rights and

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obligations of Allianz and the Eligible Recipients with respect to such Supplier Owned Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.
If opted by Allianz, Supplier shall agree to deposit the source code with a third part source code agent pursuant to a standard three-party source code agreement. Further, Supplier shall provide the source code for such Supplier Owned Materials to be used only for the maintenance of such Supplier Owned Material in the event of (i) Supplier discontinuing the business relevant to maintenance of such Supplier Owned Material, (ii) bankruptcy or (iii) uncured breaches of the maintenance services terms as agreed in the maintenance agreement being executed between the parties.
(c)
License to Supplier Third Party Materials.  As of the Effective Date or the applicable Service Description or Statement of Work Effective Date and subject to Supplier having obtained any Required Consents, Supplier hereby grants to Allianz and the Eligible Recipients (and at Allianz’s request, Third Party Contractors), at no additional charge, a non-exclusive, world-wide, royalty-free right and license to access and/or use the Third Party Materials as to which Supplier holds the license or for which Supplier is financially responsible under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work (including all available modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), provided or used in connection with or for purposes of the Services, during the Term or the applicable Service Description or Statement of Work Term and any Termination Assistance Services period, for the benefit of Allianz and the Eligible Recipients, solely to (i) receive the full benefit of the Services provided by Supplier, or (ii) monitor, access, interface with or use the Materials and Software then being provided or used by Supplier or its Affiliates or Subcontractors in connection with or for purposes of the Services under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work. The rights and obligations of Allianz, the Eligible Recipients and Third Party Contractors with respect to such Supplier licensed Third Party Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.

(d)
Embedded Materials.  To the extent that Supplier Owned Materials are embedded in any Developed Materials owned by Allianz pursuant to Section 14.2(a), Supplier shall not be deemed to have assigned its intellectual property rights in such Supplier Owned Materials to Allianz, but Supplier hereby grants to Allianz and the Eligible Recipients (and at Allianz’s request, Third Party Contractors) a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such Supplier Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) for the benefit of Allianz, the Eligible Recipients and their respective Affiliates for so long as such Supplier Owned Materials remain embedded in such Developed Materials and are not separately commercially exploited.  Following the expiration or termination of the Term and the termination of the Service(s) for which such Materials were used, Supplier shall, at Allianz’s request and subject to Section 14.6(b)(ii), either enter into a separate contract with Allianz for Upgrades, maintenance, and support services or provide to Allianz the source code and object code for such embedded Supplier Owned Materials.

14.4	Other Materials.

This Agreement shall not confer upon either Party intellectual property rights in Materials of the other Party (to the extent not covered by this Article 14) unless otherwise so provided elsewhere in this Agreement.

14.5	General Rights.
(a)	Copyright Legends. Each Party agrees to reproduce copyright legends which appear on any portion of the Materials which may be owned by the other Party or third parties.
(b)
Residuals.  Nothing in this Agreement shall restrict any employee or representative of a Party from using ideas, concepts, practices, learning or know-how relating generally to the performance of BPO/Application services that are retained in the unaided memory of such employee or representative after performing the obligations of such Party under this Agreement, except to the extent that such use infringes upon any patent, copyright or other intellectual property right of a Party or its Affiliates (or, in the case of Supplier, any Eligible Recipient); provided, however, that this Section 14.5(b) shall not (i) be deemed to limit either Party’s obligations under this Agreement with respect to

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the disclosure or use of Confidential Information, or (ii) operate or be construed as permitting an employee or representative of either Party to disclose, publish, disseminate or use (a) the source of any Confidential Information of the other Party (b) any financial, statistical or personnel information of the other Party, or (c) the business plans of the other Party. An individual’s memory is unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it and does not identify the information as Confidential Information upon recollection.
(c)
No Implied Licenses.  Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Affiliate of the other Party (or, in the case of Supplier, any Eligible Recipient).

(d)
Incorporated Materials.  Should either Party incorporate into Developed Materials any intellectual property subject to third party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party doing so discloses this fact and obtains the prior approval of the other Party.

(e)
Third Party Software.  Unless otherwise agreed, with respect to Third Party Software provided by Supplier or Allianz pursuant to this Agreement or the applicable Service Description, Statement of Work or Subscription Agreement, the Party holding such license shall, to the extent permissible under the applicable license, use commercially reasonable efforts to flow through to the other Party any applicable representations or warranties it has under such license or, if it is unable to do so, to enforce such representations or warranties on behalf of such other Party, in each case at the other Party's request and expense, except as provided in Section 15.2(e).

14.6	Allianz Rights Upon Expiration or Termination of Agreement or Subscription Agreements or Statements of Work.
As part of the Termination Assistance Services, Supplier shall provide the following to AZL, AZL Affiliates and the Eligible Recipients with respect to Materials and Software:
(a)	Allianz Owned Materials and Developed Materials. With respect to Allianz Owned Materials (including Allianz owned Developed Materials), Supplier shall, at no cost to Allianz:
(i)	Deliver to Allianz all Allianz Owned Materials and all copies thereof in the format and medium in use by Supplier in connection with the Services as of the date of such expiration or termination; and
(ii)
Following confirmation by Allianz that the copies of the Allianz Owned Materials delivered by Supplier are acceptable and the completion by Supplier of any Termination Assistance Services for which such Materials are required, destroy or securely erase all other copies of such Materials then in Supplier’s possession and cease using such Materials and any information contained therein for any purpose.

(b)
Supplier Owned Materials.  Subject to the final paragraph of this Section 14.6(b), with respect to Materials owned by Supplier, Supplier Affiliates or, (subject to Section 6.4(c)), Subcontractors and used by them to provide the Services (and any modifications, enhancements, Upgrades, methodologies, tools, documentation, materials and media related thereto):

(i)
Unless Allianz otherwise agrees prior to Supplier’s first use of such Material in the performance of the Services and such agreement is memorialized in writing, Supplier hereby grants to Allianz and the Eligible Recipients (and, at Allianz’s election, to Third Party Contractor(s) that sign a written agreement with Allianz to be bound by terms at least as protective as the terms contained herein applicable to such Materials) a worldwide, perpetual, non-exclusive, non-transferable, irrevocable, fully paid-up license to use, execute, reproduce, display, perform, distribute, modify, enhance and create Derivative Works of each such Material, in each case solely for the benefit of AZL, AZL Affiliates and the Eligible Recipients upon the expiration or termination of the Term or the applicable

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Service Description or Statement of Work Term with respect to the Services for which such Materials were used;
(ii)
Supplier shall deliver to Allianz and the Eligible Recipients (and, at Allianz’s election, to Third Party Contractor(s) that sign a written agreement with Allianz to be bound by terms at least as protective as the terms contained herein applicable to such Materials) a copy of such Supplier Owned Materials and related documentation; and

(iii)
Supplier shall offer to provide to Allianz and the Eligible Recipients (and, at Allianz’s election, to Third Party Contractor(s) that sign a written agreement with Allianz to be bound by terms at least as protective as the terms contained herein applicable to such Materials) Upgrades, maintenance, support and other services for commercial off-the-shelf Materials on Supplier’s then-current standard terms and conditions for such services.

With respect to any such Materials that are commercially available, unless otherwise agreed in the applicable Subscription Agreement, Services Description or Statement of Work, Allianz and the Eligible Recipients (and, to the extent applicable, Third Party Contractor(s)) shall pay the then current license fee for the licenses and other rights described above; provided that, the amount to be paid shall represent the most favorable license fee then charged to Supplier’s most favored customer.  With respect to Materials that are not commercially available, unless Allianz otherwise agrees prior to Supplier’s first use of such Materials in the performance of the Services and such agreement is memorialized in writing, Allianz and the Eligible Recipients (and, to the extent applicable, Third Party Contractor(s)) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses and other rights described above.
Supplier shall not use any such Materials for which it is unable to offer such license or other rights without Allianz’s prior written approval (and absent such approval, Supplier’s use of any such Materials shall obligate Supplier to provide, at no additional charge, such license and other rights to AZL, AZL Affiliates, the Eligible Recipients and AZL’s designees).
(c)
Third Party Materials.  Unless Allianz otherwise agrees in advance in accordance with Section 6.4(c), with respect to Third Party Materials licensed by Supplier or Supplier Affiliates or Subcontractors and used by them to provide the Services, Supplier hereby grants to Allianz and the Eligible Recipients (or, at Allianz’s election, to their designee(s)) a sublicense (with the right to grant sublicenses) offering the same rights and warranties with respect to such Third Party Materials available to Supplier (or the applicable Supplier Affiliates or Subcontractors), on the same terms and conditions, for the benefit of AZL, AZL Affiliates and the Eligible Recipients upon the expiration or termination of the Term or the applicable Services Description or Statement of Work Term with respect to the Services for which such Materials were used; provided that, during the Termination Assistance Services period, Supplier may, with Allianz’s approval, substitute one of the following for such sublicense:

(i)	the assignment to Allianz and the Eligible Recipients (or, at Allianz’s election, to their designee(s)) of the underlying license for such Third Party Materials;
(ii)
the procurement for Allianz and the Eligible Recipients (or, at Allianz’s election, their designee(s)) of a new license (with terms at least as favorable as those in the license held by Supplier or its Affiliates or Subcontractors and with the right to grant sublicenses) to such Third Party Materials for the benefit of AZL, AZL Affiliates and the Eligible Recipients; or

(iii)
the procurement for Allianz and the Eligible Recipients (or, at Allianz’s election, to their designee(s)) of a substitute license for Third Party Materials sufficient to perform, without additional cost, support or resources and at the levels of performance and efficiency required by this Agreement, the functions of the Third Party Materials necessary to enable Allianz or its designee to provide the Services for which such Materials were used.

Unless Allianz has otherwise agreed in advance in accordance with Section 6.4(c), Allianz and the Eligible Recipients (and, to the extent applicable, Third Party Contractors) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses, sublicenses and other rights specified in this Section 14.6(c).  In addition, unless Allianz has otherwise agreed in advance in accordance with Section 6.4(c), Supplier shall deliver to Allianz

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and the Eligible Recipients (or at Allianz’s election, to their designee(s)) a copy of such Third Party Materials (including source code, to the extent it has been available to Supplier) and related documentation and shall cause maintenance, support and other services to continue to be available to Allianz and the Eligible Recipients (or, at Allianz’s election, to their designee(s)) to the extent it has been available to Supplier.  Allianz, however, shall be obligated to make monthly or annual payments attributable to periods after the expiration or termination of the Term or the applicable Service Description or Statement of Work Term with respect to the Services for which such Third Party Materials were used, for the right to use and receive maintenance or support related thereto, but only to the extent Supplier would have been obligated to make such payments if it had continued to hold the licenses in question or Allianz has agreed in advance to make such payments.
To the extent Allianz has agreed in advance to pay any fees in connection with its receipt of such licenses, sublicenses or other rights, Supplier shall, at Allianz’s request, identify the licensing and sublicensing options available to Allianz and the Eligible Recipients and the license or transfer fees associated with each.  Supplier shall use commercially reasonable efforts to obtain the most favorable options and the lowest possible transfer, license, relicense, assignment or termination fees for Third Party Materials.  Supplier shall not commit Allianz or the Eligible Recipients to paying any such fees or expenses without Allianz’s prior approval.  If the licensor offers more than one form of license, Allianz (not Supplier) shall select the form of license to be received by Allianz, the Eligible Recipients or their designee(s).
15 REPRESENTATIONS, WARRANTIES AND COVENANTS
15.1	Work Standards.

Supplier represents, warrants and covenants that: (i) the Services shall be rendered with promptness, due care, skill and diligence; (ii) the Services shall be executed in a workmanlike manner, in accordance with the Service Levels and the best accepted practices of top tier providers of BPO/Application services; (iii) Supplier shall use adequate numbers of qualified individuals with suitable training, education, experience, know-how, competence and skill to perform the Services; (iv) Supplier shall provide such individuals with training as to new products and services prior to their implementation in the Allianz's and/or the Eligible Recipients’ environment; and (v) Supplier shall have the resources, capacity, expertise and ability in terms of Equipment, Software, know-how and personnel to provide the Services.

15.2	Software.
(a)
Ownership and Use.  Supplier represents, warrants and covenants that it is either the owner of, or authorized to use, any and all Software provided by Supplier in providing the Services.  As to any such Software that Supplier does not own but is authorized to use, Supplier shall advise Allianz as to the ownership and extent of Supplier’s rights with regard to such Software to the extent any limitation in such rights would impair Supplier’s performance of its obligations under this Agreement.  Notwithstanding the foregoing, Supplier shall not be responsible for a loss of authorization to use Software for which Allianz is financially responsible, if such loss of authorization results from Allianz’s failure to pay amounts due and owing under the applicable license.

(b)
Performance.  Supplier represents, warrants and covenants that any Supplier Owned Software will perform in Compliance with its Specifications and will provide the functions and features and operate in the manner described therein.

(c)
Developed Materials Compliance.  Supplier warrants and covenants that Developed Materials that, during the Warranty Period set forth in the applicable Subscription Agreement, Service Description or Statement of Work (or, if none is specified, ninety (90) days after Acceptance), the Developed Materials shall be free from material errors in operation and performance, shall Comply with the applicable documentation and the Specifications in all material respects, and shall provide the functions and features and operate in the manner described in  this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work or otherwise agreed by the Parties.  During such warranty period, Supplier shall repair, replace or correct any failure to Comply at no additional charge to Allianz and shall do so as expeditiously as possible (provided that, Supplier shall be entitled to be compensated for doing so if and to the extent such failure is caused by misuse by Allianz).  In the event that Supplier fails or is unable to repair, replace or correct such nonconforming Developed Materials, Allianz shall, in addition to any and all other

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remedies available to it hereunder, be entitled to obtain from Supplier a copy of the source code and/or object code to such Developed Material for the purpose of remedying the non-conformity
(d)
Nonconformity of Supplier Owned Software.  In addition to the foregoing, if Supplier Owned Software (excluding Supplier owned Developed Materials, which are addressed in Section 15.2(c)) does not Comply with the Specifications and criteria set forth in this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work, and/or materially adversely affects the Services provided hereunder, Supplier shall expeditiously repair or replace such Software with conforming Software.

(e)
Third Party Software Warranties.  In addition to the representations, warranties and covenants provided above, Supplier shall, to the extent permissible under its third party contracts, pass through to Allianz all available warranties for Supplier Third Party Software, including those provided by the original software owners.  Supplier shall be responsible for maintaining all information required to make claims based upon such warranties and Supplier shall, during the Term, file all warranty claims on Allianz's behalf for defects.

(f)
Exceptions.  Supplier shall have no liability to the extent a breach of the warranties set out in this Section 15.2 is caused by (i) modifications made by Allianz and the Eligible Recipients or Third Party Contractors acting on its/their behalf, without the approval the Supplier, (ii) Allianz’s and the Eligible Recipients’ combination of the Developed Materials referenced in Section 15.2(c) with items not furnished or specified by Supplier or contemplated by this Agreement, (iii) a breach of this Agreement by Allianz and the Eligible Recipients, (iv) the failure of Allianz and the Eligible Recipients to use corrections or modifications provided by the Supplier offering equivalent features and functionality, or (v) adherence to detailed specifications or requirements provided by Allianz and the Eligible Recipients that the Supplier is required to comply with (provided the Supplier notifies Allianz of the possibility of non-conformity if and to the extent it knows or reasonably should know of such possibility).

15.3	Non-Infringement.
(a)
Performance of Responsibilities.  Except as otherwise provided in this Agreement, each Party represents, warrants and covenants that it shall perform its responsibilities under this Agreement and each applicable Subscription Agreement or Statement of Work in a manner that does not and that the Materials provided by or on behalf of such Party under or in connection with this Agreement and each applicable Subscription Agreement, Service Description or Statement of Work will not infringe or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party; provided, however, that the performing Party shall not have any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications made by the other Party or its contractors or subcontractors, without the approval of the performing Party, (ii) the other Party’s combination of the performing Party’s work product or Materials with items not furnished or specified by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, (iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality, (v) adherence to detailed specifications or requirements provided by the other Party that the performing Party is required to comply with (provided the performing Party notifies the other Party of the possibility of infringement or misappropriation if and to the extent it knows or reasonably should know of such possibility), (vi) use of information or Materials provided by the other Party that the performing Party is required to use in performing the Services (provided the performing Party notifies the other Party of the possibility of infringement or misappropriation if and to the extent it knows or reasonably should know of such possibility) or (vii) Third Party Software and other third party products , except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary licenses or Required Consents for which it is responsible under this Agreement or the applicable Service Description, Statement of Work or Subscription Agreement or to abide by the limitations of the applicable Third Party Software licenses.  Each Party further represents, warrants and covenants that it will not use or create materials in connection with the Services which are libelous, defamatory or obscene.

(b)
Third Party Software Indemnification.  In addition, with respect to Third Party Software provided by Supplier pursuant to this Agreement, Supplier covenants that it shall obtain and provide intellectual property indemnification for Allianz and the Eligible Recipients (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of Allianz and the Eligible Recipients) from the suppliers of such Software.  Unless otherwise approved in advance by Allianz, such indemnification shall be (i) comparable to the intellectual property

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indemnification provided by Supplier to Allianz and the Eligible Recipients under this Agreement, or (ii) the customary indemnification available in the industry for the same or substantially similar types of software products.
15.4	Authorization.
Each Party represents, warrants and covenants to the other that:
(a)	Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the Laws of its state or country of incorporation;
(b)	Corporate Power and Authority. It has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;
(c)
Legal Authority.  It has obtained all licenses, authorizations, approvals, consents or permits required to perform its obligations under this Agreement under all applicable Laws of all authorities having jurisdiction over the Services, except to the extent the failure to obtain any such license, authorizations, approvals, consents or permits is, in the aggregate, immaterial;

(d)
Due Authorization.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and

(e)
No Violation or Conflict.  The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

15.5	Inducements; Allianz Vendor Code of Conduct.
(a)
Inducements.  Supplier represents, warrants and covenants that it has not given and will not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value to any employee or agent of Allianz in connection with this Agreement.  Supplier also represents, warrants and covenants that, to the best of its knowledge, no officer, director, employee, agent or representative of Supplier has given any such payments, gifts, entertainment or other thing of value to any employee or agent of Allianz.  Supplier also acknowledges that the giving of any such payments, gifts, entertainment, or other thing of value is strictly in violation of Allianz policy on conflicts of interest, and may result in the cancellation of this Agreement and all other existing and future contracts between the Parties.

(b)
Allianz Code of Conduct.  Supplier represents, warrants and covenants that, in the performance of the Services and its other contractual obligations hereunder, it shall comply, and shall cause Supplier Subcontractors and Supplier Personnel to comply, with the Allianz Code of Conduct, as set forth in Attachment 2-B, as such Code of Conduct may be reasonably modified from time to time and provided to Supplier in writing.

15.6	Disabling Code.

Supplier represents, warrants and covenants that, without the prior written consent of Allianz, Supplier shall not knowingly insert into the Software any code that could be invoked to disable or otherwise shut down all or any portion of the Services.  Supplier further represents, warrants and covenants that, with respect to any disabling code that may be part of the Software, Supplier shall not invoke or cause to be invoked such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without Allianz’s prior written consent.  Supplier also represents, warrants and covenants that it shall not knowingly use Third Party Software containing disabling code without the prior approval of Allianz.  For purposes of this provision, code that serves the function of ensuring software license compliance (including passwords) shall not be deemed disabling code, provided that Supplier notifies Allianz in advance of all such code and obtains Allianz’s approval prior to installing such code in any Software, Equipment or System.

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15.7	Compliance with Laws.
(a)
Compliance by Supplier.  Subject to Section 15.7(b), (e), (f) and (g), Supplier represents, warrants and covenants that, with respect to the provision of the Services and the performance of any of its other legal and contractual obligations hereunder, it is and shall be in compliance in all material respects with all applicable Laws during the Term and the applicable Service Description, Statement of Work Term and any Termination Assistance Services period, including identifying and procuring required licenses, permits, certificates, approvals and inspections and obtaining or making any required registrations in connection with its performance of the Services.  If a charge of non-compliance by Supplier with any such Laws occurs and such non-compliance has or would reasonably be expected to have a material adverse impact on the receipt or use of the Services by Allianz, Supplier shall promptly notify Allianz of such charge.

(b)
Compliance by Allianz. Subject to Section 15.7(a), (e) and (f), AZL represents and warrants that, with respect to the receipt and use of the Services and performance by Allianz and the Eligible Recipients of Allianz’s legal and contractual obligations under this Agreement, it is and shall be in compliance in all material respects with all applicable Laws during the Term and the applicable Service Description or Statement of Work Term and any Termination Assistance Services period.  If a charge of non-compliance by Allianz with any such Laws occurs, and such non-compliance has or would reasonably be expected to have a material impact on Supplier’s performance of the Services, Allianz shall promptly notify Supplier of such charge.

(c)
Compliance Data and Reports.  At no additional charge, Supplier shall provide Allianz with data and reports in Supplier’s possession necessary for Allianz to comply with, all Laws applicable to the Services.

(d)
Notice of Laws.  Allianz shall be and remain familiar with the Laws and changes in Laws applicable specifically to the principal businesses of Allianz and the Eligible Recipients (i.e., life insurance and annuity products, but excluding the Laws identified below as Supplier Laws) and shall notify Supplier of such Laws and changes in Laws to the extent they relate to Supplier’s provision of the Services or Supplier's performance of its other obligations under this Agreement (collectively, “Allianz Laws”).  Supplier shall be and remain familiar with all other Laws and changes in Laws applicable to the Services or the performance of Supplier’s obligations under this Agreement and shall notify Allianz of such Laws and changes in Laws to the extent they relate to Supplier’s performance and/or delivery of Services to Allianz or the Eligible Recipients (collectively, “Supplier Laws”).  For the avoidance of doubt, Supplier Laws shall include Laws applicable to (i) the technical, organizational and security measures to be implemented and maintained by Supplier and/or at Supplier Facilities to safeguard Personal Data, and (ii) the restrictions or prohibitions on the use or disclosure of Personal Data by Supplier and/or Supplier Personnel.  Supplier Laws also shall include the following, as each may be modified from time to time: Title V of Public Law 106-102 (Gramm-Leach-Bliley or “GLB”), codified at 15 U.S.C. § 6801 et seq.; Joint Final Rule of the Office of the Comptroller of the Currency (OCC), Treasury, Board of Governors of the Federal Reserve System (Board), Federal Deposit Insurance Corporation (FDIC), and Office of Thrift Supervision (OTS), implementing GLB at 12 CFR Part 573; the Fair Credit Reporting Act, codified at 15 U.S.C. § 1681 et seq.; and regulations issued by state insurance departments pursuant to Section 504 of the Gramm-Leach-Bliley Act.

Supplier shall, through the Supplier Personnel, maintain general familiarity with Allianz Laws, and shall bring additional or changed requirements that it is aware of to the attention of Allianz.  Subject to its non-disclosure obligations under other customer contracts, Supplier also shall obtain information regarding such requirements from Supplier’s other outsourcing customer engagements and to communicate such information to Allianz in a timely manner.  Each Party shall advise the other of Laws and changes in Laws about which such Party becomes aware in the other Party's area of responsibility, but without assuming an affirmative obligation of inquiry, except as otherwise provided herein, and without relieving the other Party of its obligations hereunder.  At Allianz’s request, Supplier Personnel shall participate in Allianz provided compliance training programs.
(e)
Interpretation of Laws or Changes in Laws. Allianz shall be responsible, with Supplier’s cooperation and assistance, for interpreting Allianz Laws or changes in Allianz Laws and for identifying the impact of such Allianz Laws or changes in Allianz Laws on Supplier’s performance and Allianz’s and/or the Eligible Recipients' receipt and use of the Services.  Supplier shall be responsible, with Allianz’s cooperation and assistance, for interpreting Supplier Laws or changes in Supplier Laws and for identifying the impact of such Supplier Laws or changes in Supplier Laws on Supplier’s performance and Allianz’s and/or the Eligible Recipients' receipt and use of the Services.  To the extent the

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impact of any Supplier Law or change in Supplier Law cannot be readily identified by Supplier, the Parties shall cooperate in interpreting such Law or change in Law and shall seek in good faith to identify and agree upon the impact on Supplier’s performance and Allianz’s and/or the Eligible Recipients' receipt and use of the Services.  If the Parties are unable to agree upon such impact, Allianz shall retain the right, in its sole discretion, to interpret such Supplier Law or change in Supplier Law and determine its impact. In addition, if Supplier reasonably concludes, after due inquiry, that the compliance obligations associated with any Supplier Law or change in Supplier Law are unclear or that there is more than one reasonable approach to achieving compliance, Supplier may escalate the issue to Allianz for a final decision.
(f)
Implementation of Changes in Laws.  In the event of any changes in Laws, Supplier shall implement any necessary modifications to the Services, as determined in accordance with Section 15.7(e), prior to the deadline imposed by the regulatory or governmental body having jurisdiction for such requirement or change.  It is understood and agreed (i) that Supplier shall bear the costs associated with compliance with changes in Supplier Laws, and  (ii) that Supplier shall bear the costs associated with compliance with changes in Allianz Laws unless any such change in Allianz Laws meets the definition of New Services and is such that had Allianz (i) not entered into the Agreement or (ii) deployed the same service model used by Supplier under this Agreement, it would nonetheless have had to modify its internal processes or services as a consequence of such change in Laws.

(g)	Export Control.
(i)
The Parties acknowledge that certain products, technology, technical data and software (including certain services and training) and certain transactions may be subject to export controls and/or sanctions under the Laws of the United States and other countries and jurisdictions (including the Export Administration Regulations, 15 C.F.R. §§730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, and sanctions programs implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury).  No Party shall directly or indirectly export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such Laws.

(ii)
For any products, technology, technical data or software provided by Allianz or any Eligible Recipient to Supplier (“Allianz Export Materials”), Suppler shall be responsible for obtaining all necessary export authorizations and licenses for the export of such Materials (a) within Supplier’s enterprise, (b) from Supplier to Supplier Subcontractors, (c) from Supplier Subcontractors to Supplier or (d) where Supplier has directed, the Agreement provides, or the Parties have agreed that Allianz will export such Materials directly to a member of Supplier’s enterprise or a Supplier Subcontractor, in each case as contemplated by this Agreement or the applicable Service Description or Statement of Work.  Allianz shall use commercially reasonable efforts to provide to Supplier any information with respect to such products, technology, technical data or software in the possession of Allianz and reasonably requested by Supplier.

(iii)
For any products, technology, technical data or software provided by Supplier or its Affiliates or Subcontractors to Allianz or the Eligible Recipients (“Supplier Export Materials”), Supplier shall identify the specific export control status of the material, and be responsible for obtaining all necessary export authorizations and licenses for the “export” or “re-export” of such Supplier Export Materials.

(h)
Compliance with Anti-Corruption Laws.  Supplier represents, warrants and covenants that it is fully aware of and will comply with, and in the performance of its obligations to Allianz will not take any action or omit to take any action that would cause either Party to be in violation of, (i) U.S. Foreign Corrupt Practices Act, (ii) any other applicable anti-corruption laws, or (iii) any regulations promulgated under any such laws.  Supplier represents and warrants that neither it nor any of the Supplier Personnel is an official or employee of any government (or any department, agency or instrumentality of any government), political party, state owned enterprise or public international organization such as the United Nations, or a representative or any such person or entity (each, an “Official”). Supplier further represents, warrants and covenants that, to its knowledge, neither it nor any of the Supplier Personnel has offered, promised, made or authorized to be made, or provided any contribution, thing of value or gift, or any other type of payment to, or for the private use of, directly or indirectly, any Official for the purpose of influencing or inducing any act or decision of the Official to secure an improper advantage in connection with, or in any way relating to, (1) any government authorization or approval involving Allianz, or (2) the obtaining or retention of business by Allianz.  Supplier further represents and warrants that it will not in the future offer, promise, make or

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otherwise allow to be made any such payment and that it will take all lawful and necessary actions to ensure that no payment is promised, made or provided in the future by any of the Supplier Personnel.  Any violation of this Section 15.7 will be deemed to be a material breach of this Agreement.
(i)
Responsibility.  Supplier shall be responsible for any liability imposed on Supplier, Allianz or the Eligible Recipients resulting from any failure of Supplier or its Subcontractors or third party product or service providers to comply with Supplier's obligations under this Section 15.7, unless and to the extent such failure directly results from the sole acts or omissions of Allianz, an Eligible Recipient or a Third Party Contractor in contravention of Allianz’s obligations under this Section 15.7.  Allianz shall be responsible for any liability imposed on Supplier, Allianz or the Eligible Recipients resulting from any failure of Allianz or the Eligible Recipients to comply with Allianz's obligations under this Section 15.7, unless and to the extent such failure directly results from the acts or omissions of Supplier or its Subcontractors or third party product or service providers in contravention of Supplier's obligations under this Section 15.7.

(j) Compliance with Immigration Laws.  Supplier shall not assign Services to be performed to any Supplier Personnel who are unauthorized aliens in the jurisdiction where such Supplier Personnel are providing Services, and if any Supplier Personnel performing any of the Services is discovered to be an unauthorized alien in such jurisdiction, Supplier will immediately remove such Supplier Personnel from performing Services hereunder and replace such Supplier Personnel with personnel who is not an unauthorized alien in such jurisdiction.
15.8	Interoperability; Currency.
(a)
Interoperability.  Supplier represents, warrants and covenants that the Software, Equipment and Systems used by Supplier to provide the Services and for which Supplier is financially or operationally responsible under this Agreement, are and, subject to Sections 4.4 and 9.6, will remain during the Term and any Termination Assistance Services period, compatible and interoperable with the Retained Systems and Business Processes (including the software, equipment and systems used by Allianz or the Eligible Recipients to provide the same or similar services and/or which may deliver records to, receive records from, or otherwise interact with the Software, Equipment and/or Systems used by Supplier to receive the Services) as and to the extent necessary to provide the Services.

(b)
Monetary Currencies.  Supplier represents, warrants and covenants that the Software, Equipment, Systems and Services provided and/or used by Supplier will be able to receive, transmit, process, store, archive, maintain and support all applicable currencies, including those specified in Schedule 2  or the applicable Subscription Agreement, Service Description or Statement of Work.

15.9	Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

16 INSURANCE AND RISK OF LOSS
16.1	Insurance.

During the Term, Supplier shall keep in full force and effect and maintain at its sole cost and expense the policies of insurance set forth in Attachment 4-G, with the specified minimum limits of liability specified therein.

16.2	Risk of Loss.
(a)
General.  Subject to Section 17.3, Supplier and Allianz each shall be responsible for damage, destruction, loss, theft or governmental taking of their respective tangible property or real property (whether owned or leased) and each Party agrees to look only to its own insuring arrangements with respect to such damage, destruction, loss, theft, or governmental taking.  Each Party shall promptly notify the other Party of any such damage, destruction, loss, theft, or

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governmental taking of such other Party’s tangible property or real property (whether owned or leased) in the possession or under the control of such Party.
(b)
Waiver.  Supplier and Allianz hereby waive, on behalf of themselves and shall cause their respective insurers to issue appropriate waivers of subrogation rights for, any claims that either may have against the other for loss or damage resulting from perils covered by the All Risk Property Damage insurance policy.  It is understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Supplier or Allianz and whether or not insurance is in force.  If required by policy conditions, each Party shall secure from its property insurer a waiver of subrogation endorsement to its policy, and deliver a copy of such endorsement to the other party to this Agreement if requested.

17 INDEMNITIES
17.1	Indemnity by Supplier.

Supplier agrees to indemnify, defend and hold harmless Allianz and its Affiliates and Eligible Recipients and their respective officers, directors, employees, agents, representatives, successors, and assigns (“Allianz Indemnified Parties”) from any and all Losses incurred by the Allianz Indemnified Parties due to third party claims (whether actually asserted in a formal proceeding or the subject of written notice from the claimant or the claimant’s representative) arising from or in connection with any of the following:

(a)
Representations, Warranties and Covenants.  Supplier’s breach of any of the representations, warranties and covenants set forth in Article 15.herein (excluding Sections 15.1, 15.2(b), 15.2(c), 15.2(d) and 15.2(e)).

(b)
Assumed Contracts.  Supplier’s decision to terminate or failure to observe or perform any duties or obligations to be observed or performed on or after the date agreed upon by the Partiers on which such assignment is to be effective by Supplier under any Third Party Software licenses, Equipment leases or Third Party Contracts assigned to Supplier or for which Supplier has assumed financial or operational responsibility pursuant to a Subscription Agreement, Service Description or Statement of Work..

(c)
Licenses, Leases and Contracts.  Supplier’s failure to observe or perform any duties or obligations to be observed or performed on or after the Effective Date or the applicable Service Description or Statement of Work Effective Date by Supplier under Third Party Software licenses, Equipment leases or Third Party Contracts to the extent Supplier is financially or operationally responsible under this Agreement or a Subscription Agreement, Service Description or Statement of Work and such licenses. Leases or contracts are provided or used by Supplier in connection with or for purpose of the Services.

(d)	Allianz Data or Confidential Information. Supplier’s breach of its obligations with respect to Allianz Data or Allianz Confidential Information.
(e)
Infringement.  Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, trademark, copyright or other proprietary rights or in contravention of Supplier’s representations, warranties and covenants in Sections 15.2(a) and 15.3 (subject to the exceptions set forth in Sections 15.2(f) and  15.3).

(f)
Compliance with Laws.  Losses, including claims by government authorities, regulators or agencies or standards organizations for fines, penalties, sanctions, underpayments, interest or other remedies to the extent resulting from Supplier’s failure to comply with its obligations under Section 15.7.

(g)	Taxes, together with interest and penalties, that are the responsibility of Supplier under Section 11.4 or result from Supplier’s failure to comply with its obligations under Section 11.4.
(h)
Shared Facility Services.  Services, products or systems provided by Supplier to a third party from any shared Supplier facility or using any shared Supplier resources and not constituting Services provided to an Eligible Recipient pursuant to this Agreement or a Subscription Agreement or Statement of Work (unless such claim results solely from the intentional wrongful acts or omissions of Allianz or the Eligible Recipients).

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(i)
Affiliate, Subcontractor or Assignee Claims.  Any claim, other than an indemnification claim under this Agreement, initiated by (i) a Supplier Affiliate or Subcontractor asserting rights under this Agreement or a Subscription Agreement or Statement of Work or (ii) any entity to which Supplier assigned, transferred, pledged, hypothecated or otherwise encumbered its rights to receive payments from Allianz under this Agreement or a Subscription Agreement, Service Description or Statement of Work.

(j)
Employment Claims.  Any claim relating to any: (i) violation by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws related to alien individual work authorizations and requirements, (ii) violation by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic; (iii) liability arising or resulting from the employment of Supplier Personnel by Supplier, Supplier Affiliates or Subcontractors (including liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel); (iv) payment or failure to pay any salary, wages, pensions, benefits or other compensation due and owing to any Supplier Personnel, or (v) other aspects of the employment relationship of Supplier Personnel with Supplier, Supplier Affiliates or Subcontractors or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of co-employment or joint employment, except, in each case, to the extent resulting from the wrongful actions of AZL, the Eligible Recipients, or Third Party Contractors or the failure of Allianz, the Eligible Recipients, or Third Party Contractors to comply with Allianz’s responsibilities under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work.

17.2	Indemnity by Allianz.

Allianz agrees to indemnify, defend and hold harmless Supplier and its Affiliates and their officers, directors, employees, agents, representatives, successors, and assigns (“Supplier Indemnified Parties”), from any Losses incurred by Supplier Indemnified Parties due to third party claims (whether actually asserted in a formal proceeding or the subject of written notice from the claimant or the claimant’s representative) arising from or in connection with any of the following:

(a)	Representations, Warranties and Covenants. Allianz breach of any of the representations, warranties and covenants set forth herein.
(b)
Assigned Contracts.  Allianz’s failure to observe or perform any duties or obligations to be observed or performed prior to the date agreed upon by the Partiers on which such assignment is to be effective  by Allianz under any Third Party Software licenses, Equipment leases or Third Party Contracts assigned to Supplier by Allianz pursuant to a Subscription Agreement, Service Description or Statement of Work

(c)
Licenses, Leases or Contracts. Allianz’s failure to observe or perform any duties or obligations to be observed or performed by Allianz under any of the applicable Third Party Software licenses, Equipment leases or Third Party Contracts to the extent Allianz is financially or operationally responsible under this Agreement or a Subscription Agreement, Service Description or Statement of Work and such licenses. Leases or contracts are provided or used by Supplier in connection with or for purpose of the Services.

(d)	Supplier’s Confidential Information. Allianz breach of its obligations with respect to Supplier’s Confidential Information.
(e)
Infringement.  Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, trademark, copyright or other proprietary rights or in contravention of Allianz’s representations, warranties and covenants in Section 15.3 (subject to the exceptions set forth in Section 15.3).

(f)	Taxes. Taxes, together with interest and penalties that are the responsibility of Allianz under Section 11.4.
(g)
Allianz Affiliate, Eligible Recipient or Third Party Contractor Claims.  Any claim, other than an indemnification claim or insurance claim under this Agreement, initiated by an AZL Affiliate, an Eligible Recipient (other than AZL)

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or an Allianz Third Party Contractor asserting rights under this Agreement or a Subscription Agreement, Service Description or Statement of Work.
(h)
Compliance with Laws.  Losses, including claims by government authorities, regulators or agencies or standards organizations for fines, penalties, sanctions, underpayments, interest or other remedies to the extent resulting from Allianz’s failure to comply with its obligations under Section 15.7.

(i)
Employment Claims.  Any claim relating to (i) any violation by Allianz or an Eligible Recipient or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic, or (ii) the termination by Allianz or an Eligible Recipient of Allianz Personnel displaced by the outsourcing of services, functions or responsibilities under a Subscription Agreement, Service Description or Statement of Work (including claims for wrongful discharge or breach of express or implied employment contract, but excluding claims relating to Supplier’s consideration, interviewing or failure to hire such Allianz Personnel in conjunction with a Supplier selection process), except, in each case, to the extent resulting from the wrongful actions of the Supplier or its Affiliates or Subcontractors or their failure to comply with Supplier's responsibilities under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work.

17.3	Additional Indemnities.

Supplier and Allianz each agree to indemnify, defend and hold harmless the other, and the Eligible Recipients and their respective Affiliates, officers, directors, employees, agents, representatives, successors, and assigns, from any and all Losses to the extent they arise from or in connection with any of the following: (a) the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the negligence or other tortious conduct of the Indemnitor or the failure of the Indemnitor to comply with its obligations under this Agreement; and (b) the damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of the Indemnitor or the failure of the Indemnitor to comply with its obligations under this Agreement.

17.4	Infringement.
Except as provided in Subsections (i) through (vi) of Section 15.3(a), in the event that (1) any Materials, Equipment, Software, or Services provided by Supplier or its Affiliates or Subcontractors pursuant to this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work or used by them in the performance of the Services are found, or are likely to be found, to infringe upon the patent, copyright, trademark, trade secrets, intellectual property or proprietary rights of any third party in any country in which Services are to be performed or received under this Agreement, or (2) the continued use of such Materials, Equipment, Software or Services is enjoined, Supplier shall, in addition to any obligation to defend, indemnify and hold harmless Allianz as provided in Section 17.1(e) and to the other rights Allianz may have under this Agreement, promptly and at its own cost and expense, and in such a manner as to minimize the disturbance to Allianz and the Eligible Recipients, do one of the following:
(a)	Obtain Rights. Obtain for Allianz and the Eligible Recipients the right to continue using such Materials, Equipment, Software or Services.
(b)
Modification.  Modify the item(s) in question so that it is no longer infringing (provided that such modification does not degrade the performance or quality of the Services, change the functionality thereof, or adversely affect Allianz’s and the Eligible Recipients’ intended use as contemplated by this Agreement).

(c)	Replacement. Replace such item(s) with a non-infringing functional equivalent acceptable to Allianz.
(d)
Discontinued Use.  If, despite Supplier using reasonable efforts, the Parties determine that alternatives (a) – (c) above are not feasible, Supplier may discontinue its use of such infringing or potentially infringing Materials, Equipment or Services.  However, this shall not limit or expand Allianz’s rights or Supplier’s obligations under the Agreement.  Nor shall this excuse any breach by Supplier of its obligation to provide the Services and to do so in a non-infringing manner.

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17.5	Indemnification Procedures.

With respect to non-Party claims which are subject to indemnification under this Agreement (other than as provided in Section 17.6 with respect to claims covered by Section 17.1(f) and Section 17.2(h)), the following procedures shall apply:

(a)
Notice.  Promptly after receipt by any person or entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee shall notify the Indemnitor of such claim.  No delay or failure to so notify an Indemnitor shall relieve it of its obligations under this Agreement except to the extent that such Indemnitor has suffered actual prejudice by such delay or failure.  Within fifteen (15) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the Indemnitor shall notify the indemnitee that the Indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b)
Procedure Following Notice of Election.  If the Indemnitor delivers a Notice of Election within the required notice period, the Indemnitor shall assume sole control over the defense and settlement of the claim; provided, however, that (i) the Indemnitor shall keep the indemnitee reasonably apprised at all times as to the status of the defense, and (ii) the Indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim imposing financial or non-financial obligations or restrictions on the indemnitee, affecting the indemnitee’s reputation, or constituting an admission of guilt or wrongdoing by the indemnitee or ceasing to defend against such claim.  The Indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that  (i) the indemnitee shall be entitled to employ counsel at its own expense to participate in the handling of the claim, and (ii) the Indemnitor shall pay the fees and expenses associated with such counsel if there is a conflict of interest with respect to such claim which is not otherwise resolved or if the Indemnitor has requested the assistance of the indemnitee in the defense of the claim or the Indemnitor has failed to defend the claim diligently and the indemnitee is prejudiced or likely to be prejudiced by such failure.  The indemnitee will provide any assistance reasonably requested by the Indemnitor, at the inseminator’s cost and expense. The Indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim to the extent (x) the Indemnitor has delivered a timely Notice of Election and such amount was agreed to without the written consent of the Indemnitor, (y) the indemnitee has not provided the Indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or (z) the time period within which to deliver a Notice of Election has not yet expired.

(c)
Procedure Where No Notice of Election Is Delivered.  If the Indemnitor does not deliver a Notice of Election relating to any claim for which it is obligated to indemnify the other Party hereunder within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate.  The Indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses incurred by the indemnitee, including reasonable attorneys’ and other legal fees, cost and expenses.

17.6	Indemnification Procedures – Governmental Claims.
With respect to claims covered by Section 17.1(f) and Section 17.2(h), the following procedures shall apply:
(a)
Notice.  Promptly after receipt of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 17.1(f) or 17.2(h), the Party receiving such notice shall notify the other Party of such claim.  No delay or failure to so notify the other Party shall relieve the other Party of its obligations under this Agreement except to the extent that the other Party has suffered actual prejudice by such delay or failure.

(b)
Procedure for Defense.  Each Party shall be entitled, at its option, to have the claim handled pursuant to Section 17.5 or to retain sole control over the defense and settlement of such claim; provided that, in the latter case, each Party shall (i) consult with the other Party on a regular basis regarding claim processing (including actual and anticipated costs and expenses) and litigation strategy, (ii) reasonably consider any Supplier settlement proposals or suggestions of the other Party, and (iii) obtain the prior written approval of such other Party before entering into any settlement of such

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claim involving the payment of moneys for which such other Party will ultimately be financially responsible under Section 17.1(f) or 17.2(h).
17.7	Subrogation.

Except as otherwise provided in Section 16.1 or 16.2, in the event that an Indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the Indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

18 LIABILITY
18.1	General Intent.

Subject to the specific provisions and limitations of this Article 18, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Agreement.

18.2	Force Majeure.
(a)
General.  Subject to Section 18.2(d), no Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God; wars, terrorist acts, site-specific terrorist threats, riots, civil disorders, rebellions or revolutions; strikes, lockouts or labor disputes; or any other similar cause beyond the reasonable control of such Party; except to the extent that the non-performing Party is at fault in failing to prevent or causing such default or delay, and provided that such default or delay cannot reasonably be circumvented by the non-performing Party through the use of commercially reasonable alternate sources, workaround plans or other means.  A strike, lockout or labor dispute involving Supplier Personnel shall not excuse Supplier from its obligations hereunder.  In addition, the refusal of a Supplier Personnel to enter a facility that is the subject of a labor dispute shall excuse Supplier from its obligations hereunder only if and to the extent such refusal is based upon a reasonable fear of physical harm.

(b)
Duration and Notification.  In the event of a force majeure event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay.  Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances of the force majeure event, the steps being taken to address such force majeure event, and the expected duration of such force majeure event.

(c)
Substitute Services.  If any event described in Section 18.2(a) has substantially prevented, hindered or delayed or is reasonably expected to substantially prevent, hinder or delay the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Allianz or Eligible Recipient functions for longer than the recovery period specified in the applicable disaster recovery plan, or if there is no such recovery period, forty-eight (48) hours, Supplier shall, unless and until otherwise directed by Allianz, procure such Services from an alternate source at Supplier’s expense for so long as the delay in performance shall continue, but in no event longer than the earlier to occur of (a) sixty (60) days from the start of such delay, (b) the remaining Term, or (c) the date Supplier recommences the affected Services, and in each case provided further that Allianz continues to pay Supplier for such Charges up to the Charges actually paid to Supplier for the Services with respect to the period of non-performance.  If Supplier is unable to procure such substitute services on an expedited basis or Allianz elects to contract directly for such services, Allianz may procure such Services from an alternate source at Allianz’s expense.  Supplier shall not have the right to additional payments or increased usage charges as a result of any force majeure occurrence affecting Supplier’s ability to perform.

(d)
Termination.  If any event described in Section 18.2(a) substantially prevents, hinders or delays the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Allianz functions (i) for

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more than five (5) days, Allianz, at its option, may terminate all or any portion of any Functional Service Area or Subscription Agreement, Service Description or Statement of Work so affected, or (ii) for more than ten (10) days, Allianz, at its option, may terminate this Agreement and all Subscription Agreements, Service Descriptions and Statements of Work in whole or part without payment of Termination Charges. If Allianz elects to terminate pursuant to the preceding sentence, Allianz shall pay: (i) with respect to Functional Service Areas, Subscription Agreements, Service Descriptions or Statements of Work impacted in the above described manner by such force majeure event, no Termination Charge, and (ii) with respect to Functional Service Areas, Subscription Agreements, Services Descriptions or Statements of Work for non-Project Services not impacted by such force majeure event, a Termination Charge equal to fifty percent (50%) of the Termination Charge it would have been obligated to pay under Attachment 4-F if it had terminated for convenience under Section 20.2.  If, in either event, Allianz elects to terminate less than all Services, the Charges shall be equitably adjusted, in accordance with the pricing methodology set forth in Schedule 4 or the applicable Subscription Agreement, Service Description or Statement of Work to reflect such partial termination.
(e)
Disaster Recovery Services.  Upon the occurrence of a force majeure event that constitutes a disaster under the applicable disaster recovery/business continuity plan, Supplier shall implement promptly, as appropriate, such disaster recovery/business continuity plan and provide disaster recovery and business continuity services as described in such plan and in Schedule 2, Attachment 2-E and the applicable Subscription Agreements, Service Description or Statements of Work.  The occurrence of a force majeure event shall not relieve Supplier of its obligation to implement the applicable disaster recovery/business continuity plan and provide disaster recovery and business continuity services except to the extent a force majeure event impacts Supplier’s ability to implement such plan and provide such Services.

(f)
Payment Obligation.  If Supplier fails to provide Services in accordance with this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work due to the occurrence of a force majeure event, all amounts payable to Supplier hereunder shall be equitably adjusted in a manner such that Allianz is not required to pay any amounts for Services that it is not receiving whether from Supplier or from an alternate source at Supplier’s expense pursuant to Section 18.2(c).

(g)
Allocation of Resources.  Without limiting Supplier’s obligations under this Agreement or a Subscription Agreement, Service Description or Statement of Work, whenever a force majeure event or disaster causes Supplier to allocate limited resources between or among Supplier’s customers and Affiliates, Allianz and the Eligible Recipients shall receive at least the same treatment as comparable Supplier customers.  In no event will Supplier re-deploy or re-assign any Key Supplier Personnel to another customer or account in the event of the occurrence of a force majeure event.

18.3	Limitation of Liability.
(a)
Exclusions from Limitations.  EXCEPT AS PROVIDED IN THIS SECTION 18.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, COLLATERAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Liability Cap.  Except as provided in Section 18.3(c) below, with respect to each Statement of Work for Project Services (e.g., application development), the total aggregate liability of either Party for claims asserted by the other Party under or in connection with this Agreement or the applicable Service Description, Statement of Work or Subscription Agreement, regardless of the form of the action or the theory of recovery, shall not exceed the greater of “REDACTED”  Except as provided in Section 18.3(c) below, with respect to each Statement of Work for non-Project Services (e.g., application maintenance, business process outsourcing services), the total aggregate liability of either Party for claims asserted by the other Party under or in connection with this Agreement or the applicable Service Description, Statement of Work or Subscription Agreement, regardless of the form of the action or the theory of recovery, shall not exceed the greater “REDACTED” (bb)Separate Cap on Personal Data Claims.  Except as provided in Section 18.3(c)(i) below,  the total aggregate liability of Supplier, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for any and all claims arising out of a breach of Supplier’s obligations with respect to Personal Data or breach of any Privacy Laws (including indemnification obligations and any costs of

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remediation) , shall not exceed, in aggregate the greater of “REDACTED”. Exceptions to Limitations of Liability.  The limitations of liability set forth in Sections 18.3(a), (b) and (bb) shall not apply with respect to the following:
(i)	Damages occasioned by the fraud, willful misconduct, or gross negligence of a Party.
(ii)	Losses that are the subject of indemnification under this Agreement.
(iii)	Damages occasioned by the wrongful termination of this Agreement by Supplier.
(iv)
Damages occasioned by Supplier’s refusal to provide Services or Termination Assistance Services. For purposes of this provision, “refusal” shall mean the intentional cessation by Supplier, in a manner impermissible under this Agreement, of the performance of all or a material portion of the Services or Termination Assistance Services then required to be provided by Supplier under this Agreement or a Subscription Agreement, Service Description or Statement of Work.

(v)
 Amounts paid under Section 17.3 with respect to death or bodily injury of an agent, employee, customer, business invitee, business visitor or other person or damage, loss or destruction of real or tangible personal property.

(vi)	Liability occasioned by any breach of a Party’s representations or warranties under Section 15.4 of this Agreement.
(b)	Items Not Considered Damages. The following shall not be considered damages subject to, and shall not be counted toward the liability exclusion or cap specified in, Section 18.3(a) or (b):
(i)	Service Level Credits or Deliverable Credits assessed against Supplier pursuant to this Agreement or any Subscription Agreement, Service Description or Statement of Work.
(ii)	Amounts withheld by Allianz in accordance with this Agreement.
(iii)	Amounts paid by Allianz but subsequently recovered from Supplier due to incorrect Charges by Supplier. .
(iv)	Invoiced Charges and other amounts that are due and owing to Supplier for Services under this Agreement.
(c)
Waiver of Liability Cap.  If, at any time, the total aggregate liability of one Party for claims asserted by the other Party under or in connection with this Agreement exceeds “REDACTED” of the liability cap specified in Section 18.3(b) and, within thirty (30) days of its receipt of the request of the other Party, the Party incurring such liability refuses to waive such cap and/or increase the available cap to an amount at least equal to the original liability cap, then the other Party may terminate this Agreement, and in the case of Allianz exercising its right to terminate, Allianz may terminate this Agreement immediately without payment of any Termination Charges.

(d)
Eligible Recipient Damages.  The Parties acknowledge and agree that claims by or against any Affiliate (and in the case of AZL any Eligible Recipient) shall be exclusively made by or against AZL or Supplier, as the case may be, and shall be subject to the liability provisions set forth in this Section 18.3.

(e)
Acknowledged Direct Damages.  The following shall be considered direct damages and neither Party shall assert that they are indirect, incidental, collateral, consequential or special damages or lost profits to the extent they result from either Party’s failure to perform in accordance with this Agreement:

(i)	Costs and expenses of restoring or recreating any lost, stolen or damaged Allianz Data.
(ii)	Costs and expenses of implementing a work-around in respect of a failure to provide the Services or any part thereof.
(iii)	Costs and expenses of replacing lost, stolen or damaged Equipment, Software, and Materials.

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(iv)
Costs and expenses incurred to procure from an alternate source services necessary to complete any incomplete Services or correct any non-conforming Services, to the extent in excess of Supplier’s Charges under this Agreement.

(v)
Reasonable and actual costs and expenses incurred to bring the Services in-house or to contract to obtain the Services from an alternate source, including the costs and expenses associated with the retention of external consultants and legal counsel to assist with any re-sourcing.

(vi)
Straight time, overtime or related expenses incurred by either Party, including overhead allocations for employees, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges and similar charges incurred in connection with subsections (i)-(v) above.

(vii)
Damages incurred in connection with any failure by Supplier to administer any Allianz insurance, annuity or other customer policy in compliance with the terms of such policy or in accordance with the requirements of any applicable Laws.

(viii)
Subject to Section 15.7, damages, fines, penalties, interest or other monetary remedies imposed by any Government authority resulting from a failure by the Supplier to comply with applicable Laws for performance of the Services.

The absence of a direct damage listed in this Section 18.3(g) shall not be construed or interpreted as an agreement to exclude it as a direct damage under this Agreement.

19 DISPUTE RESOLUTION
19.1	Dispute Resolution Procedures.

Any dispute arising out of or relating to this Agreement, the Subscription Agreements, Service Descriptions or Statements of Work and/or the Services provided by Supplier pursuant thereto shall be resolved in accordance with the dispute resolution procedures set forth in Schedule 21.

19.2	Jurisdiction.

Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in state or federal courts located in Minnesota, and each Party irrevocably submits to the sole and exclusive jurisdiction of these courts in person, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party. Notwithstanding the foregoing, Allianz may seek injunctive or other equitable relief or seek to enforce an arbitration award or other judgment in any court of competent jurisdiction. Each party waives its right to a jury trial in any court action arising among the parties to this Agreement or otherwise as related to this Agreement, whether made by claim, counterclaim, third party claim or otherwise.

19.3	Continued Performance.
(a)
General.  Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided, that this provision shall not operate or be construed as extending the Term of this Agreement or a Service Description or Statement of Work Term or prohibiting or delaying a Party’s exercise of any right it may have to terminate the Term or a Service Description or Statement of Work Term as to all or any part of the Services.  For purposes of clarification, Allianz Data may not be withheld by Supplier pending the resolution of any dispute.

(b)
Non-Interruption of Services.  Supplier acknowledges and agrees that any interruption to the Service may cause irreparable harm to Allianz and/or the Eligible Recipients, in which case an adequate remedy at law may not be available.  Supplier expressly acknowledges and agrees that, pending resolution of any dispute or controversy, it shall

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(c)
not deny, withdraw, or restrict Supplier’s provision of the Services to Allianz and/or the Eligible Recipients under this Agreement, except as specifically and expressly agreed in writing by Allianz and Supplier.

19.4	Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the applicable Laws of the State of Minnesota, without giving effect to any choice-of-law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the Laws of any other jurisdiction; provided, however, the Uniform Computer Information Transactions Act whether now or hereafter enacted in the State of Minnesota (“UCITA”), shall not apply to the Agreement or any performance hereunder and the Parties expressly opt-out of the applicability of UCITA to the Agreement. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

20 TERMINATION
20.1	Termination for Cause.
(a)	By Allianz. If Supplier:
(i)	commits a material breach of its obligations with respect to Transition Services, which breach is not cured within the period specified in Section 4.2(g);
(ii)
commits a material breach of this Agreement or a Subscription Agreement, Service Description or Statement of Work, which breach is not cured within thirty (30) days after notice of the breach from AZL;

(iii)
commits a material breach of this Agreement or a Subscription Agreement, Service Description or Statement of Work which is not capable of being cured within the period specified pursuant to Section 20.1(a)(ii);

(iv)	commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement or a Subscription Agreement, Service Description or Statement of Work;
(v)
becomes liable for or incurs Service Level Credits under this Agreement or a Subscription Agreement, Service Description or Statement of Work that, in the aggregate, exceed “REDACTED” of the cumulative At Risk Amount  during any rolling “REDACTED” period; or

(vi)	fails to perform in accordance with the Minimum Service Level for the same Critical Service Level for “REDACTED” consecutive months or during “REDACTED” month period;
then Allianz may, by giving notice to Supplier, terminate the Agreement or the applicable Subscription Agreement(s), Service Description(s) or Statement of Work(s) with respect to all or any part of the Services as of a date specified in the notice of termination.  Supplier shall not be entitled to any Termination Charges in connection with such a termination for cause.  If Allianz chooses to terminate this Agreement or a Subscription Agreement, Service Description or Statement of Work in part, the Charges payable under this Agreement or the applicable Subscription Agreement, Service Description or Statement of Work will be equitably adjusted in accordance with the pricing methodology set forth in Schedule 4, to reflect such partial termination.
The Parties acknowledge and agree that, in the event of a material breach under a  Subscription Agreement, Service Description or Statement of Work, AZL shall have the right to terminate pursuant to this provision not only that Subscription Agreement, Service Description or Statement of Work, but also any other Subscription Agreements, Service Description or Statements of Work it chooses
The express acknowledgment that a certain amount of Service Level Credits or number of Service Level defaults constitutes grounds for termination under Section 20.1(a)(v) and (vi) does not imply that a lesser amount or number cannot constitute a material breach of this Agreement or a Subscription Agreement, Service Description or Statement of Work and therefore grounds for termination under other subsections, and no Party shall contend otherwise in any dispute or controversy between the Parties.

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(b)
By Supplier.  In the event that Allianz fails to pay Supplier undisputed Charges then due and owing under a Subscription Agreement, Service Description or Statement of Work by the specified due date and the total of all such overdue undisputed Charges exceeds, in the aggregate, two times the average Monthly Charges under such Subscription Agreement, Service Description or Statement of Work, then if AZL fails to cure such default within thirty (30) days of notice from Supplier of its intention to terminate for failure to make such payment, Supplier may, by notice to AZL, terminate such Subscription Agreement, Service Description or Statement of Work. Supplier acknowledges and agrees that this Section 20.1(b) describes Supplier’s sole right to terminate this Agreement or a Subscription Agreement, Service Description or Statement of Work and Supplier hereby waives any other rights it may have to terminate this Agreement or a Subscription Agreement, Service Description or Statement of Work.

20.2	Termination for Convenience.

Allianz may terminate the Service Description or Statement of Work Term with respect to all or a substantial portion (i.e., more than twenty-five percent (25%)) of the Services provided by Supplier pursuant to a Service Description or Statement of Work for Project Services (e.g., application development) by giving Supplier the notice specified in Section 9.0 of Schedule 4; provided that, if the term of the Project is less than ninety (90) days or the total number of FTEs then working on the Project is five or less, the notice period shall be reduced to ten (10) business days.  In addition, Allianz may terminate the Service Description or Statement of Work Term with respect to all Services or any Functional Service Area provided by Supplier pursuant to a Statement of Work for non-Project Services (e.g., application maintenance, business process outsourcing services) by giving Supplier notice at least ninety (90) days prior to the effective date of such termination, unless a longer notice period is specified in the applicable Statement of Work. Finally, Allianz may terminate the Term with respect to this Agreement and all Service Descriptions and Statements of Work by giving Supplier notice at least one hundred eighty (180) days prior to the effective date of such termination. If Allianz elects to terminate all or a substantial portion (i.e., more than twenty-five percent (25%)) of a Service Description or Statement of Work for Project Services on this basis, it shall pay Supplier the amount specified in Section 9.0 of Schedule 4 to the applicable Service Description or Statement of Work.  If Allianz elects to terminate a Statement of Work or Functional Service Area for non-Project Services on this basis, it shall pay shall pay Supplier a Termination Charge calculated in accordance with Attachment 4-F to the applicable Statements of Work.

20.3	Termination Upon Supplier Change of Control.

In the event of a change in Control of Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) or the Entity that Controls Supplier (if any), where such Control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) are acquired by any entity (other than a wholly owned Affiliate of Supplier, subject to Section 21.1(b)(i), as part of a corporate reorganization, and not as part of a merger or acquisition), or Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) is merged with or into another entity (other than a wholly owned Affiliate of Supplier, subject to Section 21.1(b)(i), as part of a corporate reorganization, and not as part of a merger or acquisition), to form a new entity, then at any time within six (6) months after the last to occur of such events, Allianz may at its option terminate this Agreement and any Subscription Agreements, Service Descriptions or Statements of Work by giving Supplier at least ninety (90) days prior notice and designating a date upon which such termination shall be effective; provided, however, if such change in Control of Supplier involves a Direct Allianz Competitor, Allianz may terminate the Agreement and any Service Descriptions or Statements of Work by giving Supplier at least thirty (30) days prior notice, and such Direct Allianz Competitor shall be prohibited from any contact with Allianz Data, Allianz Confidential Information and any and all other information about the Allianz account, including discussions with Supplier Personnel regarding specifics relating to the Services.  Supplier shall not be entitled to any Termination Charges in connection with a termination on this basis.

20.4	Termination Upon Allianz Merger or Acquisition.

In the event that, in a single transaction or series of transactions, Allianz acquires or is acquired by any other Entity (by stock sale, asset sale or otherwise) or merges with any other Entity, then, at any time within twelve (12) months after the last to occur of such events, Allianz may at its option terminate the Agreement and any Subscription Agreements, Service Descriptions or Statements of Work by giving Supplier at least ninety (90) days prior notice and designating a date upon which such termination shall be effective.  If Allianz elects to terminate on this basis, Allianz shall pay a Termination Charge equal to the Termination Charges it would have been obligated to pay under Attachment 4-F if it had terminated

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for convenience under Section 20.2.
20.5	Termination for Insolvency.

In the event that any Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it, (iii) passes a resolution for its voluntary liquidation, (iv) has a receiver or manager appointed over all or substantially all of its assets, (v) makes an assignment for the benefit of all or substantially all of its creditors, (vi) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations, (vii) fails or become incapable of paying its debts as they become due, or (viii) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated, then the other Party may terminate this Agreement as of a date specified in a termination notice; provided, however, that Supplier will not have the right to terminate under this Section so long as Allianz pays for the Services to be received hereunder in advance on a month-to-month basis.    If any Party elects to terminate this Agreement due to the insolvency of the other Party, such termination shall be deemed to be a termination for convenience (provided, however, that if Allianz elects to terminate on this basis, it shall not be obligated to pay any Termination Charges).

20.6	Allianz Rights Upon Supplier’s Bankruptcy.
(a)
General Rights.  In the event of Supplier’s bankruptcy or other formal procedure referenced in Section 20.5 or the filing of any petition under bankruptcy laws affecting the rights of Supplier which is not stayed or dismissed within thirty (30) days of filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, Allianz will have the immediate right to retain and take possession for safekeeping all Allianz Data, Allianz Confidential Information, Allianz licensed Third Party Software, Allianz owned Equipment, Allianz owned Materials, Allianz owned Developed Materials, and all other Software, Equipment, Systems or Materials to which Allianz and/or the Eligible Recipients are or would be entitled during the Term or upon the expiration or termination of this Agreement.  Supplier shall cooperate fully with Allianz and the Eligible Recipients and assist Allianz and the Eligible Recipients in identifying and taking possession of the items listed in the preceding sentence.  Allianz will have the right to hold such Allianz Data, Confidential Information, Software, Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to Allianz that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing.  Supplier and Allianz agree that without this material provision, Allianz would not have entered into this Agreement or provided any right to the possession or use of Allianz Data, Allianz Confidential Information, or Allianz Software covered by this Agreement.

(b)
AZL Rights in Event of Bankruptcy Rejection.  Notwithstanding any other provision of this Agreement to the contrary, in the event that Supplier becomes a debtor under the United States Bankruptcy Code (11 U.S.C. §101 et. seq. or any similar Law in any other country (the “Bankruptcy Code”)) and rejects this Agreement pursuant to Section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”), (i) any and all of the licensee and sublicensee rights of Allianz and the Eligible Recipients arising under or otherwise set forth in this Agreement, including without limitation the rights of Allianz and/or the Eligible Recipients referred to in Section 14.6, shall be deemed fully retained by and vested in Allianz and/or the Eligible Recipients as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Supplier is the debtor; (ii) Allianz shall have all of the rights afforded to non-debtor licensees and sublicensees under Section 365(n) of the Bankruptcy Code; and  (iii) to the extent any rights of Allianz and/or the Eligible Recipients under this Agreement which arise after the termination or expiration of this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by Allianz and/or the Eligible Recipients after any Bankruptcy Rejection as though this Agreement were terminated or expired.  Allianz shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of Allianz referenced in Section 14.6.

20.7	Termination for Supplier Degraded Financial Condition.
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Allianz may, in its sole discretion, terminate this Agreement without payment of Termination Charges by giving Supplier at least ninety (90) days prior notice.
20.8	Termination for Legitimate Business Reasons.
Any Subscription Agreements Service Descriptions or Statements of Work for non- Project Services (for example, application support services or business process support services), may be terminated by Allianz at any time for Legitimate Business Reasons (as defined below) by providing, 90 days prior written notice; provided that such notice of termination shall be issued no later than one (1) year after the occurrence of the applicable Legitimate Business Reason.  Legitimate Business Reasons means changes in law or regulations or involvement of Allianz or an Eligible Recipient in litigation, in either case related to the Services, such that it is, in Allianz's reasonable opinion, no longer in Allianz's best business interests to continue to utilize Supplier's Services.  If Allianz elects to terminate on this basis, Allianz shall pay a Termination Charge equal to fifty percent (50%) of the Termination Charges it would have been obligated to pay under Attachment 4-F if it had terminated for convenience under Section 20.2.
21 GENERAL
21.1	Binding Nature, Assignment.
(a)	Binding Nature. This Agreement will be binding on the Parties and their respective successors and permitted assigns.
(b)	Assignment. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, except in the following circumstances:
(i)
Either Party may assign its rights or obligations under this Agreement, without the approval of the other Party, to an Affiliate which expressly assumes such Party’s obligations and responsibilities hereunder, provided that the assigning Party remains fully liable for and is not relieved from the full performance of its obligations under this Agreement (any Party assigning its rights or obligations to an Affiliate in accordance with this Agreement shall, within one (1) business day after such assignment, provide notice thereof to the other Party together with a copy of any relevant provisions of the assignment document); and

(ii)
AZL may assign its rights and obligations under this Agreement and any AZL Affiliate executing a Subscription Agreement may assign its rights and obligations under the applicable Subscription Agreement without the approval of Supplier to an Entity acquiring, directly or indirectly, Control of Allianz, an Entity into which Allianz is merged, or an Entity acquiring all or substantially all of Allianz’s assets, provided the acquirer or surviving Entity agrees in writing to be bound by the terms and conditions of this Agreement or the applicable Subscription Agreement.

(c)	Impermissible Assignment. Any attempted assignment that does not comply with the terms of this Section shall be null and void.
21.2	Entire Agreement; Amendment.

This Agreement, including any Schedules and attachments referred to herein and attached hereto, as well as any Service Descriptions or Statements of Work entered into from time to time, all of which are incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof.  There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein.  This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement.  No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.

21.3	Notices.
(a)
  Primary Notices.  Any notice, notification, request, demand or determination provided by a Party pursuant to the this Agreement shall be in writing and shall be delivered in hard copy using one of the following methods and shall be

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deemed delivered upon receipt:  (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid.  Unless otherwise notified, the foregoing notices shall be delivered as follows:
In the case of AZL: In the case of Supplier:
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Golden Valley, MN 55416

Attention: Chief Information Officer Attention:

With a copy to: With a copy to:
Allianz Life Insurance Company of North America
Golden Hills Drive
Golden Valley, MN 55416
Attention: General Counsel Attention:

(b)
  Other Notices.  All notices, notifications, requests, demands or determinations required or provided pursuant to this Agreement, other than those specified in Section 21.3(a), shall be in writing, but may be sent in hard copy in the manner specified in Section 21.3(a), or by e-mail transmission (where receipt is acknowledged by the recipient) to the addresses set forth below:

In the case of AZL:	In the case of Supplier:
Allianz Life Insurance Company of North America
Golden Hills Drive
Golden Valley, MN 55416

Attention: Vendor Management Attention:
E-mail Address: E-mail Address:
     ITS_Vendor_Management@allianzlife.com

(c)
 Service of Process.  Notwithstanding the above, for the purpose of service of legal process and receipt of notice or pleadings in judicial proceedings before the federal or state courts of Minnesota, as selected by the Parties under Section 19.2, both Parties to this Agreement irrevocably appoint the company below as their agent for service of process and receipt of such notice or notification, and further elect domicile at the address of said company in Minnesota, as follows:

In the case of AZL: In the case of Supplier:
Allianz Life Insurance Company of North America
Golden Hills Drive
Golden Valley, MN 55416

Attention: General Counsel Attention:

With a copy to: With a copy to:
Allianz Life Insurance Company of North America
Golden Hills Drive
Golden Valley, MN 55416 Attention:

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(d)
Notice of Change.  A Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it shall become effective.

21.4	Counterparts, Headings, Language.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.  The Article and Section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.  All Schedules, Attachments, Subscription Agreements, Service Descriptions, Statements of Work, documents, materials, deliverable items, notices and communications of any kind between the Parties and their representatives relating to this Agreement shall be made in the English language.

21.5	Relationship of Parties.

Supplier, in furnishing services to Allianz and the Eligible Recipients hereunder, is acting as an independent contractor, and Supplier has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier or Supplier Personnel under this Agreement.  The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose.  Except as expressly provided in this Agreement, Supplier is not an agent of Allianz or the Eligible Recipients and has no right, power or authority, expressly or impliedly, to represent or bind Allianz or the Eligible Recipients as to any matters.

21.6	Severability.

In the event that any provision of this Agreement conflicts with applicable Law or is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by applicable Law.

21.7	Consents and Approval.

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld.  An approval or consent given by a Party under this Agreement shall not relieve the other Party of responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent expressly provided in such approval or consent.

21.8	Waiver of Default; Cumulative Remedies.
(a)
Waiver of Default.  A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof.  A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.  All waivers must be in writing and signed by the Party waiving its rights.

(b)
Cumulative Remedies.  All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. The election by a Party of any remedy provided for in this Agreement or otherwise available to such Party shall not preclude such Party from pursuing any other remedies available to such Party at law, in equity,  by contract or otherwise.

21.9	Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.  Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.

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21.10	Publicity.

Neither Party shall use the other Party’s names, logos, service marks, trade names or trademarks or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional, advertising or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release.  The Parties shall not make any public statements about this Agreement, the Services or its relationship with the other Party (or, in the case of Supplier, the Eligible Recipients) without the other Party’s prior approval.  Notwithstanding the foregoing, Supplier may include the name of Allianz on a list of other Supplier customers in its business proposals and communications to its other customers.

21.11	Third Party Beneficiaries.

Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, Allianz and Supplier.  This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

21.12	Covenant Against Pledging.

Supplier agrees that, without the prior written consent of Allianz, it shall not assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from Allianz under this Agreement for any reason whatsoever.  To the extent Allianz permits Supplier to assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from Allianz under this Agreement, Supplier shall continue to be Allianz’s sole point of contact with respect to this Agreement, including with respect to payment.  The person or Entity to which such rights are assigned, transferred, pledged, hypothecated or otherwise encumbered shall not be considered a third party beneficiary under this Agreement and shall not have any rights or causes of action against Allianz.

21.13	Order of Precedence.
In the event of a conflict:
(a)	the terms of this Agreement shall govern the terms of the Schedules and Attachments to this Agreement;
(b)
the terms of this Agreement including the Schedules and Attachments to the Agreement, shall govern the terms of a Subscription Agreement, Service Description or Statement of Work, including the Schedules and any Attachments to the Subscription Agreement, Service Description or Statement of Work, unless an individual Subscription Agreement, Services Description or Statement of Work expressly and specifically modifies or excludes any such terms; and

(c)
the terms of each Subscription Agreement, Service Description or Statement of Work shall govern the terms of the Schedules and any Attachments to the Subscription Agreement, Service Description or Statement of Work.

21.14	Non Solicitation
Supplier and Allianz each agree that during the term a Supplier personnel or Allianz employee is associated with the Services hereunder and for a period of one year after such person ceases to be so associated, neither Supplier nor Allianz shall, directly or indirectly, solicit for hire or knowingly hire or retain the personnel of the other party as an employee or independent contractor or through a third party Supplier or service provider of the Allianz, except with prior written consent of the other party.  The forgoing restriction shall not apply to the employment of any person who responds to any general recruitment advertisement by a party in the normal course of business, without specifically targeting or approaching the personnel of the other party.

21.15	Liens.

Supplier shall not file, or by its action or inaction permit, any mechanic’s or materialman’s liens to be filed on or against property or realty of Allianz or any Eligible Recipient.  In the event that any such liens arise as a result of Supplier’s action

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or inaction, Supplier shall obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole cost and expense within ten (10) business days.
21.16	Covenant of Cooperation and Good Faith.
Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.
21.17	Acknowledgment, Further Assurances.

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.  Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.
Allianz Life Insurance Company of North America Tata Consultancy Services Limited
By: __/s/ Walter R. White________________________  By: _/s/ Surya Kant_____________________________
Title: _President and Chief Executive Officer Title: _President of NA, UK, and Europe_________
Date:11/4/19  Date:_11/6/19_________________________________

Allianz Life Insurance Company of North America
By: _/s/ William E. Gaumond______________________
Title: _SVP, Chief Financial Officer________________
Date:11/5/19

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1INTRODUCTION	1
1.1Framework Approach.	1
1.2Definitions.	1
1.3Other Terms	1
2CONTRACT DOCUMENTS	2
2.1Associated Contract Documents.	2
3TERM	3
3.1Initial Term, Extension	3
3.2Service Description and Statement of Work Term.	3
4SERVICES	3
4.1Overview.	3
4.2Transition Services.	5
4.3Termination Assistance Services.	7
4.4New Services.	11
4.5Billable Projects.	12
4.6Non-Billable Projects.	13
4.7Right to In-Source or Use of Third Parties; Cooperation.	13
4.8Service Descriptions and Statements of Work.	14
4.9Subscription Agreements.	15
5REQUIRED CONSENTS.	16
5.1Administrative Responsibility.	16
5.2Financial Responsibility.	16
5.3Contingent Arrangements.	16
5.4Termination.	17
6FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES	17
6.1Service Facilities.	17
6.2Allianz Facilities.	18
6.3Supplier Facilities.	19
6.4Software, Equipment and Third Party Contracts.	18
6.5Managed Third Parties.	20
6.6Notice of Defaults.	20

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6.7Assignment of Licenses, Leases and Third Party Contracts.	21
7SERVICE LEVELS	22
7.1General.	22
7.2Service Level Credits and Deliverable Credits.	22
7.3Problem Analysis.	23
7.4Continuous Improvement Reviews.	23
7.5Measurement and Monitoring; Performance Data.	23
7.6Satisfaction Surveys.	23
7.7Notice of Adverse Impact.	24
8SUPPLIER PERSONNEL	24
8.1Key Supplier Personnel.	24
8.2Supplier Account Manager.	25
8.3Supplier Personnel Are Not Allianz Employees.	25
8.4Replacement, Qualifications, and Retention of Supplier Personnel.	26
8.5Restrictions on Changes in Supplier Staffing/Facilities.	27
8.6Conduct of Supplier Personnel.	27
8.7Substance Abuse.	27
8.8Transitioned Employees.	28
9SUPPLIER RESPONSIBILITIES	29
9.1Intentionally Omitted	29
9.2Reports.	29
9.3Governance Model; Meetings.	29
9.4Quality Assurance and Internal Controls.	29
9.5Allianz Standards.	31
9.6Change Control.	32
9.7Software Currency.	33
9.8Maintenance.	33
9.9Efficiency and Cost Effectiveness.	34
9.10Malicious Code.	34
9.11Access to Specialized Supplier Skills and Resources.	35
9.12Audit Rights.	35
9.13Subcontractors.	38

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9.14Technology and Business Process Evolution.	38
9.15Network Configuration Data.	40
10ALLIANZ RESPONSIBILITIES	40
10.1Responsibilities.	40
10.2Savings Clause.	41
11CHARGES	42
11.1General.	42
11.2Pass-Through Expenses.	43
11.3Procurement.	43
11.4Taxes.	45
11.5Extraordinary Events.	47
11.6Refundable Items.	48
11.7Allianz Benchmarking Reviews.	48
12INVOICING AND PAYMENT	49
12.1Invoicing.	49
12.2Payment Due.	50
12.3Set Off.	50
12.4Disputed Charges.	51
13ALLIANZ DATA AND OTHER CONFIDENTIAL INFORMATION	51
13.1Confidential Information.	51
13.2Allianz Data.	54
13.3Personal Data.	56
13.4Customer Information	57
13.5File Access.	58
13.6Allianz Data -- Correction and Restoration.	58
13.7Survival	59
14OWNERSHIP OF MATERIALS	59
14.1Allianz Owned Materials.	59
14.2Developed Materials.	60
14.3Supplier Owned Materials.	61
14.4Other Materials.	63

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14.5General Rights.		63
14.6Allianz Rights Upon Expiration or Termination of Agreement or Subscription Agreements or Statements of Work.	64
15REPRESENTATIONS, WARRANTIES AND COVENANTS	66
15.1Work Standards.	66
15.2Software.	66
15.3Non-Infringement.	67
15.4Authorization.	68
15.5Inducements; Allianz Code of Conduct.	68
15.6Disabling Code.	68
15.7Compliance with Laws.	69
15.8Interoperability; Currency.	71
15.9Disclaimer.	71
16INSURANCE AND RISK OF LOSS	71
16.1Insurance.	71
16.2Risk of Loss.	71
17INDEMNITIES	72
17.1Indemnity by Supplier.	72
17.2Indemnity by Allianz.	73
17.3Additional Indemnities.	74
17.4Infringement.	74
17.5Indemnification Procedures.	75
17.6Indemnification Procedures – Governmental Claims.	75
17.7Subrogation.	76
18LIABILITY	76
18.1General Intent.	76
18.2Force Majeure.	76
18.3Limitation of Liability.	77
19DISPUTE RESOLUTION	80
19.1Dispute Resolution Procedures.	80
19.2Jurisdiction.	80
19.3Continued Performance.	80

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19.4Governing Law.	80
20TERMINATION	81
20.1Termination for Cause.	81
20.2Termination for Convenience.	82
20.3Termination Upon Supplier Change of Control.	82
20.4Termination Upon Allianz Merger or Acquisition.	83
20.5Termination for Insolvency.	83
20.6Allianz Rights Upon Supplier’s Bankruptcy.	83
20.7Termination for Supplier Degraded Financial Condition.	84
20.8Termination for Legitimate Business Reasons.	84
21GENERAL	84
21.1Binding Nature, Assignment.	84
21.2Entire Agreement; Amendment.	85
21.3Notices.	85
21.4Counterparts, Headings., Language	86
21.5Relationship of Parties.	87
21.6Severability.	87
21.7Consents and Approval.	87
21.8Waiver of Default; Cumulative Remedies.	87
21.9Survival.	87
21.10Publicity.	87
21.11Third Party Beneficiaries.	88
21.12Covenant Against Pledging.	88
21.13Order of Precedence.	88
21.14Intentionally Omitted.	88
21.15Liens.	89
21.16Covenant of Cooperation and Good Faith.	89
21.17Acknowledgment, Further Assurances.	89

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